4895-2729-0691 12312273 EXECUTION VERSION LOAN AGREEMENT Dated as of January 20, 2023 Among 47TH STREET PHOENIX AIRPORT LLC, CHPH HOLDING, LLC, and 44TH AND MCDOWELL HOLDING, LLC, as Borrower and TRIMONT REAL ESTATE ADVISORS, LLC, as Agent for BP HOLDINGS SIGMA LLC, as Lender

4895-2729-0691 i 12312273 TABLE OF CONTENTS ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION ........................................... 1 Section 1.1 Definitions ................................................................................................. 1 Section 1.2 Principles of Construction ....................................................................... 37 ARTICLE 2. GENERAL TERMS ................................................................................................ 38 Section 2.1 The Loan .................................................................................................. 38 Section 2.2 Disbursement to Borrower ....................................................................... 38 Section 2.3 The Note and the other Loan Documents ................................................ 38 Section 2.4 Use of Proceeds ....................................................................................... 38 Section 2.5 Interest Rate ............................................................................................. 38 Section 2.6 Loan Payments ......................................................................................... 43 Section 2.7 Prepayments ............................................................................................. 44 Section 2.8 Taxes ........................................................................................................ 46 Section 2.9 Non-Confidentiality of Tax Treatment .................................................... 52 Section 2.10 Extension of Maturity Date ..................................................................... 52 Section 2.11 Partial Release ......................................................................................... 53 Section 2.12 Protective Advances ................................................................................ 54 Section 2.13 Title Insurance Policies ............................................................................ 54 Section 2.14 Agent’s Fees ............................................................................................ 55 ARTICLE 3. RESTRICTED ACCOUNT AND CASH MANAGEMENT AGREEMENT ....... 55 Section 3.1 Cash Management Agreement ................................................................. 55 Section 3.2 [Intentionally Omitted] ............................................................................ 55 Section 3.3 Deposits into Restricted Account ............................................................ 55 Section 3.4 Termination of Cash Management Agreement and Return of Funds........................................................................................................ 57 Section 3.5 Allocations and Disbursements ............................................................... 57 Section 3.6 Power of Attorney .................................................................................... 58 Section 3.7 Rights on Default ..................................................................................... 59 ARTICLE 4. RESERVE FUNDS ................................................................................................. 59 Section 4.1 [Intentionally Omitted] ............................................................................ 59 Section 4.2 FF&E Reserve Funds ............................................................................... 59 Section 4.3 Debt Service Reserve Fund ..................................................................... 61 Section 4.4 [Intentionally Omitted] ............................................................................ 62 Section 4.5 PIP Reserve Funds ................................................................................... 62 Section 4.6 [Intentionally Omitted] ............................................................................ 64 Section 4.7 Tax and Insurance Reserve Funds ........................................................... 64 Section 4.8 The Accounts Generally .......................................................................... 66 ARTICLE 5. REPRESENTATIONS AND WARRANTIES ....................................................... 68 Section 5.1 Legal Status and Authority; Compliance with Law ................................ 68 Section 5.2 Validity of Documents ............................................................................. 68 Section 5.3 Litigation .................................................................................................. 70 Section 5.4 Agreements .............................................................................................. 70

Section 5.5	Financial Condition	70
Section 5.6	Disclosure	71
Section 5.7	No Plan Assets	71
Section 5.8	Not a Foreign Person	71
Section 5.9	Business Purposes	71
Section 5.10	Borrower Information	71
Section 5.11	Status of Property	71
Section 5.12	Financial Information	73
Section 5.13	Condemnation	73
Section 5.14	Separate Lots	74
Section 5.15	Insurance	74
Section 5.16	Use of Property	74
Section 5.17	Leases	74
Section 5.18	Filing and Recording Taxes	74
Section 5.19	Management Agreement and Liquor Licenses	74
Section 5.20	Illegal Activity/Forfeiture	74
Section 5.21	Taxes	75
Section 5.22	Permitted Encumbrances	75
Section 5.23	Material Agreements	75
Section 5.24	Non-Consolidation Opinion Assumptions	75
Section 5.25	Federal Reserve Regulations	75
Section 5.26	Investment Company Act	76
Section 5.27	Fraudulent Conveyance	76
Section 5.28	Sanctioned Targets	76
Section 5.29	Money Laundering Control Act	77
Section 5.30	Bank Holding Company	77
Section 5.31	REA Representations	78
Section 5.32	No Change in Facts or Circumstances	78
Section 5.33	Perfection of Accounts	78
Section 5.34	Interest Rate Protection Agreement	78
Section 5.35	Hotel Matters	78
Section 5.36	Personal Property	80
Section 5.37	Guarantor and Sponsor Representations	80
Section 5.38	CFIUS	80
Section 5.39	Close Affiliate Contracts	80
Section 5.40	Ground Lease	80
Section 5.41	Key Money	81
ARTICLE 6. ENTITY COVENANTS		81
Section 6.1	Single Purpose Entity/Separateness	81
Section 6.2	Independent Director	85
Section 6.3	Change of Name, Identity or Structure	87
Section 6.4	Business and Operations	87
ARTICLE 7. BORROWER COVENANTS		87
Section 7.1	Existence	87
Section 7.2	Applicable Law	88

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4895-2729-0691 iii 12312273 Section 7.3 Maintenance and Use of Property ............................................................ 88 Section 7.4 Waste ....................................................................................................... 89 Section 7.5 Taxes and Other Charges ......................................................................... 89 Section 7.6 Litigation .................................................................................................. 90 Section 7.7 Access to Property ................................................................................... 90 Section 7.8 Notice of Default ..................................................................................... 90 Section 7.9 Cooperate in Legal Proceedings .............................................................. 90 Section 7.10 Performance by Borrower and Pledgor ................................................... 90 Section 7.11 Awards ..................................................................................................... 90 Section 7.12 Books and Records .................................................................................. 90 Section 7.13 Estoppel Certificates ................................................................................ 93 Section 7.14 Leases and Rents ...................................................................................... 94 Section 7.15 Management Agreement .......................................................................... 95 Section 7.16 Payment for Labor and Materials ............................................................ 97 Section 7.17 Performance of Other Agreements .......................................................... 98 Section 7.18 Debt Cancellation .................................................................................... 98 Section 7.19 ERISA ...................................................................................................... 98 Section 7.20 No Joint Assessment ................................................................................ 99 Section 7.21 Alterations; New Improvements .............................................................. 99 Section 7.22 REA Covenants ..................................................................................... 100 Section 7.23 Material Agreements ............................................................................. 100 Section 7.24 Interest Rate Protection Agreement ....................................................... 101 Section 7.25 Certain Additional Rights of Agent (VCOC) ........................................ 102 Section 7.26 Source of Repayment and Collateral ..................................................... 103 Section 7.27 CFIUS .................................................................................................... 103 Section 7.28 PACE Loans .......................................................................................... 103 Section 7.29 Franchise Agreement Covenants ........................................................... 103 Section 7.30 Licenses; Intellectual Property .............................................................. 107 Section 7.31 Existing Violations ................................................................................ 107 Section 7.32 TCO/PCO .............................................................................................. 107 Section 7.33 Ground Lease ......................................................................................... 108 Section 7.34 Immediate Repairs ................................................................................. 109 ARTICLE 8. NO SALE OR ENCUMBRANCE ........................................................................ 110 Section 8.1 Transfer Definitions ............................................................................... 110 Section 8.2 No Sale/Encumbrance ........................................................................... 110 Section 8.3 Permitted Equity Transfers .................................................................... 111 Section 8.4 [Intentionally Omitted] .......................................................................... 112 Section 8.5 Lender’s and Agent’s Rights ................................................................. 112 ARTICLE 9. INSURANCE; CASUALTY; CONDEMNATION; RESTORATION ................ 113 Section 9.1 Insurance ................................................................................................ 113 Section 9.2 Casualty ................................................................................................. 119 Section 9.3 Condemnation ........................................................................................ 119 Section 9.4 Restoration ............................................................................................. 119 ARTICLE 10. EVENTS OF DEFAULT; REMEDIES .............................................................. 124

4895-2729-0691 iv 12312273 Section 10.1 Event of Default ..................................................................................... 124 Section 10.2 Remedies ................................................................................................ 128 Section 10.3 Cross-Collateralization; Cross-Default .................................................. 130 ARTICLE 11. INDEMNIFICATIONS ...................................................................................... 131 Section 11.1 General Indemnification ........................................................................ 131 Section 11.2 Mortgage and Intangible Tax and Transfer Tax Indemnification ......... 131 Section 11.3 ERISA and CFIUS Indemnification ...................................................... 131 Section 11.4 Duty to Defend, Legal Fees and Other Fees and Expenses ................... 132 Section 11.5 Survival .................................................................................................. 132 Section 11.6 Environmental Indemnity ...................................................................... 132 Section 11.7 TCO/PCO Indemnity ............................................................................. 132 ARTICLE 12. EXCULPATION ................................................................................................. 133 Section 12.1 Exculpation ............................................................................................ 133 Section 12.2 Survival .................................................................................................. 137 ARTICLE 13. SECONDARY MARKET .................................................................................. 137 Section 13.1 Secondary Market Transactions ............................................................ 137 Section 13.2 Securitization Indemnification ............................................................... 141 Section 13.3 Intentionally Omitted ............................................................................. 143 Section 13.4 Rating Agency Costs ............................................................................. 143 Section 13.5 Intentionally Omitted ............................................................................. 143 Section 13.6 Conversion to Registered Form ............................................................. 143 Section 13.7 REMIC Savings Clause ......................................................................... 145 Section 13.8 Reserves/Escrows .................................................................................. 145 Section 13.9 Syndication ............................................................................................ 145 Section 13.10 Acknowledgment and Consent to Bail-In of EEA Financial Institutions ............................................................................................. 150 Section 13.11 Creation of Security Interest .................................................................. 150 ARTICLE 14. FURTHER ASSURANCES ............................................................................... 151 Section 14.1 Replacement Documents ....................................................................... 151 Section 14.2 Recording or Filing of Security Instrument, etc .................................... 151 Section 14.3 Further Acts, etc ..................................................................................... 152 Section 14.4 Changes in Tax, Debt, Credit and Documentary Stamp Laws .............. 152 ARTICLE 15. WAIVERS .......................................................................................................... 153 Section 15.1 Remedies Cumulative; Waivers ............................................................ 153 Section 15.2 Modification, Waiver in Writing ........................................................... 153 Section 15.3 Delay Not a Waiver ............................................................................... 153 Section 15.4 Waiver of Trial by Jury .......................................................................... 154 Section 15.5 Waiver of Notice .................................................................................... 154 Section 15.6 Remedies of Borrower ........................................................................... 154 Section 15.7 Marshalling and Other Matters .............................................................. 154 Section 15.8 Waiver of Statute of Limitations ........................................................... 154 Section 15.9 Waiver of Counterclaim ........................................................................ 155

4895-2729-0691 v 12312273 Section 15.10 Sole Discretion of Lender or Agent ....................................................... 155 ARTICLE 16. NOTICES ............................................................................................................ 155 Section 16.1 Notices ................................................................................................... 155 ARTICLE 17. MISCELLANEOUS ........................................................................................... 156 Section 17.1 Survival .................................................................................................. 156 Section 17.2 Governing Law ...................................................................................... 157 Section 17.3 Headings ................................................................................................ 158 Section 17.4 Severability ............................................................................................ 158 Section 17.5 Preferences ............................................................................................. 158 Section 17.6 Expenses ................................................................................................ 159 Section 17.7 Cost of Enforcement .............................................................................. 160 Section 17.8 Exhibits and Schedules Incorporated..................................................... 160 Section 17.9 Offsets, Counterclaims and Defenses .................................................... 160 Section 17.10 No Joint Venture or Partnership; No Third Party Beneficiaries ............ 160 Section 17.11 Publicity; Advertising ............................................................................ 162 Section 17.12 Conflict; Construction of Documents; Reliance .................................... 162 Section 17.13 Entire Agreement ................................................................................... 162 Section 17.14 Liability .................................................................................................. 163 Section 17.15 Duplicate Originals; Counterparts ......................................................... 163 Section 17.16 Contribution ........................................................................................... 163 Section 17.17 Intentionally Omitted ............................................................................. 166 Section 17.18 Brokers and Financial Advisors ............................................................. 166 ARTICLE 18. AGENT ............................................................................................................... 166 Section 18.1 Appointment .......................................................................................... 166 Section 18.2 Delegation of Duties .............................................................................. 167 Section 18.3 Exculpatory Provisions .......................................................................... 167 Section 18.4 Reliance ................................................................................................. 167 Section 18.5 Non-Reliance on Agent ......................................................................... 168 Section 18.6 Indemnification ...................................................................................... 168 Section 18.7 Agent in its Individual Capacity ............................................................ 169 Section 18.8 Successor Agent ..................................................................................... 169 Section 18.9 Collections and Disbursements .............................................................. 169 Section 18.10 Notice of Default ................................................................................... 170 Section 18.11 Collateral Matters .................................................................................. 170 SCHEDULES AND EXHIBITS Exhibit A Form of Section 2.8 Certificate Exhibit B Tenant Direction Letter Exhibit C Credit Card Bank Payment Direction Letter Exhibit D Credit Card Company Payment Direction Letter Exhibit E Form of Assignment and Assumption

4895-2729-0691 vi 12312273 Schedule I Immediate Repairs Schedule II Intentionally Omitted Schedule III Intentionally Omitted Schedule IV Intentionally Omitted Schedule V Intentionally Omitted Schedule VI Existing Violations Schedule VII Intentionally Omitted Schedule VIII Intentionally Omitted Schedule IX Intellectual Property Schedule X Ground Lease and Modifications

4895-2729-0691 EXECUTION VERSION 12312273 LOAN AGREEMENT THIS LOAN AGREEMENT, dated as of January 20, 2023 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), is by and among TRIMONT REAL ESTATE ADVISORS, LLC, a Georgia limited liability company, as administrative agent and collateral agent (“Agent”), having an address at One Alliance Center, 3500 Lenox Road NE, Suite G1, Atlanta, Georgia 30326, BP HOLDINGS SIGMA LLC, a Delaware limited liability company (together with its successors and/or assigns, “Lender”), having an address at c/o Beach Point Capital Management LP, 1620 26th Street, Suite 6000N, Santa Monica, California 90404, and 47TH STREET PHOENIX AIRPORT LLC, a Delaware limited liability company (“Hilton Borrower”), CHPH HOLDING, LLC, a Delaware limited liability company (“Crowne Plaza Borrower”), and 44TH AND MCDOWELL HOLDING, LLC, a Delaware limited liability company (“Holiday Inn Borrower”; Hilton Borrower, Crowne Plaza Borrower and Holiday Inn Borrower are, individually and/or collectively, as the context may require, together with their permitted successors and/or assigns, referred to herein as “Borrower”), each having an address at 8901 East Mountain View Road, Suite 150, Scottsdale, Arizona 85258. RECITALS: WHEREAS, Borrower desires to obtain the Loan (defined below) from Lender; WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below). NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows: ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent: “30/360 Basis” shall mean on the basis of a 360-day year consisting of 12 months of 30 days each. “Acceptable LLC” shall mean a limited liability company formed under Delaware law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company, and (ii) otherwise meets the Rating Agency criteria then applicable to such entities. “Account Collateral” shall mean (i) the Accounts, and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) any and all amounts invested in “permitted investments” pursuant to Section 13.8 hereof; (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or

4895-2729-0691 2 12312273 otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) through (iii) above, all “proceeds” (as defined under the UCC as in effect in the state in which the Accounts are located) of any or all of the foregoing. “Account Funds” shall mean, collectively, (i) each of the Accounts and all cash deposited in each such Account from time to time and (ii) any and all proceeds of the foregoing, including, if applicable, all Permitted Investments and other financial assets, security entitlements, investment property, and other property and the proceeds thereof now or at any time hereafter held in the Cash Management Account (including the subaccounts). “Accounts” shall have the meaning set forth in the Cash Management Agreement. “Accrued Interest” shall mean an amount of interest calculated under this Agreement at a rate equal to two and one-quarter percent (2.25%) per annum. “Act” shall mean the Limited Liability Company Act of the State of Delaware, as amended, and as it may be further amended from time to time, and any successor statutes thereto. “Actual/360 Basis” shall mean on the basis of a 360-day year and charged on the basis of actual days elapsed for any whole or partial month in which interest is being calculated. “Actual Debt Service Coverage Ratio” shall mean as of the last day of the calendar month immediately preceding the applicable date of determination, the quotient obtained by dividing (A) the Adjusted Net Cash Flow by (B) the aggregate actual Debt Service (excluding Reserve Funds) for the trailing twelve (12) month period immediately preceding the date of calculation determined using an interest rate equal to the Interest Rate as of the date of calculation as determined by Agent. The Actual Debt Service Coverage Ratio shall be tested by Agent on a monthly basis based on the quarterly calculation of same delivered to Agent in accordance with Section 7.12(a)(vi) hereof (it being acknowledged that Borrower’s quarterly reporting obligations under Section 7.12(a)(vi) hereof shall include an obligation to set forth a monthly calculation of the Actual Debt Service Coverage Ratio for each of the three (3) months in the applicable quarter). Agent’s calculation of the Actual Debt Service Coverage Ratio shall be conclusive and binding on Borrower absent manifest error. “Adjusted Net Cash Flow” shall mean the Underwritten NOI less normalized FF&E expenditures equal to the greater of (1) four percent (4%) of Operating Income and (2) deposits of FF&E Funds by Borrower or Manager, as applicable, with Lender on a trailing twelve (12) months period. Agent’s calculation (as verified by Lender) of Adjusted Net Cash Flow shall be conclusive and binding on Borrower absent manifest error. “Adjusted Substitute Base Rate” shall mean, with respect to the applicable Interest Accrual Period, the quotient of (i) the Substitute Base Rate applicable to such Interest Accrual Period, divided by (ii) one (1) minus the Reserve Percentage: Adjusted Substitute Base Rate = Substitute Base Rate (1– Reserve Percentage)

4895-2729-0691 3 12312273 “Adverse REMIC Event” shall mean, with respect to any REMIC Trust formed pursuant to a Securitization of any portion of the Loan, (i) the endangerment of the status of such REMIC Trust, (ii) the imposition of a tax upon such REMIC Trust or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on certain contributions set forth in Section 860G(d) of the Code), or (iii) any event that may cause the Loan to fail to satisfy the REMIC Requirements. “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of, is in Control of, is Controlled by or is under common ownership or Control with such Person or is a director or officer of such Person or of an Affiliate of such Person. “Affiliated Franchisor” shall mean any franchisor of the Property in which Borrower, Guarantor, Sponsor, Pledgor any SPE Component Entity (if any) or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest (it being acknowledged and agreed that the definition of Affiliated Franchisor hereunder shall not include any entity in which Borrower, Guarantor, Sponsor, Pledgor any SPE Component Entity (if any) or any Affiliate of such entities has a legal, beneficial or economic interest of less than five percent (5%), provided that (i) the common stock of such Affiliated Franchisor is publicly traded on the New York Stock Exchange or another nationally recognized stock exchange and (ii) Borrower, Guarantor, Sponsor, Pledgor any SPE Component Entity (if any) or any Affiliate of such entities does not Control such Affiliated Franchisor). “Affiliated Manager” shall mean any managing agent of the Property in which Borrower, Guarantor, Sponsor, Pledgor any SPE Component Entity (if any) or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest (it being acknowledged and agreed that the definition of Affiliated Manager hereunder shall not include any entity in which Borrower, Guarantor, Sponsor, Pledgor, any SPE Component Entity (if any) or any Affiliate of such entities has a legal, beneficial or economic interest of less than five percent (5%), provided that (i) the common stock of such Affiliated Manager is publicly traded on the New York Stock Exchange or another nationally recognized stock exchange and (ii) Borrower, Guarantor, Sponsor, Pledgor, any SPE Component Entity (if any) or any Affiliate of such entities does not Control such Affiliated Manager). “Agent” shall have the meaning set forth in the preamble. “Agent Indemnitee” shall have the meaning assigned to such term in Section 18.6. “Agent Fee Letter” means either that certain Fee Letter dated as of the date hereof, between Borrower and Agent, as may be amended, restated, replaced, supplemented or otherwise modified from time to time, or the exhibit to a servicing agreement between Lender and Agent, describing Agent’s fees payable hereunder. “Allocated Loan Amount” shall mean, individually, either the Hilton Allocated Loan Amount, the Crowne Plaza Allocated Loan Amount or the Holiday Inn Allocated Loan Amount. “ALTA” shall mean American Land Title Association, or any successor thereto.

4895-2729-0691 4 12312273 “Alteration Threshold” shall mean an amount equal to five percent (5%) of the initial principal balance of the Loan. “AML Law” shall have the meaning set forth in Section 5.29 hereof. “Anti-Corruption Laws” shall mean the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower or any member of the Borrower Group is located or doing business. “Applicable Contribution” shall have the meaning set forth in Section 17.16 hereof. “Applicable Law” shall mean all applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Pledgor, the Equity Collateral, the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, Pledgor, the Equity Collateral, the Property or any part thereof. “Applicable Lending Office” shall mean the “lending office” of Lender (or of an Affiliate of Lender) located at the address set forth in the introductory paragraph hereof or such other office of Lender (or of an Affiliate of Lender) as Lender may from time to time specify to Borrower as the office by which the Loan is to be made and/or maintained. “Applicable Termination Fees” shall mean, with respect to any Franchise Agreement, all termination fees, exit fees, other similar fees, costs, penalties, judgments, damages and other amounts due, in each case, in connection with the termination, rejection or other cessation of such Franchise Agreement. “Appraisal” means a FIRREA appraisal of the Property conducted by an Independent MAI appraiser selected by Agent, which Appraisal shall conform to all regulatory requirements and be reasonably satisfactory in form and substance to Agent. “Approved Accounting Method” shall mean the Uniform System of Accounts (consistently applied) or such other method of accounting, consistently applied, as may be reasonably acceptable to Agent. “Approved Annual Budget” shall have the meaning set forth in Section 7.12(a)(v) hereof. “Approved FF&E” for any period shall mean FF&E reasonably approved by Lender. “Approved ID Provider” shall mean each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided, that, additional national providers of

4895-2729-0691 5 12312273 Independent Directors may be deemed added to the foregoing hereunder to the extent approved in writing by Agent and, if a Securitization has occurred, the Rating Agencies. “Approved Operating Expenses” shall mean, for any period, the operating expenses for the operation and maintenance of the Property as set forth in an Approved Annual Budget, to the extent that such expenses are actually incurred by Borrower, excluding payments into the Reserve Funds required under the Loan Documents or any other expenses for which Borrower shall be reimbursed from, or which shall be paid out of, any such Reserve Funds. “Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and any Co-Lender, and reasonably accepted by Agent, in substantially the form of Exhibit E or any other form reasonably approved by Agent. “Assignment of Management Agreement” shall mean that certain Conditional Assignment of Management Agreement dated as of the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Available Tenor” means, as of any date of determination and with respect to the then- current benchmark, as applicable, any tenor for such benchmark (or component thereof) or payment period for interest calculated with reference to such benchmark (or component thereof), as applicable, that is or may be used for determining the length of a payment period for interest for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date. “Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property. “Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “Bank Fees” shall have the meaning set forth in the Cash Management Agreement. “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then current benchmark, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent for the applicable corresponding Available Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining

4895-2729-0691 6 12312273 such spread adjustment, for the replacement of such benchmark, or (b) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such benchmark for U.S. dollar denominated, floating rate, commercial real estate loans. “Benefit Amount” shall have the meaning set forth in Section 17.16 hereof. “Borrower” shall have the meaning set forth in the introductory paragraph hereof. “Borrower Group” shall mean (i) Borrower, Pledgor, any Sponsor and any SPE Component Entity, (ii) the direct and indirect owners of Borrower, (iii) any Affiliate of Borrower, (iv) any Guarantor, (v) any Affiliated Manager (vi) any Affiliated Franchisor, and (vii) any officer or director acting on behalf of any of the parties referred to in (i) through (vi) above with respect to the Debt, this Agreement or any of the other Loan Documents. “Borrower Party” shall mean any of Borrower, SPE Component Entity, Guarantor, Pledgor and/or Sponsor. “Brand Manager” shall mean a management company which is an Affiliate of, and manages a brand owned by, a Qualified Brand. “Breakage Costs” shall have the meaning set forth in Section 2.5 hereof. “Broker” shall mean CBRE Hotels Institutional Group. “Broker Fee” means the broker fee or commission payable by Borrower to Broker pursuant to a separate agreement between Borrower and Broker. “Business Day” shall means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in relation to any loan that bears interest at Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Term SOFR loan, or any other dealings of such Term SOFR loan, any such day that is only a U.S. Government Securities Business Day. “Capped SOFR Rate” shall mean four and three-quarters percent (4.75%). “Capped Substitute Rate” shall mean an interest rate (expressed as a percentage per annum), acceptable to Agent in Agent’s sole but good faith discretion, which shall be the “strike rate” in the replacement Interest Rate Protection Agreement obtained by HoldCo and approved by Agent in connection with any Substitute Rate Conversion, pursuant to Section 7.24 hereof. “Cash Management Account” shall have the meaning set forth in the Cash Management Agreement. “Cash Management Agreement” shall mean that certain Cash Management Agreement (Hard) of even date herewith among Agent, Cash Management Bank and Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

4895-2729-0691 7 12312273 “Cash Management Bank” shall mean Signature Bank, a New York state chartered bank. “Casualty” shall have the meaning set forth in Section 9.2 hereof. “Casualty Consultant” shall have the meaning set forth in Section 9.4 hereof. “Central Bank Pledge” shall have the meaning set forth in Section 13.11 hereof. “CFIUS” shall mean (i) the Committee on Foreign Investment in the United States first established pursuant to Executive Order 11858 of May 7, 1975, and (ii) any replacement or successor thereto, including, without limitation, pursuant to FIRRMA. “CFIUS Approval” shall mean (a) written confirmation provided by CFIUS that the transaction described in Section 5.38 hereof (the “Subject Transaction”) is not a Covered Transaction under the DPA, (b) written confirmation provided by CFIUS that it has completed its review or, if applicable, investigation of the matter in question under the DPA, and determined that there are no unresolved national security concerns with respect to the Subject Transaction, or (c) CFIUS shall have sent a report to the President of the United States requesting the President’s decision under the DPA, and the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the Subject Transaction. “CFIUS Review” shall have the meaning set forth in Section 7.27 hereof. “Close Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, owns any ownership interest in, is in Control of, is Controlled by or is under common ownership or Control with such Person or is a director or officer of such Person or of a Close Affiliate of such Person. “Closing Date” shall mean the date of the funding of the Loan. “Co-Lender” shall have the meaning set forth in Section 13.9 hereof. “Collateral Assignment of Interest Rate Protection Agreement” shall mean that certain Collateral Assignment of Interest Rate Protection Agreement, dated as of the date hereof, executed by HoldCo in connection with the Loan in favor of Agent, for its benefit and the benefit of Lender and any other assignment of interest rate protection agreement hereafter delivered, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Comfort Letter” shall mean, individually and/or collectively, as the context may require, a comfort letter agreement with respect to each Property, by and among Borrower, Agent and the Franchisor for such Property, dated on or about the date hereof, that has been approved by Agent as evidenced by the Franchisor’s, Agent’s and Borrower’s full execution and delivery thereof, as such comfort letter agreement shall hereafter be amended, supplemented or otherwise modified. “Commodity Exchange Act” shall mean the Commodity Exchange Act, 7 U.S.C. §1 et seq., as amended from time to time and any successor statute thereto and the regulations promulgated thereunder.

4895-2729-0691 8 12312273 “Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof. “Constituent Members” shall have the meaning set forth in Section 6.2(b) hereof. “Construction Consultant” shall mean any person or entity engaged by Agent to consult on the status of the PIP Work and to perform inspections, reviews and any other items required by Agent in order to monitor the PIP Work. “Construction Consultant Fees” shall mean the reasonable actual fees and expenses incurred by the Construction Consultant in connection with the Loan. Borrower shall be responsible for the cost of any monthly report of the Construction Consultant. “Contribution” shall have the meaning set forth in Section 17.16 hereof. “Control” shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. “Controlled Affiliate” shall mean any Affiliate of a Person which is Controlled by, Controlling or under common Control with such Person. “Counterparty” shall mean (a) the counterparty under the Interest Rate Protection Agreement or (b) a Person that guarantees such counterparty’s obligations under the Interest Rate Protection Agreement or otherwise provides to such counterparty credit support acceptable to Agent or, after a Securitization, the Rating Agencies, provided, however, that such guarantor shall be deemed the “Counterparty” for so long as the long term credit rating issued by the Rating Agencies to such guarantor is better than the long term credit rating of the actual counterparty under the Interest Rate Protection Agreement; provided, further, that each Counterparty shall be an “Eligible Contract Participant,” as such term is defined under the Commodity Exchange Act, and shall otherwise be in compliance with the requirements of the rules and regulations promulgated pursuant to the Dodd Frank Wall Street Reform and Consumer Protection Act. “Covered Rating Agency Information” shall have the meaning set forth in Section 13.2 hereof. “Covered Transaction” shall have the meaning set forth in the DPA. “CPI” shall mean the Consumer Price Index (New Series) (Base Period 1982-84=100) (all items for all urban consumers) issued by the Bureau of Labor Statistics of the United States Department of Labor (the “Bureau”). If the CPI ceases to use the 1982-84 average equaling 100 as the basis of calculation, or if a change is made in the term, components or number of items contained in said index, or if the index is altered, modified, converted or revised in any other way, then the index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the index in effect at the date of this Agreement not been made. If at any

4895-2729-0691 9 12312273 time during the term of the Loan the CPI shall no longer be published by the Bureau, then any comparable index issued by the Bureau or similar agency of the United States issuing similar indices shall be used in lieu of the CPI. “Credit Card Banks” shall have the meaning set forth in Section 3.3(c) hereof. “Credit Card Bank Payment Direction Letter” shall have the meaning set forth in Section 3.3(c) hereof. “Credit Card Companies” shall have the meaning set forth in Section 3.3(c) hereof. “Credit Card Company Payment Direction Letter” shall have the meaning set forth in Section 3.3(c) hereof. “Creditors Rights Laws” shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors. “Crowdfunded Person” shall mean a Person capitalized primarily by monetary contributions (A) of less than $35,000 each from more than 35 investors who are individuals and (B) which are funded primarily (I) in reliance upon Regulation Crowdfunding promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and/or (II) through internet-mediated registries, platforms or similar portals, mail-order subscriptions, benefit events and/or other similar methods. “Crowne Plaza Allocated Loan Amount” shall mean the portion of the Loan allocated to the Crowne Plaza Property, in an amount equal to Five Million Five Hundred Twenty-Nine Thousand Thirty-Seven and No/100 Dollars ($5,529,037.00). “Crowne Plaza Borrower” shall have the meaning set forth in the introductory paragraph hereof. “Crowne Plaza Improvements” shall mean that portion of the “Improvements” (as such term is defined in the Security Instrument) now or at any time hereafter located or placed on the Crowne Plaza Land. “Crowne Plaza Land” shall mean that portion of the “Land” (as such term is defined in the Security Instrument) described as Parcel 1 in Exhibit A attached to the Security Instrument. “Crowne Plaza Personal Property” shall mean that portion of the “Personal Property” (as such term is defined in the Security Instrument) now or at any time hereafter located on, attached to or used in or about the Crowne Plaza Improvements. “Crowne Plaza Property” shall mean that portion of the “Property” (as such term is defined in the Security Instrument) in and to which Crowne Plaza Borrower has any estate, right, title or interest, including, without limitation, (i) the Crowne Plaza Land, (ii) the Crowne Plaza Improvements and (iii) the Crowne Plaza Personal Property.

4895-2729-0691 10 12312273 “Current Rate” shall mean, with respect to each Interest Accrual Period, a rate per annum equal to the difference of (a) the Interest Rate, less (b) two and one-quarter percent (2.25%) per annum. “DACA” means that certain Deposit Account Control Agreement (Hard Lockbox) of even date herewith among Agent, Cash Management Bank and Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “DBRS” shall mean DBRS, Inc. “Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement or the other Loan Documents, including, without limitation, all costs and expenses payable to Lender pursuant to the Loan Documents. “Debt Service” shall mean, with respect to any particular period of time, scheduled principal (if applicable) and interest payments under the Loan. “Debt Service Reserve Funds” shall have the meaning set forth in Section 4.2 hereof. “Debt Service Subaccount” shall have the meaning set forth in the Cash Management Agreement. “Debt Yield” shall mean, as of the last day of the calendar month immediately preceding the applicable date of determination, the quotient obtained by dividing (1) Adjusted Net Cash Flow as of such date by (2) the outstanding principal amount of the Loan as of such date. Agent’s calculation of the Debt Yield (as verified by Lender) shall be conclusive and binding on Borrower absent manifest error. “Default” shall mean the occurrence of any event hereunder or under the Note or the other Loan Documents which, but for the giving of notice or passage of time, or both, would be an Event of Default. “Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) the sum of (a) the Interest Rate and (b) five percent (5%). “Defined Benefit Plan” shall mean a plan, document, agreement, or arrangement currently or previously maintained or sponsored by Borrower, Pledgor or by any ERISA Affiliate or to which either Borrower, Pledgor or ERISA Affiliate currently makes, or previously made, contributions and which (i) provides or is expected to provide retirement benefits to employees or other workers and (ii) Borrower or Pledgor could reasonably be expected to have any liability (including liability attributable from an ERISA Affiliate). A Defined Benefit Plan shall include any plan that if it were terminated at any time, would result in Borrower, Pledgor or ERISA Affiliate being deemed to be a “contributing sponsor” (as defined in Section 4001(a)(13) of ERISA) of the terminated plan pursuant to ERISA Section 4069. A Defined Benefit Plan does not include a Multiemployer Plan. “Disclosure Document” shall have the meaning set forth in Section 13.2 hereof.

4895-2729-0691 11 12312273 “Divide” shall mean to effectuate a Division. “Division” shall mean, as to any Person, such Person dividing and/or otherwise engaging in and/or becoming subject to, in each case, any division (whether pursuant to a plan of division or otherwise), including, without limitation and to the extent applicable, pursuant to §18-217 of the Limited Liability Company Act of the State of Delaware. “DPA” shall mean the Defense Production Act of 1950, 50 U.S.C. § 4565, as amended by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), H. R. 5515-538 (as the same may have been or may hereafter be amended, restated, supplemented or otherwise modified), all laws and regulations related thereto and all mandates, requirements, powers and similar requirements imposed or exercised thereunder (including, without limitation, any of the foregoing implemented by and/or otherwise relating to CFIUS), as the foregoing may be amended from time to time, any successor statute or statutes and all rules and regulations from time to time promulgated in connection with the foregoing. “Duplicative FF&E” shall have the meaning set forth in Section 4.5(a) hereof. “EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Account” shall have the meaning set forth in the Cash Management Agreement. “Eligible Institution” shall have the meaning set forth in the Cash Management Agreement. “Entity Guarantor” shall mean, individually and/or collectively, as the context may require, (i) CDIF, LLC, a Delaware limited liability company, (ii) Caliber Diversified Opportunity Fund II, LP, a Delaware limited partnership, (iii) CaliberCos Inc., a Delaware corporation, and (iv) any successor to and/or replacement of the foregoing Person(s), in each case, pursuant to and in accordance with the applicable terms and conditions of the Loan Documents. “Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Entity Guarantor in connection with the Loan in favor of Agent, for its benefit and the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

4895-2729-0691 12 12312273 “Environmental Laws” shall have the meaning set forth in the Environmental Indemnity. “Equity Collateral” shall mean, individually and/or collectively, as the context may require, the HoldCo Equity Collateral and the MezzCo Equity Collateral. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may heretofore have been or may hereafter be amended, restated, replaced or otherwise modified. “ERISA Affiliate” shall mean all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower and Pledgor, are treated as a single employer under any or all of Sections 414(b), (c), (m) or (o) of the IRS Code. “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default” shall have the meaning set forth in Section 10.1 hereof. “Excess Cash Flow” shall have the meaning set forth in Section 3.5 hereof. “Exchange Act” shall have the meaning set forth in Section 13.2 hereof. “Exchange Act Filing” shall mean any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization. “Excluded Taxes” shall have the meaning set forth in Section 2.8(f) hereof. “Exculpated Parties” shall have the meaning set forth in Section 12.1 hereof. “Existing Violations” shall mean those certain violations of record, if any, set forth on Schedule VI attached hereto. “Exit Fee” shall mean one and twenty-five hundredths percent (1.25%) of (a) the original principal balance of the Loan (less any portion of the Exit Fee previously paid by Borrower in connection with any partial prepayment of the Loan pursuant to the following sub-section (b)), or (b) in connection with a partial prepayment of the Loan, the principal amount of the Loan being prepaid. “Extended Maturity Date” shall mean the date which is the one (1) year anniversary of the Scheduled Maturity Date. “Extension Fee” shall mean a fee for the Extension Term payable by Borrower equal to the product of the outstanding principal balance of the Loan (including all accrued and unpaid interest) as of the Scheduled Maturity Date (i.e., before giving effect to the Extension Term) multiplied by twenty-five hundredths percent (.25%), which fee shall be deemed earned in full upon the extension of the Scheduled Maturity Date pursuant to this Agreement.

4895-2729-0691 13 12312273 “Extension Term” shall have the meaning set forth in Section 2.10 hereof. “Extraordinary Expenses” shall mean extraordinary operating expenses or capital expenses which are not set forth in the Approved Annual Budget or allotted for in any Reserve Funds established pursuant to the terms of this Agreement, Cash Management Agreement and any other Loan Document and which have been approved in writing by Agent. “FATCA” shall mean Sections 1471 through 1474 of the IRS Code and any regulations or official interpretations thereof. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as set forth on the NYFRB’s Website from time to time) and as published on the next succeeding Business Day by NYFRB as the effective federal funds rate. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America. “FF&E” shall mean the replacement of furniture, fixtures and equipment from time to time in connection with the operation of the Property. “FF&E Payment” shall have the meaning set forth in Section 4.2 hereof. “FF&E Reserve Funds” shall have the meaning set forth in Section 4.2 hereof. “FF&E Reserve Subaccount” has the meaning given in the Cash Management Agreement. “FF&E Reserve Monthly Deposit” shall have the meaning set forth in Section 4.2 hereof. “FIRRMA” shall have the meaning set forth in the definition of “DPA” hereof. “Fixed Rate” means, for any Interest Accrual Period, a rate per annum equal to the greater of (a) the Prime Rate in effect on the applicable Interest Determination Date, and (b) the NYFRB Rate in effect on such Interest Determinations Date. Any change in the Substitute Base Rate due to a change in the Prime Rate or the NYFRB Rate shall be effective from and including the effective date of such change in the Prime Rate or the NYFRB Rate. For the avoidance of doubt, if the Fixed Rate as determined above would be less than three and three-quarters percent (3.75%) per annum, such rate shall be deemed to be three and three-quarters percent (3.75%) per annum. “Flood Insurance Acts” shall have the meaning set forth in Section 9.1 hereof. “Food License” means any licenses or permits required by any Governmental Authority in order to operate any food or beverage service or establishment at the Property, including, without limitation, in-room dining at the Hotel. “Franchise Agreement” shall mean, individually and/or collectively, as the context may require, (i) that certain Franchise Agreement, dated as of November 8, 2016, by and between

4895-2729-0691 14 12312273 Hilton Borrower and Hilton Franchise Holding LLC, together with any all exhibits and/or schedules attached thereto, (ii) that certain Crowne Plaza License Agreement, dated as of August 1, 2013, by and between Crowne Plaza Borrower and Holiday Hospitality Franchising, LLC, together with any all exhibits and/or schedules attached thereto (and as supplemented by that certain Addendum to License Agreement, dated as of September 17, 2018), (iii) that certain License Agreement, dated as of June 30, 2015, by and between Holiday Inn Borrower and Holiday Hospitality Franchising, LLC, together with any all exhibits and/or schedules attached thereto (and as supplemented by that certain Addendum to License Agreement, dated as of September 17, 2018), and (iv) any Qualified Franchise Agreement entered into subsequent to the Closing Date in accordance with the terms and provisions of this Agreement and the other Loan Documents. “Franchise Triggers” shall have the meaning set forth in Section 7.29 hereof. “Franchisor” shall mean, with respect to any Franchise Agreement, each applicable franchisor thereunder; provided, that, to the extent that any applicable Hotel Brand Agreement is owned, controlled, provided by or otherwise has no counterparty other than Borrower, Borrower shall be deemed the “Franchisor” thereunder for purposes hereof and of the other Loan Documents. “Funding Borrower” shall have the meaning set forth in Section 17.16 hereof. “Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence having legal authority over Borrower, Pledgor, Sponsor, Guarantor, SPE Component Entity, Franchisor, the Equity Collateral, the Property and/or the Loan, as applicable. “Ground Lease” shall mean that certain Ground Lease, dated as of July 30, 1984, between Crowne Plaza Borrower (as success-in-interest to Triple T Inns of Arizona, Inc. and Gordon H. Marks), as tenant, and Ground Lessor (as successor-in-interest to Jayson R. Brentlinger, Stephen J. Szalay and June M. Szalay), as landlord, as the same may heretofore have been or may hereafter be amended, restated, replaced or otherwise modified from time to time pursuant to the terms thereof and the terms of this Agreement. “Ground Lease Amendment and Restatement” shall have the meaning set forth in Section 7.33(f) hereof. “Ground Lease Estoppel” shall mean that certain Ground Lease Estoppel and Agreement, dated as of the date hereof, made by Ground Lessor to and in favor of Agent and Borrower, in a form reasonably acceptable to Agent, as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms thereof. “Ground Lessor” shall mean S & J Investments L.L.C., an Arizona limited liability company. “Guarantor” shall mean, individually and/or collectively, as the context may require, (i) Entity Guarantor, (ii) Individual Guarantor and (iii) any successor to and/or replacement of the foregoing Person(s), in each case, pursuant to and in accordance with the applicable terms and conditions of the Loan Documents.

4895-2729-0691 15 12312273 “Guaranty” shall mean, individually and/or collectively, as the context may require, (i) the Guaranty of Recourse Obligations, (ii) the Guaranty of Completion, (iii) the Guaranty Agreement (Interest and Carry) and (iv) the Guaranty of Repayment. “Guaranty Agreement (Interest and Carry)” shall mean that certain Guaranty Agreement (Interest and Carry), dated as of the date hereof, executed by Entity Guarantor in favor of Agent (for the benefit of Lender). “Guaranty of Completion” shall mean that certain Guaranty of Completion (PIP Work), dated as of the date hereof, executed by Guarantor in favor of Agent (for the benefit of Lender). “Guaranty of Recourse Obligations” shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, executed by Guarantor in favor of Agent (for the benefit of Lender). “Guaranty of Repayment” shall mean that certain Guaranty Agreement (Repayment), dated as of the date hereof, executed by Entity Guarantor in favor of Agent (for the benefit of Lender). “Gym/Spa License” means any licenses or permits required by any Governmental Authority in connection with the operation of any existing or future gym or spa at the Property. “Hazardous Substances” shall have the meaning set forth in the Environmental Indemnity. “Hilton Allocated Loan Amount” shall mean the portion of the Loan allocated to the Hilton Property, in an amount equal to Thirty-Four Million Five Hundred Seventy-Eight Thousand Five Hundred Ninety-Two and No/100 Dollars ($34,578,592.00). “Hilton Borrower” shall have the meaning set forth in the introductory paragraph hereof. “Hilton Improvements” shall mean that portion of the “Improvements” (as such term is defined in the Security Instrument) now or at any time hereafter located or placed on the Hilton Land. “Hilton Land” shall mean that portion of the “Land” (as such term is defined in the Security Instrument) described as Parcel 3 in Exhibit A attached to the Security Instrument. “Hilton Personal Property” shall mean that portion of the “Personal Property” (as such term is defined in the Security Instrument) now or at any time hereafter located on, attached to or used in or about the Hilton Improvements. “Hilton Property” shall mean that portion of the “Property” (as such term is defined in the Security Instrument) in and to which Hilton Borrower has any estate, right, title or interest, including, without limitation, (i) the Hilton Land, (ii) the Hilton Improvements and (iii) the Hilton Personal Property.

4895-2729-0691 16 12312273 “HoldCo” shall mean Caliber Phoenix Airport Portfolio, LLC, a Delaware limited liability company “HoldCo Equity Collateral” shall mean the 100% direct equity ownership interest in Borrower held by HoldCo. “HoldCo Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, from HoldCo in favor of Agent (for the benefit of Lender), as the same may hereafter be amended, supplemented or otherwise modified. Any references in this Agreement to “HoldCo Pledge Agreement” shall be inclusive of any UCC Financing Statements filed in connection therewith. “Holiday Inn Allocated Loan Amount” shall mean the portion of the Loan allocated to the Holiday Inn Property, in an amount equal to Fourteen Million Eight Hundred Ninety-Two Thousand Three Hundred Seventy-One and No/100 Dollars ($14,892,371.00). “Holiday Inn Borrower” shall have the meaning set forth in the introductory paragraph hereof. “Holiday Inn Improvements” shall mean that portion of the “Improvements” (as such term is defined in the Security Instrument) now or at any time hereafter located or placed on the Holiday Inn Land. “Holiday Inn Land” shall mean that portion of the “Land” (as such term is defined in the Security Instrument) described as Parcel 2 in Exhibit A attached to the Security Instrument. “Holiday Inn Personal Property” shall mean that portion of the “Personal Property” (as such term is defined in the Security Instrument) now or at any time hereafter located on, attached to or used in or about the Holiday Inn Improvements. “Holiday Inn Property” shall mean that portion of the “Property” (as such term is defined in the Security Instrument) in and to which Holiday Inn Borrower has any estate, right, title or interest, including, without limitation, (i) the Holiday Inn Land, (ii) the Holiday Inn Improvements and (iii) the Holiday Inn Personal Property. “Hotel Brand Agreement” shall mean any brand, trademark, tradename, license, franchise, reservation system, logotype, mark, listing system, hotel operating system (including, without limitation, any of the foregoing owned or otherwise controlled by Borrower, Sponsor, Pledgor or Guarantor or any of their respective Affiliates) and any agreements and/or rights to use the foregoing (by law, contract or otherwise), in each case, as would be commonly subsumed into a hotel franchise agreement. “Hotel Proceeds” means all income from the hotel related operations at the Property, including, without limitation, from food and beverage, restaurants, reservations (for rooms or use of all or any portion of the Property), parking and other activities. “Immediate Repairs” shall have the meaning set forth in Section 7.34 hereof.

4895-2729-0691 17 12312273 “Improvements” shall mean, individually and/or collectively, as the context may require, the Hilton Improvements, the Crowne Plaza Improvements and the Holiday Inn Improvements. “Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss, (vii) any property-assessed clean energy loans or similar indebtedness, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments, and (viii) any other similar amounts. “Indemnification Limitations” shall have the meaning set forth in Section 13.2(b) hereof. “Indemnified Parties” shall mean (a) Lender, (b) Agent, (c) any successor owner or holder of the Loan or participations in the Loan, (d) Beach Point Capital Management LP and any funds and accounts managed or advised by Beach Point Capital Management LP, (e) any Investor or any prior Investor in any Securities, (f) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (g) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (h) any officers, directors, shareholders, partners, members, employees or Affiliates of any and all of the foregoing, and (i) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business) in all cases whether during the term of the Loan or as part of or following a foreclosure of the Loan. “Indemnified Taxes” shall have the meaning set forth in Section 2.8(f) hereof. “Independent Director” shall have the meaning set forth in Section 6.2 hereof. “Individual Guarantor” shall mean, individually and/or collectively, as the context may require, (i) John C. Loeffler II, (ii) Jennifer Schrader, and (iii) any successor to and/or replacement of the foregoing Person(s), in each case, pursuant to and in accordance with the applicable terms and conditions of the Loan Documents. “Information” shall have the meaning set forth in Section 13.9 hereof. “Initial Interest Accrual Period” shall mean the Closing Date through January 31, 2023. “Insurance Premiums” shall have the meaning set forth in Section 9.1 hereof.

4895-2729-0691 18 12312273 “Intellectual Property” shall have the meaning set forth in Section 5.35 hereof. “Interest Accrual Period” shall mean (i) the Initial Interest Accrual Period and (ii) each period thereafter from the first (1st) day of each calendar month through the last day of such calendar month (even if such Interest Accrual Period extends beyond the Maturity Date). “Interest Determination Date” shall mean the date that is two (2) U.S. Government Securities Business Days prior to the first day of each Interest Accrual Period; provided, however, that with respect to the Initial Interest Accrual Period, the Interest Determination Date shall be the Closing Date. “Interest Rate” shall mean (i) with respect to the Initial Interest Accrual Period, an interest rate per annum equal to 11.01%; and (ii) with respect to each Interest Accrual Period thereafter, (a) during such time as interest on the Loan accrues at a rate of interest based upon Term SOFR pursuant to this Agreement, the Term SOFR Rate, and (b) during such time as interest on the Loan accrues at a rate of interest based upon the Substitute Rate pursuant to this Agreement, the Substitute Rate, determined as of the Interest Determination Date for such Interest Accrual Period, in each case compounded monthly. Agent’s internal records of Interest Rates shall be determinative in the absence of manifest error. “Interest Rate Protection Agreement” shall mean one or more interest rate caps (together with the schedules relating thereto) in form and substance satisfactory to Agent in Agent’s sole but good faith discretion, with a confirmation from the Counterparty in form and substance satisfactory to Agent, between HoldCo and, subject to Section 7.24, a Counterparty reasonably acceptable to Agent with a Minimum Counterparty Rating, and all amendments, restatements, replacements, supplements and modifications thereto. At any time the Loan is not a SOFR Loan, all references to the Interest Rate Protection Agreement in the Loan Documents shall be deemed to also refer to any interest rate cap (together with confirmation and schedules relating thereto) relating to the then-applicable rate of interest and otherwise providing substantially the same protection as, and no less beneficial to Borrower and Agent than, the SOFR-based Interest Rate Protection Agreement required herein, as determined by Agent in Agent’s sole but good faith discretion. “Interest Shortfall” shall have the meaning set forth in Section 2.7 hereof. “Interference Event” shall have the meaning set forth in Section 12.1(b) hereof. “Investor” shall mean any investor or potential investor in the Loan (or any portion thereof or interest therein) in connection with a Securitization of the Loan (or any portion thereof or interest therein). “IRS Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute. “Key Money” shall mean any “key money” or similar type entry payment made by either (a) any Franchisor or an Affiliate thereof pursuant to or in connection with any Franchise Agreement, or (b) any Manager or an Affiliate thereof pursuant to or in connection with any Management Agreement.

4895-2729-0691 19 12312273 “Key Money Lender” shall have the meaning set forth in Section 5.41 hereof. “Key Money Loan Documents” shall have the meaning set forth in Section 5.41 hereof. “Key Money Note” shall have the meaning set forth in Section 5.41 hereof. “Kroll” shall mean Kroll Bond Rating Agency, Inc. “Land” shall mean, individually and/or collectively, as the context may require, the Hilton Land, the Crowne Plaza Land and the Holiday Inn Land. “Lease” shall mean any and all leases, subleases, rental agreements and other occupancy agreements whether or not in writing affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into and all extensions, amendments and modifications thereto, whether before or after the filing by or against Borrower of any petition for relief under Creditors Rights Laws; provided, however, notwithstanding anything in the Security Instrument to the contrary, for purposes of this Agreement, the term Lease shall exclude the rental of hotel rooms to transient guests and the temporary, transient rental of conference room and meeting space for special events, in each case, in the ordinary course of business at the Property. “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under any Governmental Authority. “Lender” shall have the meaning set forth in the introductory paragraph hereof. “Lender’s Policy” shall mean that certain ALTA mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Security Instrument. “Leveraged Loan” shall have the meaning set forth in Section 13.1(a). “Liabilities” shall have the meaning set forth in Section 13.2 hereof. “Licenses” shall have the meaning set forth in Section 5.11(a) hereof. “Liquor Licenses” shall mean any licenses or permits required by any Governmental Authority in order to sell and serve alcoholic beverages at the Property. “LLC Agreement” shall have the meaning set forth in Section 6.1(e) hereof. “Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement. “Loan Bifurcation” shall have the meaning set forth in Section 13.1 hereof. “Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Pledge Agreement, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Cash Management Agreement, the Collateral Assignment of Interest Rate Protection Agreement, the Subordination of Asset Management Agreement, the Post-Closing

4895-2729-0691 20 12312273 Obligations Letter, the Agent Fee Letter, the Comfort Letter and all other documents executed and/or delivered in connection with the Loan. “Loan Paydown” shall have the meaning set forth in Section 2.11(a) hereof. “Loan to Value Ratio” means, as of any date of determination, the ratio computed as follows: (i) the numerator of the ratio shall be equal to the sum of outstanding principal balance of (a) the Loan, and (b) if applicable, any unfunded portion of the Loan which is reasonably anticipated to be funded; and (ii) the denominator of the ratio shall be the aggregate “as-is” value of the Property, as determined by the most recent Appraisal. “Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities and any impairment of Agent’s security for the Loan), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable legal fees and other costs of defense). “Major Lease” shall mean (i) any restaurant Lease, (ii) any commercial or retail Lease the payments of which are projected to equal or exceed ten percent (10%) or more of Operating Income of any individual Property, (iii) any ground lease or any other Lease demising all or any portion of the Land, (iv) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property, (v) any Lease with a Close Affiliate of Borrower, Guarantor, Pledgor and/or Sponsor and (vi) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i), (ii), (iii), (iv) and/or (v) above. “Management Agreement” shall mean, individually and/or collectively, as the context may require, any management agreement entered into by and between Borrower and the current Manager or any replacement management agreement entered into by and between Borrower and any Manager in accordance with the terms hereof and of the other Loan Documents, pursuant to which Manager is to provide management and other services with respect to the Property. “Manager” shall mean Highgate Hotels, L.P., a Delaware limited partnership, or such other entity selected as the manager of all or any portion of the Property in accordance with the terms of this Agreement or the other Loan Documents. “Mandatory Prepayment Notice” shall have the meaning assigned to such term in Section 2.7(b). “Material Adverse Effect” shall mean a material adverse effect on (i) all or any material portion of the Property (taken as a whole) or the Equity Collateral, (ii) the business, profits, operations or financial condition of Borrower, Guarantor, Sponsor, Pledgor or all or any material portion of the Property (taken as a whole), (iii) the enforceability, validity, perfection or priority of the lien of the Security Instrument, the Pledge Agreement or the other Loan Documents, or (iv) Agent reasonably determines that (a) the ability of Borrower to perform its obligations under the Security Instrument or the other Loan Documents to which it is a party, or (b) that the ability of Pledgor to perform its obligations under the Pledge Agreement or the other Loan Documents to which it is a party, or (c) the ability of Guarantor to perform its obligations under the Guaranty or the other Loan Documents to which it is a party, has been materially impaired.

4895-2729-0691 21 12312273 “Material Agreements” shall mean each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property, other than the Management Agreement and the Leases, as to which either (i) there is an obligation of Borrower to pay more than $250,000.00 per annum; or (ii) the term thereof extends beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind in excess of $25,000). “Maturity Date” shall mean (i) the Scheduled Maturity Date or, (ii) if the Scheduled Maturity Date is extended pursuant to Section 2.10 hereof, the Extended Maturity Date. “Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the Applicable Law that is held by any court of competent jurisdiction to govern the interest rate provisions of the Loan. “Member” shall have the meaning set forth in Section 6.1(e) hereof. “MezzCo” shall mean Caliber Airport Mezzanine, LLC, a Delaware limited liability company “MezzCo Equity Collateral” shall mean the 100% direct equity ownership interest in HoldCo held by MezzCo. “MezzCo Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, from MezzCo in favor of Agent (for the benefit of Lender), as the same may hereafter be amended, supplemented or otherwise modified. Any references in this Agreement to “MezzCo Pledge Agreement” shall be inclusive of any UCC Financing Statements filed in connection therewith. “Minimum Balance” shall have the meaning set forth in the Cash Management Agreement. “Minimum Counterparty Rating” shall mean a long term unsecured rating of “A”- from S&P and a long term credit rating from Moody’s of at least “A3”. After a Securitization, only the ratings of those Rating Agencies designated by Lender in connection with such Securitization shall apply. “Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000). “Minimum Monthly Payment Amount” shall have the meaning set forth in Section 2.5(b). “Minimum Return” shall mean, a payment to Agent, for the benefit of Lender, that will be due and payable in an amount (which for the avoidance of doubt may not be less than zero) equal to the difference between (a) thirty percent (30.0%) of the original principal balance of the Loan or the maximum commitment amount of the Loan, whichever is greater, less (b) any interest

4895-2729-0691 22 12312273 payments made at the Interest Rate (which payments, for the avoidance of doubt, shall exclude any Default Interest) that have been previously paid to Agent in accordance with this Agreement. The Minimum Return shall be calculated by Agent (as verified by Lender) and shall be conclusive and binding absent manifest error. “Monthly Insurance Deposit” shall have the meaning set forth in Section 4.7 hereof. “Monthly Payment Date” shall mean the first (1st) day of every calendar month occurring during the term of the Loan (provided, however, that if such first (1st) day is not a Business Day, then the Monthly Payment Date shall be the next succeeding Business Day). “Monthly Tax Deposit” shall have the meaning set forth in Section 4.7 hereof. “Moody’s” shall mean Moody’s Investor Service, Inc. “Morningstar” shall mean Morningstar Credit Ratings, LLC. “Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 4001(a)(3) of ERISA, and to which Borrower, Pledgor or any ERISA Affiliate is making, is obligated to make or has made or been obligated to make during the last six years, contributions on behalf of participants who are or were employed by any of them. “Net Proceeds” shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award. “Net Proceeds Deficiency” shall have the meaning set forth in Section 9.4 hereof. “New Franchisor” shall mean, individually and/or collectively (as the context requires), each Person engaged as a Franchisor subsequent to the Closing Date (including, without limitation, any Person replacing or becoming the assignee of any then current Franchisor) in accordance with the applicable terms and conditions hereof. “New Manager” shall have the meaning set forth in Section 7.15 hereof. “New Non-Consolidation Opinion” shall mean a substantive non-consolidation opinion provided by outside counsel acceptable to Agent and the Rating Agencies and otherwise in form and substance acceptable to Agent and the Rating Agencies. “Non-Conforming Policy” shall have the meaning set forth in Section 9.1 hereof. “Non-Consolidation Opinion” shall mean that certain substantive non-consolidation opinion delivered to Agent by Snell and Wilmer L.L.P., in connection with the closing of the Loan. “Non-Excluded Taxes” shall have the meaning set forth in Sections 2.8(a) and 2.8(f) hereof.

4895-2729-0691 23 12312273 “Non-U.S. Lender” shall have the meaning set forth in Section 2.8(e) hereof. “Note” shall mean that certain Promissory Note of even date herewith in the principal amount of Fifty-Five Million and No/100 dollars ($55,000,000.00), made by Borrower in favor of Agent, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if both such rates are not so published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such day, for a federal funds transaction at 11:00 a.m. (New York City time) on such day received by Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the above rates as so determined would be less than 0.00%, such rate shall be deemed to be 0.00%. “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “Obligations” shall mean: (a) Borrower’s obligations for the payment of the Debt; (b) the performance of all obligations of Borrower contained in this Agreement; (c) the performance of each obligation of Borrower, Pledgor, or any Guarantor contained in any other Loan Document; (d) the payment of all expenses for which Borrower, Pledgor, and/or any Guarantor is responsible pursuant to this Agreement or any other Loan Document; and (e) the payment, performance, discharge and satisfaction of all other liabilities and obligations of Borrower, Pledgor, and/or any Guarantor to Agent and Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, under any one or more of the Loan Documents. “OFAC” shall have the meaning set forth in Section 5.28 hereof. “Officer’s Certificate” shall mean a certificate delivered to Agent by Borrower which is signed by Responsible Officer of Borrower. “Operating Expenses” shall mean all expenses, computed in accordance with the Approved Accounting Method or other sound and prudent accounting principles approved by Agent (without duplication) of whatever kind and from whatever source, relating to the ownership, operation, repair, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including, without limitation (and without duplication), Taxes, Insurance Premiums, the costs of goods sold, reservation assessments, room expenses, food and beverage expenses, telephone expenses, credit card commissions, management fees (whether or not actually paid) equal to the greater of (1) the actual management fees relating to both the operations of the hotel operated on the Property generally and the food and beverage portions of such hotel and (2) (x) with respect to the twelve (12) month period immediately following the date hereof, three percent (3%) of annual “gross revenue” (as defined in the applicable Management Agreement) and (y) with respect to any twelve (12) month period subsequent to the twelve (12) month period immediately following the date hereof, four percent (4%) of annual Operating

4895-2729-0691 24 12312273 Income, franchise, license and marketing fees (whether or not actually paid) equal to the greater of (1) actual franchise, license and marketing fees payable under the Franchise Agreement and (2) the Underwritten Franchise Fees with respect to the applicable period, costs attributable to the ordinary operation, repair and maintenance of the systems for heating, ventilation and air conditioning, advertising expenses, license fees, utilities, payroll and related taxes, computer processing charges, operating equipment or other lease payments as approved by Agent, ground lease payments, bond assessments and other similar costs, in each instance, actually paid for by Borrower. Operating Expenses shall not include (a) Debt Service, (b) intentionally omitted, (c) capital expenditures, tenant improvement costs, leasing commissions, FF&E expenditures, expenditures for property improvement plans, or other expenses which are paid from escrows required by the Loan Documents (other than escrows with respect to Taxes and/or Insurance Premiums), (d) any payment or expense for which Borrower was or is to be reimbursed from proceeds of the loan or insurance or by any third party, federal, state or local income taxes, (e) any non-cash charges such as depreciation and amortization, and (f) any item of expense otherwise includable in Operating Expenses which is paid directly by any Tenant except real estate taxes paid directly to any taxing authority by any Tenant. Agent’s calculation of Operating Expenses (as verified by Lender) shall be conclusive and binding on Borrower absent manifest error. “Operating Income” shall mean all revenue derived from the ownership and operation of the Property from whatever source, including, without limitation, rental income reflected in a current rent roll for all Tenants paying rent and in actual physical occupancy of their respective space demised pursuant to Leases which are in full force and effect (whether denominated as basic rent, additional rent, escalation payments, electrical payments or otherwise), all income and proceeds received from rental of guest rooms, commercial space, meeting, conference, restaurant, bar, lounge, mini-bar and/or banquet space and recreational facilities within the Property, all income and proceeds received from food and beverage operations and from catering services conducted from the Property and health and/or spa services, common area maintenance, real estate tax recoveries, utility recoveries, other miscellaneous expense recoveries, other required pass- throughs, business interruption, rent loss or other similar insurance proceeds and other miscellaneous income. Operating Income shall not include insurance proceeds (other than proceeds of rent loss, business interruption or other similar insurance allocable to the applicable period), condemnation proceeds (other than condemnation proceeds arising from a temporary taking or the use and occupancy of all or part of the applicable Property allocable to the applicable period), proceeds of any financing, proceeds of any sale, exchange or transfer of the Property or any part thereof or interest therein, capital contributions or loans to Borrower or an Affiliate of Borrower, any item of income otherwise includable in Operating Income but paid directly by any Tenant to a Person other than Borrower, any other extraordinary, non-recurring revenues, payments paid by or on behalf of any Tenant under a Lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to the Bankruptcy Code or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Lease has been affirmed by the trustee in such proceeding or action pursuant to a final, non-appealable order of a court of competent jurisdiction, payments paid by or on behalf of any Tenant under a Lease the demised premises of which are not occupied either by such Tenant or by a sublessee thereof, payments paid by or on behalf of any Tenant under a Lease in whole or partial consideration for the termination of any Lease, sales tax rebates from any Governmental Authority, payments from any Tenant in default under its Lease beyond any applicable notice and cure periods, payments from any Tenant that has expressed its intention in writing (directly,

4895-2729-0691 25 12312273 constructively or otherwise) to not renew or to terminate, cancel and/or reject its applicable Lease (but such exclusion from Operating Income shall only apply during the final six (6) months prior to the effective date of such expiration, termination, cancellation and/or rejection of such Lease), sales, use and occupancy taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, interest income from any source other than the Reserve Funds required pursuant to this Agreement or the other Loan Documents, unforfeited security deposits, utility and other similar deposits, income from Tenants not paying rent or any disbursements to Borrower from the Reserve Funds. Agent’s calculation (as verified by Lender) of Operating Income shall be conclusive and binding on Borrower absent manifest error. “Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof. “Other Taxes” shall have the meaning set forth in Section 2.8(b) hereof. “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.- managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Owner’s Policy” means an owner’s title insurance policy, issued by the Title Company, on ALTA form 2006 and otherwise in form and substance satisfactory to Agent. “PACE Lien” means any lien, tax or special assessment or any other encumbrance relating to a PACE Loan on or affecting all or any portion of the Property or any interest therein, or any direct or indirect interest in Borrower. “PACE Loan” means a loan to finance energy efficient improvements and renewable energy projects, or other similar initiatives, and commonly known as a “Property-Assessed Clean Energy (PACE) Loan”, as the same may now or hereafter be more particularly defined and described in any applicable Legal Requirements or promulgated by any Governmental Authority. “Parking License” shall mean any parking licenses or permits required by any Governmental Authority in connection with any parking at the Property or any parking garage that may now or hereafter be located on the Property. “Partial Release” shall have the meaning set forth in Section 2.11(a) hereof. “Partial Release Paydown Amount” shall mean, with respect to the Partial Release of a given Property, an amount equal to the greater of (i) one hundred twenty-five percent (125%) of the Allocated Loan Amount for such Property and (ii) one hundred percent (100%) of the net sale proceeds received in connection with the sale of such Property, if applicable. “Participant” shall have the meaning set forth in Section 13.9(a) hereof.

4895-2729-0691 26 12312273 “PCO” shall mean a permanent certificate of occupancy for the entire Property or the applicable portion thereof, issued by the appropriate Governmental Authority. “Periodic Term SOFR Determination Day” shall have the meaning ascribed in the definition of “Term SOFR”. “Periodic Treasury Yield” shall mean the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth (5th) Business Day preceding the prepayment date. “Permitted Encumbrances” shall mean, collectively, (a) the lien and security interests created by this Agreement and the other Loan Documents, (b) all liens, encumbrances and other matters disclosed in the Lender’s Policy, (c) liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent (but excluding any lien securing any property-assessed clean energy loans or similar indebtedness with respect to Borrower and/or the Property, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments), and (d) such other title and survey exceptions as Agent has approved or may approve in writing in Agent’s sole discretion. “Permitted Equipment Leases” shall mean equipment leases or other similar instruments entered into with respect to the Personal Property; provided, that, in each case, such equipment leases or similar instruments (i) are entered into on commercially reasonable terms and conditions in the ordinary course of Borrower’s business and (ii) relate to Personal Property which is (A) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower’s business and (B) readily replaceable without material interference or interruption to the operation of the Property. “Permitted Investments” shall have the meaning set forth in the Cash Management Agreement. “Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing. “Personal Property” shall mean, individually and/or collectively, as the context may require, the Hilton Personal Property, the Crowne Plaza Personal Property and the Holiday Inn Personal Property. “Pfandbrief Pledge” shall have the meaning set forth in Section 13.11 hereof.

4895-2729-0691 27 12312273 “PIP” shall mean any property improvement plan required under any Franchise Agreement or proposed to be completed by Borrower, in each case subject to Agent’s prior written approval thereof (which approval shall not be unreasonably withheld). “PIP Approved Budget” means the then budget for any PIP Work approved by Agent in writing (which approval shall not be unreasonably withheld). “PIP Approved Plans” means the then plans and specifications for any PIP approved by Agent in Writing (which approval shall not be unreasonably withheld). “PIP Budget” means the budget for the PIP. “PIP Completion Evidence” shall mean, with respect to any PIP, evidence reasonably acceptable to Agent that the related PIP Work has been (x) completed in a good, workmanlike and lien free manner in accordance with this Agreement, the Franchise Agreement and Applicable Law and (y) paid for in full, which such evidence shall include, without limitation, (a) written certification from Borrower and the Franchisor confirming the foregoing, (b) at Agent’s discretion, an inspection of the Property by Agent and/or its agents confirming the foregoing, (c) lien waivers and releases from all parties furnishing materials and/or services in connection therewith, (d) a title search for the Property confirming that only Permitted Encumbrances exist and no liens, lis pendens or similar matters have been filed in connection with the related PIP Work, and (e) evidence that a TCO or PCO has been issued for the PIP and the related PIP Work. “PIP Deposit” shall have the meaning set forth in Section 4.5 hereof. “PIP Final Completion Evidence” shall mean, with respect to any PIP, (x) evidence reasonably acceptable to Agent that the PIP Work has been fully and finally completed in accordance with the PIP Approved Plans and completed in a good, workmanlike and lien free manner in accordance with this Agreement, the Franchise Agreement and Applicable Law, and that all approvals and sign-offs required by any Governmental Authority have been obtained, (y) evidence reasonably acceptable to Agent that the related PIP Work has been paid for in full, which such evidence shall include, without limitation, (a) written certification from Borrower and the Franchisor confirming the foregoing, (b) at Agent’s discretion, an inspection of the Property by Agent and/or its agents confirming the foregoing, (c) final lien waivers and releases from all parties furnishing materials and/or services in connection therewith, and (d) a title search for the Property confirming that only Permitted Encumbrances exist and no liens, lis pendens or similar matters have been filed in connection with the related PIP Work, and (e) evidence that a TCO or PCO has been issued for the PIP and the related PIP Work. “PIP Plans” means the plans and specifications for the PIP. “PIP Reserve Funds” shall have the meaning set forth in Section 4.5 hereof. “PIP Work” shall mean the work to be completed pursuant to the PIP Approved Plans. “Pledge Agreement” shall mean, individually and/or collectively, as the context may require, the HoldCo Pledge Agreement and the MezzCo Pledge Agreement, as the same may hereafter be amended, supplemented or otherwise modified. Any references in this Agreement to

4895-2729-0691 28 12312273 “Pledge Agreement” shall be inclusive of any UCC Financing Statements filed in connection therewith. “Pledgor” shall mean, individually and/or collectively, as the context may require, HoldCo and MezzCo. “Policies” shall have the meaning specified in Section 9.1 hereof. “Post-Closing Obligations Letter” shall mean that certain Post-Closing Obligations Letter, dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Agent. “Prime Rate” shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate”. If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime Rate,” Agent shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, then Agent shall select a comparable interest rate index or any similar release by the Federal Reserve Board (as reasonably determined by Agent). Notwithstanding the foregoing or anything herein to the contrary, in no event shall the Prime Rate, for purposes of the Loan, be less than zero percent (0%) per annum. “Prohibited Transfer” shall have the meaning set forth in Section 8.2 hereof. “Projections” shall have the meaning set forth in Section 13.9 hereof. “Property” shall mean, individually and/or collectively, as the context may require, the Hilton Property, the Crowne Plaza Property and the Holiday Inn Property. “Property Condition Report” shall mean, individually and/or collectively, as the context may require, the Property Condition Report, dated December 15, 2022, prepared by AEI Consultants for each Property. “Property Document Event” shall mean any event which would, directly or indirectly, cause a termination right, right of first refusal, first offer or any other similar right, cause any termination fees to be due, cause any “kicker” or other similar fee or payment to be due, or would cause a Material Adverse Effect to occur under any REA, the Franchise Agreement, the Management Agreement, the Ground Lease or any Hotel Brand Agreement (in each case, beyond any applicable notice and cure periods under the applicable document); provided, however, any of the foregoing shall not be deemed a Property Document Event to the extent Lender’s prior written consent is obtained with respect to the same. “Protective Advances” means the payment by Lender or Agent of impositions, Insurance Premiums, Liens, cure payments in the nature of protective advances made on behalf of Borrower and any other advances or payments by Lender made for the purpose of preventing or curing any Event of Default, protecting the Property, the interests of Borrower in the Property, preventing or curing a default under any Material Agreement, the health and safety of third parties, any

4895-2729-0691 29 12312273 emergency and/or preventing deterioration of (or harm to) the Property or diminution in value of the Property (or any other collateral for the Loan). “Provided Information” shall have the meaning set forth in Section 13.2(b) hereof. “Qualified Brand” shall mean (i) Marriott International, Inc., (ii) Hilton Worldwide Holdings Inc, (iii) Hyatt Hotels Corporation and (iv) InterContinental Hotels Group PLC. “Qualified Franchise Agreement” shall mean a franchise, trademark and license agreement with respect to the Property approved by Lender in writing (which such approval shall not be unreasonably withheld, conditioned or delayed) with a Qualified Franchisor (whether contained in a stand-alone franchise agreement or subsumed within a management or other agreement) containing substantially the same scope of Hotel Brand Agreements that appear in the Franchise Agreement being replaced (or such portion thereof as may be reasonably acceptable to Lender (which approval may be conditioned upon Lender’s receipt of a Rating Agency Certificate with respect to such agreement)). “Qualified Franchisor” shall mean (i) Hilton, Hyatt, Marriott and/or InterContinental Hotels or (ii) a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Property and approved by Agent in writing (which such approval may be granted or withheld in Lender’s reasonable discretion and may be conditioned upon Lender’s receipt of a Rating Agency Confirmation, to the extent that any Securities are then outstanding, with respect to such Person). “Qualified Insurer” shall have the meaning set forth in Section 9.1 hereof. “Qualified Manager” shall mean (i) Manager, (ii) a Brand Manager for a brand comparable or better than the brand being terminated or (iii) a reputable and experienced professional management organization approved by Agent (which such approval may, at Lender’s option, and to the extent that any Securities are then outstanding, be conditioned upon Agent’s receipt of a Rating Agency Confirmation with regard to both the identity of the proposed manager and the replacement management agreement pursuant to which such manager will be employed). “Rating Agencies” shall mean each of S&P, Moody’s, Fitch, DBRS, Kroll and Morningstar, or any successor thereto, or any other nationally-recognized statistical rating agency which has been approved by Agent, but only to the extent that such Rating Agency has been designated by Agent, or is anticipated to be designated by Agent, in connection with any Secondary Market Transaction. “Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies (obtained at Borrower’s sole cost and expense) that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion. For the purposes of this Agreement and the other Loan Documents, if any Rating Agency shall waive, decline or refuse to review or otherwise engage any request for a Rating Agency Confirmation hereunder or under the other Loan Documents (hereinafter, a “RA Consent”), such RA Consent shall be deemed to eliminate, for such request

4895-2729-0691 30 12312273 only, the condition that a Rating Agency Confirmation by such Rating Agency (only) be obtained for purposes of this Agreement or the other Loan Documents, as applicable; provided, however, if Agent or Lender does not have a separate and independent approval right with respect to such event set forth herein or in the other Loan Documents, as applicable, then the term “Rating Agency Confirmation” shall be deemed instead to require the approval of Agent or Lender based on its good faith determination. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for a Rating Agency Confirmation hereunder or under the other Loan Documents shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for a Rating Agency Confirmation hereunder or under the other Loan Documents, and the condition for Rating Agency Confirmation pursuant to this Agreement and the other Loan Documents for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request. “REA” shall mean, individually and/or collectively (as the context may require), each reciprocal easement, covenant, condition and restriction agreement or similar agreement affecting the Property as more particularly described in Schedule B to the Lender’s Policy, and any future reciprocal easement, covenant, condition and restriction agreement or similar agreement affecting the Property entered into in accordance with the applicable terms and conditions hereof. “Rebalancing Obligation” shall have the meaning set forth in Section 4.3(b) hereof. “Recipient” shall mean (i) Agent or (ii) Lender, as applicable. “Register” shall have the meaning set forth in Section 13.9 hereof. “Registrar” shall have the meaning set forth in Section 13.6 hereof. “Registration Statement” shall have the meaning set forth in Section 13.2 hereof. “Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time. “Regulatory Change” shall have the meaning set forth in Section 2.5(d)(vii) hereof. “Reimbursement Contribution” shall have the meaning set forth in Section 17.16 hereof. “REIT Transfer” shall mean the one-time transfer of any shares in MezzCo to Caliber Hospitality, L.P. a Delaware limited partnership that is Controlled by Caliber Hospitality Trust, Inc., a Maryland corporation that has elected or will elect to be taxed as a real estate investment trust under the Code (collectively with Caliber Hospitality, L.P., the “Caliber REIT”) in a transaction that qualifies under Section 721 of the Code; provided that Agent shall have completed its customary “know-your-customer” due diligence on the Caliber REIT. “Related Loan” shall mean a loan made to an Affiliate of Borrower, or secured by a Related Property, that is included with the Loan (or a portion of the Loan) in a Securitization.

4895-2729-0691 31 12312273 “Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related,” within the meaning of the definition of Significant Obligor, to the Property. “Release Debt Service Coverage Ratio” shall have the meaning set forth in Section 2.11(a) hereof. “Relevant Sections” shall have the meaning set forth in Section 13.2(b) hereof. “Remaining Funds” shall have the meaning set forth in Section 3.4 hereof. “Remaining Monthly Payment Amount” shall have the meaning set forth in Section 2.5(b) hereof. “REMIC Requirements” shall mean any applicable federal income tax requirements relating to the continued qualification of any REMIC Trust (including, without limitation, the continued treatment of the Loan as a “qualified mortgage” in the hands of the REMIC Trust) as such under the IRS Code, the non-imposition of any tax on such REMIC Trust under the IRS Code (including, without limitation, the taxes on “prohibited transactions” and “contributions”), and any other constraints, rules or other regulations or requirements relating to the servicing, modification or other similar matters with respect to the Loan (or any portion thereof or interest therein) that may exist in, or be promulgated administratively under, the IRS Code. “REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code that holds any interest in all or any portion of the Loan (including, without limitation, the Note). “Rent Deficiency” shall have the meaning set forth in Section 4.4 hereof. “Rent Loss Proceeds” shall have the meaning set forth in Section 9.1 hereof. “Rent Roll” shall have the meaning set forth in Section 5.17 hereof. “Rents and Profits” shall have the meaning set forth in the Security Instrument. “Reporting Failure” shall have the meaning set forth in Section 7.12 hereof. “Required Financial Item” shall have the meaning set forth in Section 7.12 hereof. “Required PIP Reserve Funds Amount” shall have the meaning set forth in Section 4.5(a) hereof. “Reserve Funds” shall mean the Debt Service Reserve Funds, Tax and Insurance Reserve Funds, the FF&E Reserve Funds, the PIP Reserve Funds and any other escrow funds established pursuant to the express terms of this Agreement or the other Loan Documents. “Reserve Percentage” shall mean the rates (expressed as a decimal) of reserve requirements applicable to Agent, if any, on the date two (2) Business Days prior to the beginning

4895-2729-0691 32 12312273 of such Interest Accrual Period (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of any Governmental Authority as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System) (or against any other category of liabilities which includes deposits by reference to which SOFR is determined or against any category of extensions of credit or other assets which includes loans by a non-United States office of a depository institution to United States residents or loans which charge interest at a rate determined by reference to such deposits). The determination of the Reserve Percentage shall be based on the assumption that Lender funded 100% of the Loan in the interbank Eurodollar market. In the event of any change in the rate of such Reserve Percentage during an Interest Accrual Period, or any variation in such requirements based upon amounts or kinds of assets or liabilities, or other factors, including, without limitation, the imposition of Reserve Percentages, or differing Reserve Percentages, on one or more but not all of the holders of the Loan or any participation therein, Lender may use any reasonable averaging and/or attribution methods which it deems appropriate and practical for determining the rate of such Reserve Percentage which shall be used in the computation of the Reserve Percentage. Lender’s computation of the Reserve Percentage shall be determined conclusively by Lender and shall be conclusive and binding on Borrower for all purposes, absent manifest error. The term “Reserve Percentage” shall also include the rates (expressed as a decimal) of reserve requirements applicable to Lender on the date that is two (2) Business Days prior to the beginning of such Interest Accrual Period (or such other date prior to such Interest Accrual Period as determined by Lender in connection with the Substitute Rate Loan Conversion) under any Applicable Law or Legal Requirement from time to time in effect with respect to making loans or extending credit with reference to the applicable Substitute Index. “Responsible Officer” shall mean with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president of such Person or such other similar officer of such Person reasonably acceptable to Agent and appropriately authorized by the applicable Person in a manner reasonably acceptable to Agent. “Restoration” shall have the meaning set forth in Section 9.2 hereof. “Restoration Retainage” shall have the meaning set forth in Section 9.4 hereof. “Restoration Threshold” shall mean an amount equal to 5% of the outstanding principal balance of the Loan. “Restricted Account” shall mean the “Account”, as such term is defined in the DACA. “Restricted Party” shall have the meaning set forth in Section 8.1 hereof. “S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. “Sale or Pledge” shall have the meaning set forth in Section 8.1 hereof. “Sanctioned Target” shall have the meaning set forth in Section 5.28 hereof.

4895-2729-0691 33 12312273 “Sanctions” shall mean any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by (a) the United States of America, including those administered by the U.S. Treasury Department Office of Foreign Assets Control (OFAC), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other Governmental Authority in any jurisdiction in which (i) the Borrower or any member of the Borrower Group is located or conducts business, (ii) in which any of the proceeds of the Loan will be used, or (iii) from which repayment of the Debt will be derived. “Scheduled Maturity Date” shall mean the date which is the two (2) year anniversary of the Closing Date. “Secondary Market Transaction” shall have the meaning set forth in Section 13.1 hereof. “Section 2.8 Certificate” shall have the meaning set forth in Section 2.8(e) hereof. “Section 2.8 Taxes” shall have the meaning set forth in Section 2.8 hereof. “Securities” shall have the meaning set forth in Section 13.1 hereof. “Securities Act” shall have the meaning set forth in Section 13.2 hereof. “Securitization” shall have the meaning set forth in Section 13.1 hereof. “Security Instrument” shall mean the Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. Any references in this Agreement to “Security Instrument” shall be inclusive of any UCC Financing Statements filed in connection therewith. “Servicing Fee” means the fee payable to Agent for the servicing of the Loan. “Severed Loan Documents” shall have the meaning set forth in Article 10. “Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act. “Single Purpose Entity” shall mean an entity which satisfies all of the requirements of Section 6.1 hereof and whose structure and organizational and governing documents are otherwise in form and substance acceptable to Agent and the Rating Agencies. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

4895-2729-0691 34 12312273 “SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based on Term SOFR. “SPE Component Entity” shall have the meaning set forth in Section 6.1(c) hereof. “Special Member” shall have the meaning set forth in Section 6.1(e) hereof. “Sponsor” shall mean, individually and/or collectively, as the context may require, CaliberCos Inc., a Delaware corporation, John C. Loeffler II and Jennifer Schrader, subject to the terms of the applicable organizational documents of the indirect members and managers of Borrower. “Spread” shall mean 8.75% per annum. “State” shall mean the state in which the Property or any part thereof is located. “Substitute Base Rate” shall mean a rate determined by Agent based on the Substitute Index determined as of the Interest Determination Date immediately preceding the first (1st) day of the applicable Interest Accrual Period, provided, that, in no event shall the Substitute Base Rate be less than one percent (1.0%) per annum. If the Substitute Base Rate is a floating rate index, then the Substitute Base Rate shall be subject to a Benchmark Replacement Adjustment. “Substitute Index” shall mean either (i) a floating rate index that is (a) commonly accepted by market participants in securitized and capital markets real estate finance transactions as an alternative to Term SOFR as determined by Agent in good faith, or (b) elected as a substitute rate pursuant to any Leveraged Loan), or (ii) if Agent determines in good faith that a floating rate index described in clause (i) of this definition cannot be determined, then, for so long as such a floating rate index cannot be determined, the Fixed Rate. “Substitute Rate” means, with respect to any Interest Accrual Period, a rate per annum equal to the sum of (i) the Adjusted Substitute Base Rate, determined as of the Interest Determination Date for such Interest Accrual Period, plus (ii) the Substitute Spread; provided, however, in no event shall the Substitute Rate be less than twelve and one-half percent (12.50%) per annum. “Substitute Rate Loan” shall mean the Loan at any time in which the Interest Rate is calculated at the Substitute Rate in accordance with the provisions of Section 2.5. “Substitute Rate Loan Conversion” shall mean a conversion of the Loan from a Term SOFR Loan to a Substitute Rate Loan or any subsequent change in the Substitute Index, in each case in accordance with Section 2.5(c) hereof. “Substitute Spread” shall mean, in connection with any Substitute Rate Loan Conversion, the difference (expressed as the number of basis points) between (a) the Term SOFR Rate as of

4895-2729-0691 35 12312273 the Interest Determination Date for which Term SOFR was last available minus (b) the Substitute Base Rate as of such Interest Determination Date; provided, however, that if such difference is a negative number, then the Substitute Spread shall be zero (0). “Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Agent and the company or companies issuing the Lender’s Policy and containing a certification of such surveyor satisfactory to Agent. “Syndication” shall have the meaning set forth in Section 13.9 hereof. “Tax and Insurance Reserve Funds” shall have the meaning set forth in Section 4.7 hereof. “Tax and Insurance Reserve Subaccount” has the meaning given in the Cash Management Agreement. “Taxes” shall mean all taxes, assessments, water rates, sewer rents, sales tax, room tax, business improvement district or other similar assessments and other governmental impositions, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof. “TCO” shall mean any temporary certificate of occupancy for all or any portion of the Property, issued by the appropriate Governmental Authority. “Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement with Borrower (but not hotel guests). “Tenant Direction Letter” shall have the meaning set forth in Section 3.3(a) hereof. “Term SOFR” means the Term SOFR Reference Rate on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of each Interest Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a benchmark replacement date, as determined by Agent, with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, however, that if Term SOFR as so determined would be less than three and three-quarters percent (3.75%), such rate shall be deemed to be three and three-quarters percent (3.75%). Any change in Term SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to Borrower.

4895-2729-0691 36 12312273 “Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Rate” means the sum of (i) Term SOFR, plus (ii) the Spread. “Term SOFR Reference Rate” means the forward-looking one (1) month term rate based on SOFR.” “Termination Space” shall have the meaning set forth in Section 4.4 hereof. “True Up Payment” shall mean a payment into the applicable Account of a sum which, together with any applicable monthly deposits into the applicable Account, will be sufficient to discharge the obligations and liabilities for which such Account was established as and when reasonably appropriate. The amount of the True Up Payment shall be determined by Lender in its reasonable discretion and shall be final and binding absent manifest error. “Trustee” shall mean any trustee holding the Loan in a Securitization. “UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State. “UCC Financing Statements” means (a) the UCC Financing Statement filed with the Delaware Secretary of the State in connection with the Loan covering the collateral described therein, with Borrower as Debtor and Agent as Secured Party, and (b) the UCC Financing Statement filed with the Delaware Secretary of the State in connection with the Loan covering the collateral described therein, with Pledgor as Debtor and Agent as Secured Party. “Underwriter Group” shall have the meaning set forth in Section 13.2 hereof. “Underwritten Franchise Fees” shall mean an estimated amount of all application fees, franchise fees, contributions, reserves and other fees and expenses due and payable by Borrower pursuant to the Franchise Agreement, as calculated by Borrower, subject to Agent’s review and approval. “Underwritten NOI” shall mean Underwritten Operating Income less Underwritten Operating Expenses. Agent’s calculation of Underwritten NOI (including determination of items that do, and do not, qualify as Operating Income or Operating Expenses) shall be calculated by Agent in good faith and shall be final absent manifest error. “Underwritten Operating Expenses” shall mean projected annualized Operating Expenses based on a trailing twelve (12) month period adjusted upwards (but not downwards) by CPI and anticipated increases in Operating Expenses. Notwithstanding the foregoing or anything herein to the contrary, in the event Agent is not in possession of a trailing twelve (12) month period of Operating Expenses actually paid by Borrower (or any predecessor-in-interest to Borrower in

4895-2729-0691 37 12312273 the Property) pursuant to the definition of “Operating Expenses” herein, Agent may calculate a projected annualized (12) month period of Operating Expenses, in its good faith, reasonable discretion, based on the documentation regarding the Property that has been delivered to Agent, including, without limitation, operating statements from Borrower’s predecessor-in-interest, operating statements from Borrower, recent appraisals, Borrower’s annual budget, and based on normalized estimates of recurring monthly and annual Operating Expenses without duplication of any items already included in such calculation and excluding any non-recurring Operating Expenses not then known or reasonably anticipated by Agent. Agent’s reasonably determined calculation of Underwritten Operating Expenses shall be conclusive and binding on Borrower absent manifest error. “Underwritten Operating Income” shall mean projected annualized Operating Income based on the most recent operating statement and such other information as is required to be delivered by Borrower pursuant to Section 7.12 hereof including a vacancy factor equal to the greater of (a) an imputed vacancy rate of ten percent (10%), (b) the market vacancy rate for the market in which the Property is located, or (c) the actual vacancy rate at the Property for the prior 12 month period. Lender’s calculation of Underwritten Operating Income shall be conclusive and binding on Borrower absent manifest error. “Uniform System of Accounts” shall mean the most recent edition of the Uniform System of Accounts for Hotels, as adopted by the American Hotel and Motel Association. “Updated Information” shall have the meaning set forth in Section 13.1 hereof. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Obligations” shall mean “government securities” as defined in Section 2(a)(16) of the Investment Company Act of 1940 and within the meaning of Treasury Regulation Section 1.860G-2(a)(8); provided, that, (i) such “government securities” are not subject to prepayment, call or early redemption and (ii) the aforesaid laws and regulations shall be deemed to refer to the same as may be and/or may hereafter be amended, restated, replaced or otherwise modified. “Work Charge” shall have the meaning set forth in Section 7.16(a) hereof. “Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. Section 1.2 Principles of Construction. All references to sections, exhibits and schedules are to sections, exhibits and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise

4895-2729-0691 38 12312273 specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. ARTICLE 2. GENERAL TERMS Section 2.1 The Loan. The Borrower agrees to borrow the Loan from Lender, and Lender agrees to lend the Loan to Borrower, subject to the terms and conditions herein set forth. Except as expressly and specifically set forth herein, Lender has no obligation or other commitment to loan any funds to Borrower or otherwise make disbursements to Borrower. Borrower hereby waives any right Borrower may have to make any claim to the contrary. Section 2.2 Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed. Unless Borrower has notified the Agent in writing (which notification may be by email) by not later than 5:00 p.m. (New York City time) on the Closing Date that it has not received the funds pursuant to the funds flow, Agent shall deem the Loan funded and make the appropriate recordations in the Register. For the avoidance of doubt, any payments or amounts owed by Borrower pursuant to this Agreement (except for any amounts payable on the Closing Date) shall be paid to Agent in accordance with the terms and conditions hereof. Section 2.3 The Note and the other Loan Documents. The Loan shall be evidenced by the Note and this Agreement and secured by this Agreement, the Security Instrument, the Pledge Agreement and the other Loan Documents. Section 2.4 Use of Proceeds. Borrower shall use the proceeds of the Loan (i) to pay and discharge any existing loans relating to the Property, (ii) to pay all past-due Taxes, Insurance Premiums and Other Charges, if any, in respect of the Property, (iii) to make initial deposits of the Reserve Funds, (iv) to pay costs and expenses incurred in connection with the closing of the Loan, and (v) to the extent any proceeds remain after satisfying clauses (i) through (iv) above, for such lawful purpose as Borrower shall designate, which designation shall be consistent with the terms of this Agreement. Borrower shall not, and shall ensure that each member of the Borrower Group shall not, directly or indirectly, use any of the proceeds of the Loan to fund, finance or facilitate any activities, business of transactions that would be prohibited by Sanctions, AML Law or Anti- Corruption Law. Section 2.5 Interest Rate. (a) Generally. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date up to but excluding the Maturity Date at the Interest Rate. (b) Interest Calculation. Interest on the outstanding principal balance of the Loan shall accrue at the Interest Rate calculated on an Actual/360 Basis and be payable on each Monthly Payment Date; provided, that, notwithstanding the foregoing, Borrower shall be required to pay, on each Monthly Payment Date, interest on the outstanding principal balance of the Loan at the Current Rate (such amount of interest at the Current Rate, the “Minimum Monthly Payment

4895-2729-0691 39 12312273 Amount”) and, to the extent that there exists insufficient cash flow from the Property after disbursements on such Monthly Payment Date for items (i) through (ix) in Section 3.5 hereof, Borrower may, at its option, defer payment of all or a part of the Accrued Interest portion of the Debt Service for the applicable Interest Accrual Period (any such unpaid amount, the “Remaining Monthly Payment Amount”), which Remaining Monthly Payment Amount shall be added to the then outstanding principal balance of the Loan on such Monthly Payment Date, and interest shall thereafter accrue on such outstanding principal balance of the Loan at the Interest Rate calculated on an Actual/360 Basis under this Agreement and the Note (for the avoidance of doubt, any Remaining Monthly Payment Amounts shall be added to the outstanding principal balance and compounded on a monthly basis); provided, however, that any such Remaining Monthly Payment Amount (together with any interest that has accrued thereon), shall be paid, in whole or in part, as the case may be, on the earlier to occur of (I) the next Monthly Payment Date(s) on which there exists excess funds after disbursements for items (i) through (ix) in Section 3.5 hereof, or (II) the Maturity Date or any acceleration of the Debt. Borrower acknowledges that interest calculated on an Actual/360 Basis exceeds interest calculated on a 30/360 Basis. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Accrual Period immediately prior to such Monthly Payment Date. Notwithstanding the insufficiency of cash flow from the Property after disbursements for items (i) through (ix) in Section 3.5 hereof to pay all or any portion of the Remaining Monthly Payment Amount on any Monthly Payment Date, Borrower may, at its option, pay such Remaining Monthly Payment Amount to Agent in cash, provided that Borrower shall notify Agent of its intention to do so at least five (5) Business Days prior to such Monthly Payment Date. (c) Determination of Interest Rate. (i) Borrower shall pay interest on the outstanding principal amount of the Loan at the Interest Rate for the applicable Interest Accrual Period. Subject to change in accordance with this Section 2.5(c), interest on the Loan shall accrue at the Term SOFR Rate. Any change in the rate of interest hereunder due to a change in the Interest Rate shall become effective as of the opening of business on the first day on which such change in the Interest Rate shall become effective. Each determination by Agent of the Interest Rate, including, without limitation, the basis for a change in the rate or index used to determine the Interest Rate (as set forth in this Agreement), shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert the Interest Rate at any time. (ii) In the event that Agent shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting any administrator of SOFR (including the SOFR Administrator), SOFR (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB or any insolvency official with jurisdiction over the administrator of SOFR or otherwise, (A) adequate and reasonable means do not exist for ascertaining Term SOFR, (B) Term SOFR ceases to be reported, (C) variable rate loans being originated by Agent or its Affiliates are generally referencing another rate or index other than Term SOFR, (D) Term SOFR will not adequately and fairly reflect the cost to Lender of making or maintaining the Loan, (E) the administrator of the applicable benchmark (or such component) has ceased or will cease to provide all Available Tenors of such benchmark

4895-2729-0691 40 12312273 (or such component thereof) permanently or indefinitely, or (F) Agent has determined that a Substitute Index has succeeded Term SOFR, then Agent shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Accrual Period. If such notice is given, the related outstanding SOFR Loan shall be converted, on the last day of the then current Interest Accrual Period, to a Substitute Rate Loan. In connection with any such Substitute Rate Loan Conversion, following a Securitization, Agent may require that Borrower deliver or cause to be delivered, at its costs and expense, (i) an opinion of REMIC counsel as to the compliance of such conversion with applicable REMIC Requirements as determined under the IRS Code, the regulations, revenue rulings, revenue procedures and other administrative, legislative and judicial guidance relating to the tax treatment of REMIC Trusts (which such opinion shall be, in form and substance and from a provider, in each case, reasonably acceptable to Agent and acceptable to the Rating Agencies) (ii) a Rating Agency Confirmation (to the extent any Securities are then outstanding) in connection with such Substitute Rate Loan Conversion, and (iii) evidence reasonably satisfactory to Agent that such conversion does not violate ERISA. Except as provided in this Section, the Loan shall at all times be a SOFR Loan. Borrower shall pay to Agent upon demand, any additional amounts necessary to compensate Lender and Agent for out- of-pocket costs and expenses in making a Substitute Rate Loan Conversion in accordance with this Section. Notwithstanding anything else contained in this Agreement to the contrary, if the interest rate under any Leveraged Loan is modified such that it becomes calculated based off of a Substitute Index, then Agent shall have the right to modify the benchmark used under this Agreement to a Substitute Index, as reasonably determined by Agent. (iii) If, pursuant to the terms hereof, any portion of the Loan has been converted to a Substitute Rate Loan and (x) Agent shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable or (y) Agent shall reasonably, but conclusively, determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that a different Substitute Index from what is then being used is a more appropriate basis for calculating the Interest Rate (provided that, such different Substitute Index is generally used by Agent as a replacement for Term SOFR for variable rate loans and applied to other similar loans being made to similarly situated customers, which loans are held for investment by Agent and its Affiliates), Agent shall give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Accrual Period. If such notice is given, the related outstanding Substitute Rate Loan shall be converted to a SOFR Loan on the last day of the then current Interest Accrual Period. Any change to a different Substitute Index pursuant to the foregoing shall be considered a Substitute Rate Loan Conversion and Agent may require the deliveries set forth in clause (ii) above. (iv) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Agent to make or maintain a SOFR Loan as contemplated hereunder (A) the obligation of Agent hereunder to make a SOFR Loan or to convert a Substitute Rate Loan to SOFR Loan shall be canceled on and after the

4895-2729-0691 41 12312273 occurrence of the event described in the following clause (B), and (B) any outstanding SOFR Loan shall be converted automatically to a Substitute Rate Loan on the last day of the then current Interest Accrual Period or within such earlier period as required by law. Borrower hereby agrees to promptly pay to Agent, upon demand, any additional amounts necessary to compensate Lender or Agent for any costs actually incurred by Lender or Agent in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender or Agent to lenders of funds obtained by it in order to make or maintain the SOFR Loan hereunder. Agent’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error. (v) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Agent with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority: (A) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Agent which is not otherwise included in the determination of Term SOFR or the Substitute Index, as applicable, hereunder; (B) shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Agent to be material; or (C) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans (which may be a SOFR Loan or a Substitute Rate Loan) or extensions of credit or to reduce any amount receivable hereunder; then, in any such case, Borrower shall promptly pay Agent, upon demand, any additional amounts necessary to compensate Lender or Agent for such additional actual cost or reduced amount receivable which Lender or Agent deems to be material as reasonably determined by Lender or Agent, provided that, such demand by Agent shall apply to all loans similarly affected by such change. If Lender or Agent becomes entitled to claim any additional amounts pursuant to this subsection, Agent shall provide Borrower with not less than thirty (30) days’ notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender or Agent for such additional cost or reduced amount. A certificate as to any additional

4895-2729-0691 42 12312273 costs or amounts payable pursuant to the foregoing sentence submitted by Agent to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents. (vi) Borrower agrees to indemnify Lender and Agent and to hold Lender and Agent harmless from any loss or expense which Lender or Agent sustains or incurs as a consequence of (A) any default by Borrower in payment of the principal of or interest on a SOFR Loan or a Substitute Rate Loan, as applicable, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a SOFR Loan or a Substitute Rate Loan, as applicable, hereunder, (B) any prepayment (whether voluntary or mandatory) of the SOFR Loan or a Substitute Rate Loan, as applicable, on a day that is not the last day of an Interest Accrual Period, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the SOFR Loan or a Substitute Rate Loan, as applicable, hereunder, (C) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Interest Rate from the Term SOFR Rate to the Substitute Rate with respect to any portion of the outstanding principal amount of the Loan on a date other than the last day of an Interest Accrual Period, and (D) interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a SOFR Loan or a Substitute Rate Loan, as applicable, hereunder (the amounts referred to in clauses (A), (B), (C) and (D) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not be required to indemnify Lender or Agent, as applicable, from any loss or expense arising from Lender’s or Agent’s gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents. For the avoidance of doubt, the Breakage Costs shall be calculated by the Lender and paid directly to the Lender. Notwithstanding the foregoing or anything herein to the contrary, provided Borrower makes any prepayment (whether voluntary or mandatory) of the SOFR Loan or a Substitute Rate Loan, as applicable, on the last day of an Interest Accrual Period, or if such date is not the last day of an Interest Accrual Period but such prepayment includes the payment of Interest Shortfall, then no Breakage Costs shall be due and payable in connection with such prepayment. (vii) Agent shall not be entitled to claim compensation pursuant to this subsection for any increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than ninety (90) days before the date Agent notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender or Agent under this subsection, which statement shall be reasonably determined by Agent and conclusive and binding upon all parties hereto absent manifest error.

4895-2729-0691 43 12312273 (viii) Agent will use reasonable efforts (consistent with legal and regulatory restrictions) to monitor the availability of SOFR as an available benchmark for determining the interest rate under this Agreement, and to avoid or reduce any increased or additional costs payable by Borrower under this subsection, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or affiliate of Lender or Agent in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the SOFR Loan and/or a Substitute Rate Loan, as applicable, or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (A) would not result in any additional costs, expenses or risk to Lender or Agent that are not reimbursed by Borrower and (B) would not be disadvantageous in any other respect to Lender or Agent as determined by Agent in its sole discretion. (d) Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by Applicable Law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. (e) Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender or Agent to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender or Agent for the use or forbearance of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding. Section 2.6 Loan Payments. (a) Payment Before Maturity. Borrower shall make a payment to Agent of interest only on the Closing Date for the period from the Closing Date through the last day of the month in which the Closing Date occurs (unless the Closing Date is the first day of a calendar month, in which case no such separate payment of interest shall be due). Borrower shall pay to Lender on each Monthly Payment Date the Monthly Payment Amount. (b) Payment on Maturity. Borrower shall pay to Agent on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest (including, without limitation, the Minimum Return and the Exit Fee, which shall include any amounts of the Minimum Return or Exit Fee attributable to principal that was subject to a mandatory or other prepayment pursuant to Section 2.7(b) where any portion of the Minimum Return or Exit Fee was

4895-2729-0691 44 12312273 not paid) and all other amounts due hereunder and under the Note, the Security Instrument, the Pledge Agreement and the other Loan Documents. (c) Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower within five (5) days when due, Borrower shall pay to Agent, for the benefit of Lender, upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expense incurred by Agent in handling and processing such delinquent payment and to compensate Agent for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument, the Pledge Agreement and the other Loan Documents. (d) Method and Place of Payment. (i) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Agent not later than 1:00 P.M., New York time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Agent’s office, and any funds received by Agent after such time may, for all purposes hereof, in the Agent’s discretion be deemed to have been paid on the next succeeding Business Day. (ii) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately preceding Business Day. (iii) All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto. Section 2.7 Prepayments. (a) Voluntary Prepayments. The outstanding principal amount of the Loan may not be prepaid in whole or in part except as expressly set forth herein. On the last day of any Interest Accrual Period, provided no Event of Default has occurred and is continuing, Borrower may, at its option and upon prior written notice to Agent as set forth herein, prepay the Debt in whole, but not in part (except as set forth in Section 2.11 below); provided that, such prepayment is accompanied by the Minimum Return. Agent shall not be obligated to accept any prepayment unless it is accompanied by the Minimum Return due in connection therewith. Any prepayment received by Agent on account of Lender on a date other than the last day of any Interest Accrual Period shall include, if all or any portion of the Loan is included in a Securitization, interest which would have accrued from such date of prepayment through and including the last day of the Interest Accrual Period during which such prepayment is being made (such amounts, the “Interest Shortfall”). Additionally, Borrower shall pay the Exit Fee and any Breakage Costs (provided that the same are not duplicative of any Interest Shortfall paid in connection with such prepayment) in connection with any prepayment of the Loan and any other amounts due under the Loan Documents. As a condition to any voluntary prepayment, Borrower shall give Agent written notice (a “Prepayment Notice”) of its intent to prepay, which notice must be given at least thirty (30)

4895-2729-0691 45 12312273 and not more than ninety (90) days prior to the Business Day upon which prepayment is to be made, except to the extent that a shorter time period is approved by Agent, and must specify the Business Day on which such prepayment is to be made. Borrower hereby agrees that, in the event Borrower delivers a Prepayment Notice and fails to prepay the Loan in accordance with the Prepayment Notice and the terms of this Section 2.7 (a “Prepayment Failure”), Borrower shall indemnify Lender and Agent from and against, and shall be responsible for, all Losses (excluding consequential damages) incurred by Lender or Agent with respect to any such Prepayment Failure. (b) Mandatory Prepayments. (i) On each date on which Agent actually receives a distribution of Net Proceeds, and if such Net Proceeds are not made available to Borrower for Restoration, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds together with any applicable Interest Shortfall, the Exit Fee and any Breakage Costs (provided that the same are not duplicative of any Interest Shortfall paid in connection with such prepayment) and such prepayment shall be applied to the Debt in accordance with Section 9.4(c) hereof. No Minimum Return shall be due in connection with any prepayment made pursuant to this Section 2.7(b). The Borrower shall provide written notice to Agent of any mandatory prepayment (“Mandatory Prepayment Notice”) required to be made pursuant this clause (b) of this Section 2.7 at least one (1) Business Day prior to the date of such prepayment. Each such Mandatory Prepayment Notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. Agent will promptly notify the Lender of the contents of the Borrower’s Mandatory Prepayment Notice. (ii) All proceeds from any PACE Loan shall be immediately paid to Agent and applied by Agent, in such order and preference as Agent shall determine, to (i) paydown a portion of the outstanding principal balance of the Loan, (ii) pay any Minimum Return, (iii) pay any Exit Fee on any portion of outstanding principal then being paid down, (iv) pay any interest then due and payable under the Loan, or (v) pay any applicable Interest Shortfall, any Breakage Costs or any other costs or expenses then due and payable by Borrower to Agent or Lender under the Loan Documents. (iii) All Key Money received by or on behalf of Borrower shall be immediately paid to Agent and applied by Agent, in such order and preference as Agent shall determine, to (i) paydown a portion of the outstanding principal balance of the Loan, (ii) pay any Minimum Return, (iii) pay any Exit Fee on any portion of outstanding principal then being paid down, (iv) pay any interest then due and payable under the Loan, or (v) pay any applicable Interest Shortfall, any Breakage Costs or any other costs or expenses then due and payable by Borrower to Agent or Lender under the Loan Documents. (c) Prepayments After Default. After the occurrence and during the continuance of an Event of Default, there occurs either (i) any acceleration of the Debt, including, without limitation, any acceleration pursuant to Section 10.2(a) hereof due to an Event of Default under Section 10.1(g) hereof or (ii) any prepayment of the Debt, the Minimum Return shall, in all cases, be deemed a portion of the Debt due and owing hereunder and under the other Loan Documents.

4895-2729-0691 46 12312273 Without limitation of the foregoing, if, after the occurrence and during the continuance of an Event of Default, (x) payment of all or any part of the Debt is tendered by Borrower (voluntarily or involuntarily), a purchaser at foreclosure, or any other Person, (y) Agent obtains a recovery of all or a portion of the Debt (through an exercise of remedies hereunder or under the other Loan Documents or otherwise), or (z) the Debt is deemed satisfied (in whole or in part) through an exercise of remedies hereunder or under the other Loan Documents or at law, the outstanding principal balance, all accrued and unpaid interest, Interest Shortfall, Breakage Costs (provided that the same are not duplicative of any Interest Shortfall paid in connection with such payment), the Exit Fee, the Minimum Return, and other amounts payable under the Loan Documents, shall be deemed due and payable hereunder. Borrower acknowledges that (i) a prepayment will cause damage to Lender; (ii) the Minimum Return is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is tendered, prepaid or repaid (in each case, in whole or in part and voluntarily or involuntarily) prior to the Maturity Date; (iii) it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an acceleration or any other tender, prepayment or repayment of the Debt (in each case, in whole or in part and voluntarily or involuntarily) not permitted by the Loan Documents; and (iv) the Minimum Return represents Lender’s and Borrower’s reasonable estimate of Lender’s damages from the prepayment and is not a penalty. Notwithstanding anything to the contrary contained herein or in any other Loan Document, any tender, prepayment or repayment of the Debt shall be applied to the Debt in such order and priority as may be determined by Lender in its sole discretion. (d) Exit Fee. Borrower agrees that in all events and under all circumstances, Borrower shall be obligated to pay to Agent the Exit Fee, which shall be payable upon (i) any partial prepayment of the Loan by Borrower permitted solely pursuant to Section 2.11 hereof and (ii) the earlier of (x) the payment by Borrower of the Loan in full, or (y) the Maturity Date (or any acceleration of the Loan following an Event of Default). In furtherance of the foregoing, Borrower acknowledges and agrees that Agent shall have no obligation to accept any payment of the Loan unless and until Borrower shall have also paid the Exit Fee, and Agent shall have no obligation to release any Loan Document upon payment of the Debt unless and until Agent shall have received the entire Exit Fee. For the avoidance of doubt, the Exit Fee shall be payable with respect to any reduction of the principal amount of the Loan as a result of the application of any Net Proceeds. (e) Other Payments and Fees; Origination Fee. All payments, deposits or escrows required to be made or established by Borrower under this Agreement and the other Loan Documents on or before the Closing Date shall have been paid. Agent hereby acknowledges receipt of the origination fee from Borrower in an amount equal to one percent (1.0%) of the Loan, which origination fee (i) shall, for the avoidance of doubt, be deemed earned as of the Closing Date and (ii) may, at Agent’s election, be deducted from the proceeds of the Loan. Section 2.8 Taxes. (a) Any and all payments by Borrower under or in respect of this Agreement or any other Loan Document to which Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholdings), and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether

4895-2729-0691 47 12312273 now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Section 2.8 Taxes”), unless required by Applicable Law. If Borrower shall be required under any Applicable Law to deduct or withhold any Section 2.8 Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to Lender, (i) Borrower shall make all such deductions and withholdings in respect of Section 2.8 Taxes, (ii) Borrower shall pay the full amount deducted or withheld in respect of Section 2.8 Taxes to the relevant taxation authority or other Governmental Authority in accordance with the Applicable Law, and (iii) the sum payable by Borrower shall be increased as may be necessary so that after Borrower has made all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.8) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement “Non-Excluded Taxes” are Section 2.8 Taxes other than, in the case of Lender, Section 2.8 Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Lender is organized or of its Applicable Lending Office, or any political subdivision thereof, unless such Section 2.8 Taxes are imposed as a result of Lender having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Loan Documents (in which case such Section 2.8 Taxes will be treated as Non-Excluded Taxes). (b) In addition, Borrower hereby agrees to pay any present or future stamp, recording, documentary, excise, property, intangible, filing or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Loan Document or from the execution, delivery or registration of, any performance under, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, the Note or any other Loan Document (collectively, “Other Taxes”). (c) Borrower hereby agrees to indemnify each Recipient for, and to hold each Recipient harmless against, the full amount of Non-Excluded Taxes and Other Taxes (including, without limitation, Non-Excluded Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.8, imposed on or paid by such Recipient, or required to be withheld or deducted from a payment to such Recipient, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Borrower provided for in this Section 2.8(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally imposed or asserted. A certificate as to the amount of such payment or liability delivered to Borrower by Agent shall be conclusive absent manifest error. Amounts payable by Borrower under the indemnity set forth in this Section 2.8(c) shall be paid within fifteen (15) days from the date on which the applicable Recipient, as the case may be, makes written demand therefor. (d) Agent shall take all reasonable actions (consistent with its internal policy and legal and regulatory restrictions) requested by Borrower to assist Borrower, as the case may be, at the sole expense of Borrower, to recover from the relevant taxation authority or other Governmental Authority any Section 2.8 Taxes in respect of which amounts were paid by Borrower pursuant to Sections 2.8(a), (b) or (c) hereof. However, Agent will not be required to take any action that would be, in the reasonable judgment of Agent or Lender, legally inadvisable, or commercially or otherwise disadvantageous to Agent or Lender in any respect, and in no event shall Lender be

4895-2729-0691 48 12312273 required to disclose any tax returns or any other information that, in the reasonable judgment of Lender is confidential or proprietary. (e) As soon as practicable, but in no event later than thirty (30) days after the date of any payment of Section 2.8 Taxes, Borrower (or any Person making such payment on behalf of Borrower) shall furnish to Agent, on account of Lender, for Lender’s own account a certified copy of the original official receipt evidencing payment thereof. In the case of any payment under or in respect of this Agreement or any of the other Loan Documents by or on behalf of Borrower through an account or branch outside the United States, or on behalf of Borrower by a payor that is not a United States Person, if Borrower determines that no Section 2.8 Taxes are payable in respect thereof, Borrower shall furnish, or shall cause such payor to furnish, to Lender an opinion of counsel reasonably acceptable to Lender stating that such payment is exempt from Section 2.8 Taxes. For purposes of this Section 2.8(e) and Section 2.8(f) hereof, the terms “United States” and “United States Person” shall have the meanings specified in Section 7701 of the Internal Revenue Code. (f) Any Lender (including, for avoidance of doubt any participant, assignee or successor) that is entitled to an exemption from or reduction of U.S. withholding tax with respect to payments under this Agreement, the Note or any other Loan Document shall, to the extent it is legally entitled to do so, deliver or caused to be delivered to Borrower and such other applicable lenders at the time or times reasonably requested by Borrower or such other applicable lenders, such properly completed and executed documentation reasonably requested by Borrower or such other applicable lenders as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.8(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (i) Without limiting the generality of the foregoing, in the event that Borrower is a “U.S. Person” (as defined in Section 7701(a)(30) of the IRS Code), (A) any Lender that is a U.S. Person shall deliver to Borrower, Agent and any other applicable lenders, upon the reasonable request of Borrower, Agent or such other applicable lenders, executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Lender that is not a U.S. Person (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to Borrower, Agent and any other applicable lenders on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower, Agent or the other applicable lenders), whichever of the following is applicable:

4895-2729-0691 49 12312273 (1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRS Code, (x) a certificate substantially in the form of Exhibit A attached hereto to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRS Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the IRS Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRS Code (a “Section 2.8 Certificate”) and (y) executed copies of IRS Form W- 8BEN or W-8BEN-E; or (4) to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, W-8BEN-E, a Section 2.8 Certificate substantially in the form of Exhibit A attached hereto, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a Section 2.8 Certificate substantially in the form of Exhibit A attached hereto on behalf of each such direct and indirect partner; (C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to Borrower, Agent and any other applicable lenders (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower, Agent or such other applicable lenders), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower, Agent or such other applicable

4895-2729-0691 50 12312273 lenders to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRS Code, as applicable), such Lender shall deliver to Borrower, Agent and other applicable lenders at the time or times prescribed by law and at such time or times reasonably requested by Borrower, Agent or other applicable lenders such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRS Code) and such additional documentation reasonably requested by Borrower, Agent or other applicable lenders as may be necessary for Borrower, Agent and other applicable lenders to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. If the forms and documentation referred to above in this Section 2.8(f) that are provided by a Non-U.S. Lender at the time Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as “Excluded Taxes” (i.e., any Section 2.8 Taxes other than Non-Excluded Taxes) and shall not qualify as Non-Excluded Taxes unless and until Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. However, if, on the date of the assignment and assumption of the Loan (or portion thereof) pursuant to which a Lender assignee becomes a party to this Agreement, Lender assignor was entitled to payments under subsection (a) of this Section 2.8 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent (and only to such extent), the term “Non-Excluded Taxes” shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Section 2.8 Taxes) United States withholding tax, if any, applicable with respect to such Lender assignee on such date. Any additional Section 2.8 Taxes in respect of Lender that result solely and directly from a change in the Applicable Lending Office of Lender shall be treated as Excluded Taxes (and shall not qualify as Non-Excluded Taxes) unless (A) any such additional Section 2.8 Taxes are imposed as a result of a change in any Applicable Law, or in the interpretation or application thereof, occurring after the date of such change or (B) such change is made pursuant to the terms of Section 2.8(d) or Section 2.8(i) hereof or otherwise as a result of a request therefor by Borrower. (g) For any period with respect to which Lender has failed to provide Borrower and Agent with the appropriate form, certificate or other document described in subsection (f) of this Section 2.8 (other than (i) if such failure is due to a change in any Applicable Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other

4895-2729-0691 51 12312273 document originally was required to be provided, (ii) if such form, certificate or other document otherwise is not required under Sections 2.8(a) and (c) hereof, or (iii) if it is legally inadvisable or otherwise commercially disadvantageous for Lender to deliver such form, certificate or other document), Lender shall not be entitled to payment or indemnification under subsection (a) or (c) of this Section 2.8 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should Lender become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Borrower shall take such steps as Lender shall reasonably request to assist Lender in recovering such Non- Excluded Taxes. (h) Lender hereby agrees that, upon the occurrence of any circumstances entitling Lender to additional amounts pursuant to this Section 2.8, Lender shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions), at the sole expense of Borrower, to designate a different Applicable Lending Office if the making of such a change would avoid the need for, or materially reduce the amount of, any such additional amounts that may thereafter accrue and would not be, in the sole judgment of Lender, legally inadvisable or commercially or otherwise disadvantageous to Lender in any respect. (i) If Lender is entitled to additional compensation under any of the foregoing provisions of this Section 2.8 but shall fail to designate a different Applicable Lending Office as provided in subsection (h) of this Section 2.8, then, so long as no Default or Event of Default shall have occurred and be continuing, Borrower may cause Lender to (and, if Borrower so demands, Lender shall) assign all of its rights and obligations under this Agreement to one or more other Persons identified by Borrower and reasonably acceptable to Lender; provided that if, upon such demand by Borrower, Lender elects to waive its request for additional compensation pursuant to this Section 2.8, the demand by Borrower for Lender to so assign all of its rights and obligations under this Agreement shall thereupon be deemed withdrawn. Nothing in subsection (h) of this Section 2.8 or this Section 2.8(i) shall affect or postpone any of the rights of Lender or any of the Obligations of Borrower under any of the foregoing provisions of this Section 2.8 in any manner. (j) Lender shall indemnify Agent, within thirty (30) days after demand therefor, for (i) the full amount of Non-Excluded Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.8 (“Indemnified Taxes”), imposed on or paid by Agent, or required to be withheld or deducted from a payment to Agent, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto such Lender (but only to the extent that any Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.6(b) relating to the maintenance of the Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Lender by Agent shall be conclusive absent manifest error. Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this Section 2.8(j).

4895-2729-0691 52 12312273 (k) Each party’s obligations under this Section 2.8 shall survive the termination of the Loan Documents and payment of any obligations thereunder. Section 2.9 Non-Confidentiality of Tax Treatment. Notwithstanding anything to the contrary contained in this Agreement, all persons may disclose to any and all persons, without limitations of any kind, the purported or claimed U.S. federal income tax treatment of this Agreement, any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of this Agreement, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal income tax treatment or fact, other than the name of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, and any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the Agreement to the taxpayer and is not relevant to understanding the purported or claimed federal income tax treatment of the Agreement to the taxpayer. Section 2.10 Extension of Maturity Date. Borrower shall have one (1) option to extend the Scheduled Maturity Date of the Loan to the Extended Maturity Date (the period of such extension, the “Extension Term”), provided that the following conditions are satisfied: (i) Borrower shall deliver to Lender and Agent written notice of its election of the Extension Term at least forty-five (45) and not more than ninety (90) days prior to the Scheduled Maturity Date; (ii) no Event of Default shall have occurred and be continuing on either the date of such notice or the Scheduled Maturity Date; (iii) Borrower or HoldCo shall have entered into an Interest Rate Protection Agreement for the Extension Term in form and substance reasonably acceptable to Agent and otherwise in accordance with the terms of Section 7.24 hereof and shall have collaterally assigned such Interest Rate Protection Agreement to Agent pursuant to the terms of a collateral assignment in form and substance reasonably satisfactory to Agent; (iv) [intentionally omitted]; (v) Debt Yield shall not be less than fourteen percent (14%) for the trailing twelve (12) month period immediately preceding the Scheduled Maturity Date; (vi) the Loan to Value Ratio shall not be more than sixty-five percent (65%); (vii) [intentionally omitted]; (viii) if required by Agent, Borrower shall permit Agent or its agents or employees to perform, at Borrower’s sole cost and expense, an inspection of the Property, which inspection shall be acceptable to Agent, in Agent’s reasonable discretion; (ix) Borrower shall have delivered to Agent, together with its notice pursuant to clause (i) of this Section 2.10 and as of the commencement of the Extension Term, an Officer’s Certificate, in form and substance acceptable to Agent, certifying that each of the representations and warranties of Borrower contained in the Loan Documents is true, complete and correct in all material respects as of the date of such Officer’s Certificate to the extent such representation and warranties are not matters which by their nature can no longer be true and correct as a result of the passage of time; (x) Borrower shall have paid to Agent the Extension Fee; (xi) Borrower shall have paid to Agent all reasonable out-of-pocket expenses (including, without limitation, reasonable legal fees and expenses) incurred by Lender or Agent in connection with such extension, and (xii) Borrower shall have delivered to Agent, at Borrower’s sole cost and expense, Appraisals dated no earlier than thirty (30) days prior to the Scheduled Maturity Date, showing that the Property does not exceed the Loan To Value Ratio set forth in clause (vi) of this Section 2.10. If Borrower fails to exercise the extension option in accordance with the provisions of this Agreement, such extension option will automatically cease and terminate. Notwithstanding anything to the contrary set forth herein or in the other Loan Documents, unless the foregoing conditions have been met, Borrower has no right to an extension of the term of the Loan. Borrower

4895-2729-0691 53 12312273 shall have the right to pay-down the Loan in cash (or alternatives that are acceptable to Lender in its sole discretion) in order to achieve the Debt Yield and Loan to Value Ratio set forth in clauses (v) and (vi) of this Section 2.10; provided, that any permitted prepayments of the Loan pursuant to this Section 2.10 shall be subject to the requirements of Section 2.7 above, including, without limitation, the payment of the Minimum Return, Exit Fee, Interest Shortfall and Breakage Costs, without duplication. Section 2.11 Partial Release. (a) Provided no Event of Default shall have occurred and be continuing, Borrower shall have the right from time to time prior to the Maturity Date to obtain a release of the lien of the Security Instrument (and related Loan Documents) as to the Crowne Plaza Property and/or the Holiday Inn Property, as the case may be (each, a “Partial Release”), upon satisfaction of the following conditions precedent, as reasonably determined by Agent: (i) Borrower shall provide Agent not less than thirty (30) days’ prior written notice specifying the date (the “Release Date”) on which the Partial Release is to occur; provided, however, that Borrower may postpone the Release Date from time to time as long as the extended date is at least ten (10) Business Days after notice of such extension; (ii) Borrower shall pay-down the Loan (a “Loan Paydown”) in an amount equal to the Partial Release Paydown Amount and deliver the Partial Release Paydown Amount to Agent for application to outstanding Obligations; (iii) After giving effect to the Partial Release, the Actual Debt Service Coverage Ratio shall be no less than 1.20 to 1.00 (the “Release Debt Service Coverage Ratio”); provided, however, that Borrower shall have the right to partially prepay the Loan in cash as necessary to satisfy the Release Debt Service Coverage Ratio; (iv) The release of the Crowne Plaza Property and/or the Holiday Inn Property will not result in an Adverse REMIC Event as of the Release Date, and Borrower shall, if required by Agent, deliver to Agent an opinion of counsel for Borrower to that effect in form and substance reasonably acceptable to Agent; (v) Borrower shall deliver to Agent evidence that Borrower has complied with all requirements of and obtained all approvals required under any Franchise Agreements, the Ground Lease, any Hotel Brand Agreements and any REAs, applicable to the release of the Crowne Plaza Property and/or the Holiday Inn Property, and that such release does not violate any of the provisions of any Franchise Agreements, the Ground Lease, any Hotel Brand Agreements and any REAs; (vi) Borrower shall pay all out-of-pocket costs and expenses of Agent and Lender incurred in connection with the partial release, including, without limitation, Agent’s and Lender’s reasonable attorneys’ fees and expenses; and (vii) Borrower shall deliver to Agent an Officer’s Certificate certifying that the requirements set forth in this Section 2.11(a) have been satisfied.

4895-2729-0691 54 12312273 Any permitted prepayments of the Loan pursuant to this Section 2.11 shall be subject to the requirements of Section 2.7 above, including, without limitation, the payment of any Minimum Return, Exit Fee, Interest Shortfall and Breakage Costs, without duplication. For the avoidance of doubt, the Hilton Property shall not be eligible for release hereunder. (b) If Borrower has elected to release the Crowne Plaza Property and/or the Holiday Inn Property and the requirements of this Section 2.11 have been satisfied, then the Crowne Plaza Property and/or the Holiday Inn Property, as the case may be, shall be released from the Lien of the applicable Security Instrument(s) (and related Loan Documents). In connection with such release of the Lien, Borrower shall submit to Agent, not less than thirty (30) days prior to the Release Date (or such shorter time as is acceptable to Agent in its sole discretion), a release of Lien (and related Loan Documents) for execution by Agent. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and shall contain standard provisions protecting the rights of a releasing lender. In addition, Borrower shall provide all other documentation Agent reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Applicable Law, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the applicable Security Instrument(s), including Agent’s and Lender’s reasonable attorneys’ fees. Borrower shall cause title to the Crowne Plaza Property and/or the Holiday Inn Property so released from the Lien of the applicable Security Instrument(s) to be transferred to and held by a Person other than Borrower. Section 2.12 Protective Advances. Lender or Agent shall have the right (but not the obligation) to make one or more Protective Advances, which Protective Advances may be subject to (i) such specific use and disbursement thereof as may be determined by Lender or Agent in its sole discretion, (ii) such conditions for the advance thereof, including, without limitation, the cure or remedy of any default under the Loan Documents or any Event of Default (provided, however, that such conditions shall not materially amend or change the economic terms of the Loan as expressly set forth herein), and (iii) such schedule, timing and recipient for the release thereof as may be determined by Agent in its sole discretion. Agent shall provide notice to Borrower five (5) Business Days prior to making any Protective Advance; provided, however, that no such notice shall be required for Protective Advances in connection with any emergency expenditures. Any Protective Advances made by Agent or Lender pursuant to this Section 2.12 shall accrue interest at a monthly rate equal to the Interest Rate plus five percent (5.0%), compounded monthly. Borrower, Guarantor, Pledgor or Sponsor shall be permitted to repay any Protective Advances and additional interest accrued thereon, without any additional penalty or premium, at any time, during the term of this Loan. Lender shall provide written notice to Agent of any Protective Advances made by Lender to Borrower pursuant to this Section 2.12. Section 2.13 Title Insurance Policies. Prior to the date hereof, Agent shall have received a copy of the Owner’s Policy and the Lender’s Policy, each dated as of the date hereof (or the Title Company’s unequivocal commitment to issue Owner’s Policy and the Lender’s Policy pursuant to pro formas approved by Agent). Agent shall have received evidence that all premiums in respect of the Owner’s Policy and the Lender’s Policy have been paid.

4895-2729-0691 55 12312273 Section 2.14 Agent’s Fees. Borrower agrees to pay to Agent the Servicing Fee and such other fees in the amounts and at the times agreed upon under the Agent Fee Letter. ARTICLE 3. RESTRICTED ACCOUNT AND CASH MANAGEMENT AGREEMENT Section 3.1 Cash Management Agreement. Borrower shall enter into the Cash Management Agreement on the date hereof which shall govern the collection, holding and disbursement of Hotel Proceeds, Rents and Profits and any other income from the Property during the term of the Loan. Section 3.2 [Intentionally Omitted]. Section 3.3 Deposits into Restricted Account. (a) Borrower shall cause (and shall cause Manager to cause) all Hotel Proceeds, Rents and Profits and any other income from the Property to be deposited directly into the Restricted Account. Without limitation of the foregoing, from and after the date hereof, Borrower shall promptly notify and advise each Tenant under each Lease (whether such Lease is presently effective or executed after the date hereof) to send directly to the Restricted Account all payments of Rent pursuant to an instruction letter substantially in the form of Exhibit B attached hereto (each, a “Tenant Direction Letter”). Borrower shall promptly deliver to Agent (i) evidence reasonably satisfactory to Agent that each Tenant, if any, has been sent a Tenant Direction Letter, and (ii) copies of each of the aforementioned Tenant Direction Letters, if any. The Restricted Account shall be subject to the DACA and Borrower shall enter into and cause Cash Management Bank to enter into the DACA as of the Closing Date. (b) Commencing with the first (1st) billing statement delivered after the date hereof and for each subsequent statement delivered, Borrower shall and shall cause Manager to instruct all Persons that maintain open accounts with Borrower or Manager with whom Borrower or Manager does business on an “accounts receivable” basis with respect to the Property to deliver all payments due under such accounts to the Restricted Account in the form of the Tenant Direction Letter. Neither Borrower nor Manager shall direct any such Person to make payments due under such accounts in any other manner. (c) Borrower shall (and shall cause Manager to) cause all credit card receipts to be deposited directly into the Restricted Account. Without limitation of the foregoing, Borrower shall (and shall cause Manager to) promptly instruct and shall hereafter instruct each of the credit card banks with which Borrower or Manager has entered into agreements for the clearance of credit card receipts (collectively, “Credit Card Banks”) that all credit card receipts with respect to the Property (net of any expenses charged for such processing) cleared by such Credit Card Banks shall be transferred by such Credit Card Banks by wire transfer or the ACH System to Bank for deposit in the Restricted Account pursuant to an instruction letter in the form of Exhibit C attached hereto (a “Credit Card Bank Payment Direction Letter”). Borrower shall (and shall cause Manager to) also promptly instruct and shall hereafter instruct each of the credit card companies with which Borrower has entered into merchants agreements (collectively, “Credit Card

4895-2729-0691 56 12312273 Companies”) that all credit card receipts with respect to the Property (net of any expenses charged for such processing) received by such Credit Card Companies shall be transferred by such Credit Card Companies by wire transfer or the ACH System to Bank for deposit in the Restricted Account pursuant to an instruction letter in the form of Exhibit D attached hereto (a “Credit Card Company Payment Direction Letter”). Borrower shall promptly deliver to Agent (i) evidence reasonably satisfactory to Agent that each Credit Card Bank and each Credit Card Company has been sent a Credit Card Bank Payment Direction Letter or Credit Card Company Payment Direction Letter, as applicable, and (ii) copies of each of the aforementioned Credit Card Bank Payment Direction Letters and Credit Card Company Payment Direction Letters. (d) If, notwithstanding the provisions of this Section 3.3, Borrower or Manager receives any Hotel Proceeds, Rents and Profits or other income from the Property, then (i) such amounts shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower or Manager and (iii) Borrower shall (and Borrower shall cause Manager to) deposit such amounts in the Restricted Account within one (1) Business Day of receipt thereof. (e) In addition, Borrower shall (and shall cause HoldCo and/or Manager to) cause all amounts payable under the Interest Rate Protection Agreement to be deposited into the Restricted Account. If, notwithstanding the provisions of this Section 3.3(e), Borrower, HoldCo or Manager receives any amounts payable under the Interest Rate Protection Agreement, then (i) such amounts shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower, HoldCo or Manager, and (iii) Borrower, HoldCo or Manager shall deposit such amounts in the Restricted Account within one (1) Business Day of receipt. (f) Without the prior written consent of Agent, neither Borrower nor Manager shall (i) terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever or (ii) direct or cause any Tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter. (g) Borrower hereby represents and warrants that, other than the Restricted Account, the Cash Vault Account (if applicable) and the Hotel Operating Account (if applicable), in each case to the extent permitted under the Loan Documents, there are no accounts maintained by Borrower or Manager or any other Person into which Hotel Proceeds, Rents and Profits or other income from the Property are initially deposited. So long as the Debt shall remain outstanding, no Person shall open any other such account for the deposit of Hotel Proceeds, Rents and Profits or other income from the Property prior to the deposit of such Hotel Proceeds, Rents and Profits or other income in the Restricted Account, the Cash Vault Account (if applicable) or the Hotel Operating Account (if applicable), in accordance with the terms and provisions of this Agreement. (h) Borrower shall make such additional deposits into the Cash Management Account as may be required by the Loan Agreement and any other Loan Document. Notwithstanding anything herein to the contrary, Borrower acknowledges that Borrower is responsible for monitoring the sufficiency of funds deposited in the Accounts and that Borrower is liable for any deficiency in available funds, irrespective of whether Borrower has received any account statement, notice or demand from Agent. If on any Monthly Payment Date, the amount of the

4895-2729-0691 57 12312273 available funds in the Accounts is insufficient to make all of the allocations described in Sections 3.5(i) through (ix), inclusive, Borrower shall deposit into the Cash Management Account on or prior to such Monthly Payment Date, without the need for any notice or demand from Agent, the amount of such deficiency in immediately available funds. (i) Borrower shall maintain the Restricted Account until the indefeasible satisfaction in full of the Loan. (j) Borrower hereby agrees that any funds disbursed to Borrower (or Manager) for Approved Operating Expenses pursuant to the terms and conditions of the Cash Management Agreement shall be solely and promptly applied to operating expenses set forth in the Approved Annual Budget. Section 3.4 Termination of Cash Management Agreement and Return of Funds. Supplementing the provisions of Section 4 of the Cash Management Agreement, upon payment and performance in full of the Obligations, Agent shall provide prompt written notice thereof to Cash Management Bank (including a written acknowledgment of the termination or release of Agent’s and Lender’s security interest in the accounts established pursuant to the Cash Management Agreement) and the Cash Management Agreement shall terminate and Borrower shall be entitled to the prompt return, at its expense, of such of the collected and available balances (less any deductions permitted under Section 5 of the Cash Management Agreement) in the Cash Management Account, and Agent shall authorize such release to Borrower, including without any limitation, any amounts invested in the Permitted Investments (the “Remaining Funds”). Section 3.5 Allocations and Disbursements. Provided no Event of Default is then continuing, on each Monthly Payment Date, Agent shall disburse (or cause to be disbursed) all funds on deposit in the Cash Management Account (less the Minimum Balance) in accordance with the following waterfall: (i) First, funds sufficient to pay the Monthly Tax Deposit and the Monthly Insurance Deposit shall be disbursed to Agent for payment of Taxes and Insurance Premiums; (ii) Second, funds sufficient to pay the Approved Operating Expenses (including fees payable under the Management Agreement and Franchise Agreement) and Custodial Amounts for the applicable period in accordance with the related Approved Annual Budget, if any, shall be disbursed to Borrower; (iii) Third, funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, shall be disbursed to Agent for payment to Lender (or its designee); (iv) Fourth, funds sufficient to pay Extraordinary Expenses for the applicable period approved by Agent (in Agent’s reasonable discretion), if any, shall be disbursed to Borrower; (v) Fifth, to the extent not auto withdrawn by Agent from the Cash Management Account, funds sufficient to pay the Minimum Monthly Payment Amount then due and

4895-2729-0691 58 12312273 payable on the then applicable Monthly Payment Date shall be paid to Lender (or its designee); (vi) Sixth, funds to pay the Bank Fees in accordance with the terms of the Cash Management Agreement shall be disbursed to Cash Management Bank; (vii) Seventh, funds sufficient to pay the FF&E Reserve Monthly Deposit for the then applicable Monthly Payment Date, if required under this Agreement, shall be disbursed to Agent; (viii) Eighth, funds sufficient to keep the PIP Work “in balance” (as defined in Section 4.5(c) hereof), if any, shall be disbursed to Agent; (ix) Ninth, funds sufficient to pay any other amounts due and owing to Agent, Lender and/or Cash Management Bank pursuant to the terms hereof and/or of the other Loan Documents, if any, shall be deposited with or paid as directed by Agent (including, without limitation, any agency or servicing fees payable to Agent, as administrative agent and servicer); (x) Tenth, funds sufficient to pay, in whole or in part, any Remaining Monthly Payment Amounts then due and payable on the then applicable Monthly Payment Date (including any Remaining Monthly Payment Amounts from prior Interest Accrual Periods) shall be paid to Lender (or its designee); (xi) Eleventh, solely on each Monthly Payment Date that occurs within the one hundred eighty (180) day period immediately following the Closing Date, funds sufficient to pay, in whole or in part, an amount equal to (a) the Required PIP Reserve Funds Amount minus (b) all amounts previously deposited with Agent as PIP Reserve Funds, shall be disbursed to Agent; and (xii) Twelfth, all amounts remaining in the Cash Management Account after disbursement for items (i) through (xi) above (“Excess Cash Flow”) shall be disbursed to Borrower. Section 3.6 Power of Attorney. To the extent permitted under Applicable Law, Borrower hereby irrevocably constitutes and appoints Agent as Borrower’s true and lawful attorney in fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Restricted Account, the Cash Management Account and the Account Funds, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Agent or Cash Management Bank (as agent of Agent) may deem necessary or desirable in their good faith discretion to more fully vest in Agent and Cash Management Bank (as agent of Agent), the rights and remedies provided for herein and in the Cash Management Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest; provided, however, the same shall not be exercised by Agent or Cash Management Bank (as agent of Agent) unless Borrower fails to perform any agreement herein or in the Cash Management Agreement and such failure shall continue for five (5) Business Days after notice of such failure is given to Borrower. Any

4895-2729-0691 59 12312273 reasonable actual expenses of Agent and Cash Management Bank in connection therewith shall be paid by Borrower. Section 3.7 Rights on Default. Upon the occurrence and during the continuance of an Event of Default, Agent shall promptly notify Cash Management Bank in writing of such Event of Default and, without notice from Cash Management Bank or Agent, except as required by Applicable Law, (a) Borrower will have no further rights to any payments set forth in Section 3.5 hereof, (b) Agent may direct Cash Management Bank to liquidate and transfer any amounts then invested in Permitted Investments to the Cash Management Account or reinvest such amounts in other Permitted Investments as Agent may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Cash Management Bank, as agent for Agent, or Agent, to exercise and enforce Agent’s rights and remedies hereunder with respect to any Collateral, (c) Agent may apply any funds in the Restricted Account and the Cash Management Account (including the subaccounts) to the Debt in such order of priority as Agent may determine in its sole discretion, (d) Agent may, in its sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement and the Cash Management Agreement, and/or as a secured party under the UCC and/or under any Applicable Law. Borrower hereby expressly waives, to the fullest extent permitted by Applicable Law, presentment, demand, protest or any notice of any kind in connection with this Agreement, the Cash Management Agreement, the Cash Management Account, the Restricted Account or the Account Funds. Borrower acknowledges and agrees that ten (10) days’ prior written notice of the time and place of any public sale of the Account Funds or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC. ARTICLE 4. RESERVE FUNDS Section 4.1 [Intentionally Omitted]. Section 4.2 FF&E Reserve Funds. (a) On each Monthly Payment Date, Borrower shall deposit with Agent or Agent the FF&E Reserve Monthly Deposit. As used above, the term “FF&E Reserve Monthly Deposit” shall mean, with respect to the corresponding Monthly Payment Date, an amount equal to the greater of (i) the FF&E Payment and (ii) the amount of the deposit (if any) then required by the Franchisor on account of FF&E under the Franchise Agreement. As used herein, the term “FF&E Payment” shall mean, with respect to the corresponding Monthly Payment Date, an amount equal to 1/12 of four percent (4%) of the greater of (x) the annual gross revenues for the hotel related operations at the Property for the immediately preceding calendar year as reasonably determined by Agent and (y) the projected annual gross revenues for the hotel related operations at the Property for the calendar year in which such Monthly Payment Date occurs as set forth in the Approved Annual Budget; provided, that, notwithstanding anything herein to the contrary, if, as of any applicable date of determination, no Approved Annual Budget exists for the applicable calendar year, the amount of the FF&E Payment shall be determined by Agent in its reasonable discretion. The FF&E Reserve Monthly Deposit shall be determined by Agent and readjusted by Agent at such time as Agent may reasonably determine (provided that to the extent no Event of Default then

4895-2729-0691 60 12312273 exists, the FF&E Reserve Monthly Deposit shall not be adjusted more frequently than annually). Notwithstanding anything herein to the contrary, Agent may require Borrower to increase the monthly deposits required pursuant to this Section 4.2 upon thirty (30) days’ notice to Borrower if (1) Agent determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the Property and/or (2) Agent determines in its reasonable discretion that an increase is necessary to reflect increased FF&E expenditures required under any Franchise Agreement and/or set forth in any amendment to the most recently determined Approved Annual Budget. Amounts deposited pursuant to this Section 4.2 are referred to herein as the “FF&E Reserve Funds.” (b) Agent shall make disbursements of the FF&E Reserve Funds as requested by Borrower (but not more than one during each calendar month) to reimburse Borrower for, or to pay for, Borrower’s actual, out-of-pocket expenses for Approved FF&E provided that: (i) such request is made (A) on a form of draw request specified or reasonably approved by Agent and which shall at a minimum set forth (1) a general description of the Approved FF&E for which such disbursement is requested and (2) the accuracy of the invoices to be attached thereto, which shall provide the quantity and price of each item purchased, or to be purchased, if the Approved FF&E includes the purchase or replacement of specific items (such as appliances) and the price of all materials (grouped by type or category) used in any item of Approved FF&E other than the purchase or replacement of specific items and the cost of all contracted labor or other services applicable to each item of Approved FF&E for which such request for disbursement is made and (B) at least ten (10) days prior to the date on which Borrower requests such disbursement be made; (ii) on the date such request is received by Agent and on the date such disbursement is to be made, no Event of Default shall exist and remain uncured; (iii) if required by Agent, Agent shall have verified (by an inspection conducted at Borrower’s expense) performance of the work associated with such Approved FF&E; (iv) the request for disbursement is accompanied by (A) an Officer’s Certificate certifying that (1) such funds will be used to reimburse Borrower for, or to pay for, Approved FF&E and a general description thereof, (2) the same has not been the subject of a previous disbursement, (3) all outstanding trade payables (other than those expressly permitted to be outstanding pursuant to the terms of this Agreement) have been paid in full and (4) any construction work associated with the related Approved FF&E has been completed in a good and workmanlike manner and in accordance with the Franchise Agreement and all Applicable Law, (B) if requested by Agent in its reasonable discretion, such additional reasonably detailed documentation satisfactory to Agent as to the amount, necessity and purpose therefor, (C) to the extent such disbursement is a reimbursement, copies of paid invoices for the amounts requested and, to the extent such disbursement is for payment, copies of the applicable unpaid invoices for the amounts requested and (D) if required by Agent, lien waivers and releases, or conditional lien waivers and releases, as applicable, from all parties furnishing materials and/or services in connection therewith; (v) at Agent’s option, Agent shall have received a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances other than Permitted Encumbrances, and, at Agent’s option, a lien search for the Equity Collateral, indicating that the Equity Collateral is free from all liens, claims and other encumbrances; and (vi) Agent shall have received such other evidence as Agent shall reasonably request that the Approved FF&E to be funded by the requested disbursement has been (x) completed and (y) paid for (or will be paid for upon such disbursement). Agent shall not be required to disburse FF&E Reserve Funds (x) more frequently than once each calendar month, (y) in an amount less than the Minimum Disbursement Amount (unless the total amount of FF&E Reserve Funds is less than the Minimum

4895-2729-0691 61 12312273 Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made) or (z) with respect to any retail or parking space at the Property. (c) Nothing in this Section 4.2 shall (i) make Agent responsible for making or completing any FF&E; (ii) require Agent to expend funds in addition to the FF&E Reserve Funds to complete any FF&E; (iii) obligate Agent to proceed with any FF&E; or (iv) obligate Agent to demand from Borrower additional sums to complete any FF&E; provided, however, that the foregoing clause (iv) is not intended to limit Borrower’s preservation and maintenance covenants in the Loan Documents and/or in the Franchise Agreement. The insufficiency of any FF&E Reserve Funds in the FF&E Reserve Subaccount shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents and/or in the Franchise Agreement. (d) Borrower shall permit Agent and its agents and representatives (including, without limitation, engineer, architect, consultant or inspector) or third parties to enter onto the Property (subject to the rights of any Tenants under their respective Leases) to inspect the progress of any FF&E and all materials being used in connection therewith and to examine all plans and shop drawings relating to such FF&E. Borrower shall cause all contractors and subcontractors to cooperate with Agent or its representatives or such other Persons described above in connection with inspections described in this Section. Section 4.3 Debt Service Reserve Fund. (a) Borrower shall deposit with Agent on the Closing Date, the sum of $2,818,750.00. Such amounts shall hereinafter be referred to as the “Debt Service Reserve Funds.” (b) In addition to the Debt Service Reserve Funds deposited pursuant to Section 4.3(a) above, prior to the first (1st) day of any month during the Term in which the Debt Service Reserve Funds shall be, or are anticipated to be, reduced to an amount equal to or less than three (3) months of Debt Service, as determined by Agent, Borrower shall deposit with Agent an additional sum such that the Debt Service Reserve Funds are sufficient to cover the subsequent six (6) months of Debt Service (which amount of additional Debt Service Reserve Funds shall be determined by Agent) (such obligation, the “Rebalancing Obligation”); provided, however, that if the Actual Debt Service Coverage Ratio shall be greater than or equal to 1.20 to 1.00 for six (6) consecutive months, then the Rebalancing Obligation shall be reduced from six (6) months of Debt Service to three (3) months of Debt Service; provided, further, that if, subsequently, the Actual Debt Service Coverage Ratio shall be less than 1.20 to 1.00 for three (3) consecutive months, then the Rebalancing Obligation shall be increased back to six (6) months of Debt Service. (c) Upon Borrower’s written request (which request may be made no more frequently that once per Interest Accrual Period), provided no Event of Default has occurred and is continuing, Agent shall, on the applicable Monthly Payment Date, withdraw such Debt Service Reserve Funds on deposit with Agent and use the same to satisfy (in whole or in part) Borrower’s obligations hereunder to make payments of interest on the Loan; provided, that (I) Borrower shall only be entitled to make such request to the extent that there exists insufficient cash flow from the Property to pay such amounts and (II) to the extent that there exists insufficient amounts on deposit in the Debt Service Subaccount to pay all or any portion of such amounts or if Agent’s access to

4895-2729-0691 62 12312273 the funds contained in the Debt Service Subaccount is constrained or restricted in any manner, the aforesaid application of sums shall not be deemed to relieve Borrower from Borrower’s obligations hereunder to pay any such shortfall. Section 4.4 [Intentionally Omitted]. Section 4.5 PIP Reserve Funds. (a) Borrower shall deposit with Agent (i) on or prior to the date which is one hundred eighty (180) days after the Closing Date, the sum of $3,346,500.00 (the “Required PIP Reserve Funds Amount”) on account of the PIP Work anticipated to be completed during the term of the Loan and (ii) to the extent the PIP Reserve Funds will be insufficient to pay the then estimated costs for any PIP Work (as estimated by Agent in its reasonable discretion), the applicable PIP Deposit (A) in the case of any existing or renewal Franchise Agreement, prior to the effective date that any PIP is imposed thereunder and (B) in the case of any new Franchise Agreement, on or prior to the date such new Franchise Agreement is executed and delivered. For the avoidance of doubt, the Required PIP Reserve Funds Amount shall be deposited with Agent, in whole or in part, on each Monthly Payment Date that occurs within the one hundred eighty (180) day period immediately following the Closing Date via the waterfall set forth in Section 3.5 hereof; provided, however, that an amount equal to (x) the Required PIP Reserve Funds Amount minus (y) all amounts previously deposited with Agent as PIP Reserve Funds shall be immediately due and payable by Borrower on the date which is one hundred eighty (180) days after the Closing Date. As used herein, “PIP Deposit” shall mean, with respect to any PIP, an amount equal to 110% of the excess, if any, of (I) the costs of the related PIP Work as estimated by Agent in its reasonable discretion (which such cost shall be exclusive of the cost of any PIP Work which is duplicative of any Approved FF&E for which adequate FF&E Reserve Funds exist hereunder (as reasonably determined by Agent) (the “Duplicative FF&E”)) over (II) the then remaining PIP Reserve Funds. Amounts deposited with Agent pursuant to this Section 4.5(a) are referred to herein as the “PIP Reserve Funds.” (b) Subject to the terms and conditions of this Section 4.5, Agent shall make disbursements from the PIP Reserve Funds as requested by Borrower (but not more than once in each calendar quarter) to reimburse Borrower for Borrower’s actual, out-of-pocket costs and expenses incurred solely in connection with the performance of the related PIP Work; provided that: (i) such request is made (A) on a form of draw request specified or approved by Agent and which shall at a minimum set forth (1) a general description of the PIP Work for which such disbursement is requested and (2) the accuracy of the invoices, to be attached thereto, which shall provide the quantity and price of each item purchased, if the PIP Work includes the purchase or replacement of specific items (such as appliances) and the price of all materials (grouped by type or category) used in any item of PIP Work other than the purchase or replacement of specific items and the cost of all contracted labor or other services applicable to each item of PIP Work for which such request for disbursement is made and (B) at least ten (10) days prior to the date on which Borrower requests such disbursement be made; (ii) on the date such request is received by Agent and on the date such disbursement is to be made, no Event of Default shall exist and remain uncured; (iii) at Agent’s option, Agent shall have verified (by an inspection conducted at Borrower’s expense) performance of the associated PIP Work; (iv) the request for disbursement is accompanied by (A) an Officer’s Certificate certifying that (1) such funds will be used to reimburse

4895-2729-0691 63 12312273 Borrower for, or to pay for, PIP Work and a general description thereof, (2) the same has not been the subject of a previous disbursement, (3) all previous disbursements have been used to pay for or reimburse the previously identified PIP Work and (4) any construction work associated with such PIP Work has been completed in a good and workmanlike manner and in accordance with the Franchise Agreement and all Applicable Law, (B) if requested by Agent, such additional reasonably detailed documentation satisfactory to Agent as to the amount, necessity and purpose therefor, (C) to the extent such disbursement is a reimbursement, copies of paid invoices for the amounts requested and, to the extent such disbursement is for payment, copies of the applicable unpaid invoices for the amounts requested and (D) if required by Agent, lien waivers and releases from all parties furnishing materials and/or services in connection therewith; (v) funds remaining in the PIP Reserve Funds are, in Agent’s judgment, sufficient to complete such PIP Work and all other outstanding PIP Work when required; (vi) at Agent’s option, Agent shall have received a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances other than Permitted Encumbrances, and, at Agent’s option, a lien search for the Equity Collateral, indicating that the Equity Collateral is free from all liens, claims and other encumbrances; (vii) Agent shall have approved in writing the PIP Plans and PIP Budget for the PIP Work and all PIP Work performed to date shall have been performed in accordance with the PIP Approved Plans and the PIP Approved Budget, (viii) with respect to Agent’s final disbursement of any PIP Reserve Funds to Borrower, Borrower shall have provided the PIP Final Completion Evidence to Agent, and (ix) Agent shall have received such other evidence as Agent shall reasonably request that the PIP Work to be funded by the requested disbursement has been (x) completed and (y) paid for (or will be paid for upon such disbursement). Within ten (10) days following the disbursement of any PIP Reserve Funds to Borrower, Borrower shall provide to Agent PIP Completion Evidence in form and substance acceptable to Agent. Agent shall not be required to disburse PIP Reserve Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (unless the total amount of PIP Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). (c) If (i) Agent determines that projected cash flow from the Property will be insufficient to pay for any PIP Work as and when the costs of such PIP Work are anticipated to be due and payable or (ii) at any given time, actual cash flow from the Property is insufficient to pay for any PIP Work then due and payable, then Borrower shall timely and promptly fund the costs and expenses of all PIP Work sufficient to keep the PIP Work “in balance.” “In balance” shall mean that the amount of PIP Reserve Funds then available for disbursement to Borrower in accordance with the terms and conditions of this Agreement is sufficient to pay for the actual unpaid and remaining estimated costs and expenses to fully complete the PIP Work based on the PIP Approved Budget (as estimated by Agent in its reasonable discretion after taking into account any portion thereof with respect to which Agent has received satisfactory evidence that same has previously been performed and paid for by Borrower in accordance with the terms hereof). If at any time the PIP Work is not “in balance,” then Agent shall be entitled, without notice, to withhold disbursements from the PIP Reserve Funds until such time as Borrower has contributed additional equity towards the PIP Work such that the PIP Work is then “in balance.” It shall be an Event of Default under this Agreement if any imbalance is not corrected within fifteen (15) Business Days after Agent notifies Borrower of such imbalance.

4895-2729-0691 64 12312273 (d) Borrower shall permit Agent and its agents and representatives (including, without limitation, Agent’s Construction Consultant, engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any PIP and all materials being used in connection therewith and to examine all plans and shop drawings relating to such PIP. Borrower shall cause all contractors and subcontractors to cooperate with Agent or Agent’s representatives or such other Persons described above in connection with inspections described in this Section. (e) The following shall apply to Borrower’s performance of the PIP Work: (i) Borrower shall deliver (A) final proposed PIP Plans for the entire PIP Work and (B) a final proposed PIP Budget to Agent for Agent’s approval on or prior to the day that is thirty (30) days prior to Borrower’s planned or required commencement of the PIP Work. (ii) Borrower shall not amend or modify any PIP Approved Budget or PIP Approved Plans without first obtaining Agent’s prior written consent (such consent not to be unreasonably withheld). (iii) Borrower shall cause final completion of the PIP Work and deliver all PIP Final Completion Evidence to Agent on or prior to the date such PIP Work is required to be complete in accordance with the applicable Franchise Agreement. (f) Agent shall make disbursements of PIP Reserve Funds to pay Borrower only for the costs of PIP Work. Nothing in this Section 4.5 shall (i) make Lender or Agent responsible for making or completing any PIP; (ii) require Lender or Agent to make funds available (other than a portion of the PIP Reserve Funds subject to the terms and conditions of this Agreement) to complete any PIP; (iii) obligate Lender or Agent to proceed with any PIP; or (iv) obligate Lender or Agent to demand from Borrower additional sums to complete any PIP; provided, however, that the foregoing clause (iv) is not intended to limit Borrower’s obligations in respect of any PIP under this Agreement and the other Loan Documents. The insufficiency of any PIP Reserve Funds shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants (including, without limitation, all covenants applicable to any PIP) in the Loan Documents and/or in the Franchise Agreement. Notwithstanding anything to the contrary contained herein, unless agreed to in writing by Agent in advance, (A) no PIP Reserve Funds will be disbursed or otherwise used for FF&E, (B) Borrower shall not be entitled to duplicate draws of FF&E Reserve Funds and PIP Reserve Funds for the same work or cost and (C) FF&E Reserve Funds attributable to the Duplicative FF&E shall only be disbursed for work or costs associated with such Duplicative FF&E and not for any other FF&E. (g) Borrower acknowledges and agrees that Agent may engage the Construction Consultant to oversee Borrower’s performance of any PIP Work or Borrower’s compliance with the terms of this Section 4.5. In connection therewith, Borrower acknowledges and agrees that Borrower shall be responsible to pay Agent on demand any and all Construction Consultant Fees. Section 4.6 [Intentionally Omitted]. Section 4.7 Tax and Insurance Reserve Funds.

4895-2729-0691 65 12312273 (a) Borrower shall deposit with Agent on the Closing Date, the sum of $175,000.00 with respect to Taxes and Insurance Premiums (the “Static Tax and Insurance Reserve Funds”). The Static Tax and Insurance Reserve Funds shall remain on deposit with Agent through and including the Maturity Date; provided, however, that Agent shall have the right to apply such funds in the event of a default by Borrower under this Agreement. If Agent applies all or any portion of the Static Tax and Insurance Reserve Funds at any time, then Borrower shall be required to replenish such amount by contribution to Agent promptly after Agent’s demand therefor. Any amounts deposited with Lender or Agent to pay Taxes and Insurance Premiums under this Section 4.7 are collectively herein referred to as the “Tax and Insurance Reserve Funds”. (b) In addition to the Static Tax and Insurance Reserve Funds (and any other initial deposits with respect to Taxes and, if applicable, Insurance Premiums made by Borrower to Lender on the Closing Date), Borrower shall pay (or cause to be paid) to Lender or Agent on each Monthly Payment Date (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months assuming that said Taxes are to be paid in full ten (10) days prior to the respective due dates for the Taxes (the “Monthly Tax Deposit”), and (b) at the option of Lender, if the liability or casualty Policy maintained by Borrower covering the Property shall not constitute an approved blanket or umbrella Policy pursuant to Section 9.1(c) hereof, or Lender shall require Borrower to obtain a separate Policy pursuant to Section 9.1(c) hereof, one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the “Monthly Insurance Deposit”). At any time (i) during the existence of a default by Borrower hereunder or (ii) when the Actual Debt Service Coverage Ratio shall be less than 1.00 to 1.00, Agent or Lender may elect to collect payments in escrow for Insurance Premiums, and in such event, Borrower shall make a True Up Payment to Lender or Agent with respect to the same. Additionally, if, at any time, Lender determines that amounts on deposit in the Tax and Insurance Reserve Subaccount (or other account holding reserves for payment of Taxes or Insurance Premiums) or scheduled to be deposited with Lender or Agent with respect to Taxes or Insurance Premiums, as applicable, (i) will be insufficient to pay all applicable Taxes in full ten (10) days prior to the respective due dates for the Taxes and/or (ii) will be insufficient to pay all applicable Insurance Premiums in full at least thirty (30) days prior to the expiration of the Policies, Borrower shall make a True Up Payment with respect to such insufficiency to Lender or Agent; provided that, if Borrower receives notice of any deficiency in the payment of Taxes after the date that is ten (10) days prior to the date that such Taxes are due, Borrower will deposit such amount within three (3) Business Days after its receipt of such notice. Borrower agrees to notify Lender promptly of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Taxes directly from the appropriate taxing authority. Subject to Borrower’s right to contest the amount of Taxes payable (in accordance with the provisions contained in the Loan Documents), Lender shall have the right to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying the Tax and Insurance Reserve Funds to the payment of such Taxes and Insurance Premiums. If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to the terms hereof, Agent shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Funds; provided, however, that Agent shall not be required to return or credit the Static Tax and Insurance Reserve Funds and the same shall remain on deposit with Agent pursuant to

4895-2729-0691 66 12312273 Section 4.7(a) above. To the extent that there exists insufficient amounts on deposit in the Tax and Insurance Reserve Subaccount (or other account holding reserves for payment of Taxes or Insurance Premiums) to pay all or any portion of Taxes and Insurance Premiums or if Agent’s access to the funds contained in the Taxes and Insurance Reserve Subaccount (or other account holding reserves for payment of Taxes or Insurance Premiums) is constrained or restricted in any manner, the aforesaid application of sums shall not be deemed to relieve Borrower from Borrower’s obligations hereunder to pay any Taxes or Insurance Premiums. Section 4.8 The Accounts Generally. (a) Borrower grants to Agent a first-priority perfected security interest in each of the Reserve Funds, the Accounts and any and all sums now or hereafter deposited in the Reserve Funds and the Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds and the Accounts shall constitute additional security for the Debt. The provisions of this Section 4.8 (together with the other related provisions of the other Loan Documents) are intended to give Lender and/or Agent “control” of the Reserve Funds, the Accounts and the Account Collateral and serve as a “security agreement” and a “control agreement” with respect to the same, in each case, within the meaning of the UCC. Borrower acknowledges and agrees that the Reserve Funds and the Accounts are subject to the sole dominion, control and discretion of Agent, its authorized agents or designees, subject to the terms hereof, and Borrower shall have no right of withdrawal with respect to any Reserve Funds except with the prior written consent of Lender or as otherwise provided herein. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender and/or Agent. Notwithstanding anything to the contrary contained herein, unless otherwise consented to in writing by Agent, Borrower shall only be permitted to request (and Agent shall only be required to disburse) Reserve Funds on account of the liabilities, costs, work and other matters (as applicable) for which said sums were originally reserved hereunder, in each case, as reasonably determined by Agent. (b) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or the Accounts or permit any lien to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Agent as the secured party, to be filed with respect thereto. Borrower hereby authorizes Agent to file a financing statement or statements under the UCC in connection with any of the Reserve Funds, the Accounts and the Account Collateral in the form required to properly perfect Agent’s security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any “permitted investments” as set forth in Section 13.8 hereof) or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Reserve Funds, the Accounts or Account Collateral. (c) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence and during the continuance of an Event of Default, without notice from Agent or Lender (i) Borrower shall have no rights in respect of the Reserve Funds, the

4895-2729-0691 67 12312273 Accounts or the Account Collateral, (ii) Agent may liquidate and transfer any amounts then invested in “permitted investments” pursuant to the applicable terms hereof to the Accounts or reinvest such amounts in other “permitted investments” as Agent may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Agent to exercise and enforce Agent or Lender’s rights and remedies hereunder or under any other Loan Document with respect to any Reserve Funds, Account or any Account Collateral and (iii) Agent shall have all rights and remedies with respect to the Accounts, Reserve Funds and the Account Collateral as described in this Agreement, the Security Instrument and the Pledge Agreement, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Pledge Agreement, may apply the amounts of the Reserve Funds as Agent determines in its sole discretion including, but not limited to, payment of the Debt. (d) The insufficiency of Reserve Funds shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever. (e) Borrower shall indemnify Agent and Lender and hold Agent and Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds, the Accounts, or the performance of the obligations for which the Reserve Funds were established, except to the extent arising from the gross negligence or willful misconduct of Agent or Lender, its agents or employees, in each case, as determined by a court of competent jurisdiction in a final and non- appealable judgment. Borrower shall assign to Agent or Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds and the Accounts; provided, however, that Agent may not pursue any such right or claim unless an Event of Default has occurred and remains uncured. (f) All Reserve Funds shall be held in Eligible Accounts. Borrower and Lender (or Agent on behalf of Lender) shall maintain each applicable Account as an Eligible Account, except as otherwise expressly agreed to in writing by Agent. In the event that Lender or Agent no longer satisfies the criteria for an Eligible Institution, Borrower shall cooperate with Agent and Lender in transferring the applicable Accounts to an institution that satisfies such criteria. Borrower hereby grants Agent power of attorney (irrevocable for so long as the Loan is outstanding) with respect to any such transfers and the establishment of accounts with a successor institution. (g) Borrower acknowledges and agrees that the Accounts shall be non-interest bearing. (h) Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender or Agent for all fees, charges, costs and expenses in connection with the Reserve Funds, the Accounts, this Agreement and the enforcement hereof, including, without limitation, any monthly or annual fees or charges as may be assessed by Lender or Agent in connection with the administration of the Reserve Funds, the Accounts and the reasonable fees

4895-2729-0691 68 12312273 and expenses of legal counsel to Lender and Agent as needed to enforce, protect or preserve the rights and remedies of Lender and/or Agent under this Agreement. (i) Borrower shall report on its federal, state and local income tax returns all interest or income accrued on the Reserve Funds. (j) Agent and Lender shall have the right to (i) allocate all or any portion of the Reserve Funds to any reserve required under the loan documents for the Leveraged Loan, and (ii) deposit all or any portion of the Reserve Funds in an account controlled by the lender under the Leveraged Loan, to be applied in accordance with the terms and conditions of the loan documents for the Leveraged Loan. ARTICLE 5. REPRESENTATIONS AND WARRANTIES Borrower represents and warrants as of the Closing Date that: Section 5.1 Legal Status and Authority; Compliance with Law. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of formation; (b) is duly qualified to transact business and is in good standing in the State; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property. Pledgor (a) is duly organized, validly existing and in good standing under the laws of its state of formation; (b) is duly qualified to transact business and is in good standing in the State; and (c) except where the failure to do so would not likely result in a Material Adverse Effect has all necessary approvals, governmental and otherwise, and full power and authority to own the Equity Collateral. Borrower has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Agreement, the Note, the Security Instrument, the Pledge Agreement and the other Loan Documents on Borrower’s part to be performed. Pledgor has full power, authority and legal right to own, sell, pledge, transfer, exchange and manage the Equity Collateral, pursuant to the terms hereof and to keep and observe all of the terms of the Pledge Agreement and the other Loan Documents on Pledgor’s part to be performed. Borrower and Pledgor are in in compliance with all Applicable Law, including, without limitation, all Applicable Law relating to Sanctions, OFAC, Sanctioned Targets, AML Law, Anti-Corruption Laws, and any other anti-money laundering, anti-bribery, and anti-corruption laws in any U.S. or foreign jurisdiction. Section 5.2 Validity of Documents. (a) The execution, delivery and performance of this Agreement, the Note, the Security Instrument and the other Loan Documents by Borrower and its applicable Affiliates and the borrowing evidenced by the Note and this Agreement (i) are within the power and authority of such parties; (ii) have been authorized by all requisite organizational action of such parties; (iii) except where the failure to do so would not likely result in a Material Adverse Effect, have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) except where the failure to do so would not likely result in a Material Adverse Effect, will not violate, conflict with,

4895-2729-0691 69 12312273 result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or Governmental Authority, any license, certificate or other approval required to operate the Property, Borrower’s organizational documents, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected, including, without limitation, the Management Agreement, the Franchise Agreement or the Ground Lease; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority (except for the recordation of the Security Instrument in appropriate land records in the State and except for Uniform Commercial Code filings relating to the security interest created hereby); (b) this Agreement, the Note, the Security Instrument and the other Loan Documents have been duly executed and delivered by Borrower through the undersigned authorized representative of Borrower; (c) this Agreement, the Note, the Security Instrument and the other Loan Documents constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto; (d) the execution, delivery and performance of each Pledge Agreement and any other Loan Documents by each Pledgor and its applicable Affiliates and the pledges set forth in the Pledge Agreement (i) are within the power and authority of such parties; (ii) have been authorized by all requisite organizational action of such parties; (iii) except where the failure to do so would not likely result in a Material Adverse Effect, have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) except where the failure to do so would not likely result in a Material Adverse Effect, will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or Governmental Authority, any license, certificate or other approval required to pledge the Equity Collateral, Pledgor’s organizational documents, or any indenture, agreement or other instrument to which any Pledgor is a party or by which it or any Equity Collateral is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created by each Pledge Agreement, the Uniform Commercial Code filings and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority (except for Uniform Commercial Code filings relating to the security interest created hereby);

4895-2729-0691 70 12312273 (e) each Pledge Agreement and any other Loan Documents to which a Pledgor is a party have been duly executed and delivered by such Pledgor through the authorized representative of such Pledgor; (f) each Pledge Agreement and any other Loan Documents to which a Pledgor is a party constitute the legal, valid and binding obligations of such Pledgor and are enforceable against such Pledgor in accordance with their respective terms. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Pledgor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and Pledgor has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto. Section 5.3 Litigation. There is no action, suit, investigation, arbitration or proceeding, judicial, governmental, administrative or otherwise (including any condemnation or similar proceeding), pending, filed, or, to Borrower’s knowledge, threatened (in writing) or contemplated against or affecting Borrower, Sponsor, Pledgor or Guarantor or against or affecting the Property or the Equity Collateral that has not been disclosed to Agent by Borrower in writing in connection with the closing of the Loan, is not fully covered by insurance or, if determined adversely to Borrower, would have a Material Adverse Effect. Section 5.4 Agreements. Neither Borrower nor Pledgor is party to any agreement or instrument or subject to any restriction which would have a Material Adverse Effect. Neither Borrower nor Pledgor is in any default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Pledgor or the Property or Collateral Equity is bound. Neither Borrower nor Pledgor has any material financial obligation under any agreement or instrument to which Borrower or Pledgor is a party or by which Borrower, Pledgor, the Property or the Equity Collateral is otherwise bound, other than, respectively, (a) obligations incurred in the ordinary course of the operation of the Property or ownership of the Collateral Equity, respectively, and (b) obligations under this Agreement, the Security Instrument, the Pledge Agreement, the Note and the other Loan Documents. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower’s obligations hereunder or under the Note to an obligation owed to another party. Section 5.5 Financial Condition. (a) Each Borrower is solvent, and no proceeding under Creditors Rights Laws with respect to any Borrower has been initiated and Borrower has received reasonably equivalent value for the granting of the Security Instrument. (b) Each Pledgor is solvent, and no proceeding under Creditors Rights Laws with respect to any Pledgor has been initiated and Pledgor has received reasonably equivalent value for the granting of the Pledge Agreement.

4895-2729-0691 71 12312273 (c) Neither the Property nor the Equity Collateral, nor any portion thereof, is the subject of any proceeding under Creditors Rights Laws. (d) To Borrower’s actual knowledge, no petition in bankruptcy has been filed by or against Borrower, Sponsor, Pledgor, Guarantor or any related entity, or any principal, general partner or member thereof, in the last ten (10) years, and none of Borrower, Sponsor, Pledgor, Guarantor or any related entity, or any principal, general partner or member thereof, in the last ten (10) years has ever made any assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws. (e) None of Borrower or Pledgor is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of its assets or property, and none of Borrower or Pledgor has any knowledge of any Person contemplating the filing of any such petition against it. Section 5.6 Disclosure. Borrower has disclosed to Agent and Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading. Section 5.7 No Plan Assets. As of the date hereof and throughout the term of the Loan (a) neither Borrower nor Pledgor is nor will either be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) neither Borrower nor Pledgor is nor will either be a “governmental plan” within the meaning of Section 3(32) of ERISA, (c) transactions by or with Borrower or Pledgor are not and will not be subject to any state statute, regulation or ruling regulating investments of, or fiduciary obligations with respect to, governmental plans, and (d) none of the assets of Borrower or Pledgor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. As of the date hereof, neither Borrower, Pledgor, nor any ERISA Affiliate maintains, sponsors or contributes to a Defined Benefit Plan or a Multiemployer Plan. Neither Borrower, Pledgor nor an ERISA Affiliate sponsors, contributes to or maintains either currently or in the past a plan, document, agreement, or arrangement subject to ERISA. Section 5.8 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the IRS Code. Section 5.9 Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes. Section 5.10 Borrower Information. Borrower’s principal place of business and its chief executive office as of the date hereof is 8901 East Mountain View Road, Suite 150, Scottsdale, Arizona 85258. Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct. Borrower is not subject to back-up withholding taxes. Section 5.11 Status of Property. Except as noted in the Property Condition Report or the Environmental Report (as defined in the Environmental Indemnity Agreement), to Borrower’s knowledge:

4895-2729-0691 72 12312273 (a) Borrower has obtained all material certificates, licenses, permits, franchises, consents, Intellectual Property and other approvals, governmental and otherwise, necessary for the ownership and operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification, including, without limitation, the Liquor Licenses, any Parking Licenses, any Gym/Spa License and any Food License (collectively, “Licenses”). True, correct and complete copies of the current PCOs for the Property are attached hereto as Schedule IV. (b) The Property and the present and contemplated use and occupancy thereof are in compliance, in all material respects, with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar Applicable Law. Borrower represents and warrants that none of the Existing Violations have caused or is reasonably expected to cause (i) the Property to be unsafe and/or dangerous to the health or safety of the Tenants or other guests that may occupy or visit the Property and/or (ii) a Material Adverse Effect. The term “Material Adverse Effect” as used in this Section 5.11 shall also include Borrower’s inability to obtain any TCO or PCO following the completion of any PIP Work. (c) The Property is served by all utilities necessary for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service. The Property is served by public water and sewer systems. All utilities and public water and sewer systems serving the Property are adequate for the current or contemplated use thereof. (d) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public. The Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of a perpetual easement or similar agreement inuring in favor of Borrower and any subsequent owners of the Property. (e) The Property is free from damage caused by fire or other casualty. The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. (f) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under Applicable Law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of the Security Instrument.

4895-2729-0691 73 12312273 (g) Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than Tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by this Agreement, the Note, the Security Instrument and the other Loan Documents. (h) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Law. (i) No portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the insurance prescribed in Section 9.1(a) hereof. No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands. (j) Except for encroachments that are insured against pursuant to the Owner’s Policy or otherwise do not cause a Material Adverse Effect, all the Improvements lie within the boundaries of the Land and any building restriction lines applicable to the Land and no improvements on adjoining properties encroach onto the Property. (k) To Borrower’s knowledge after due inquiry, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments. Section 5.12 Financial Information. To Borrower’s knowledge, all financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender or Agent in respect of Borrower, Sponsor, Pledgor, Guarantor, the Equity Collateral and/or the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower, Sponsor, Pledgor, Guarantor, the Equity Collateral or the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with the Uniform System of Accounts throughout the periods covered, except as disclosed therein. Neither Borrower nor Pledgor has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or Pledgor and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower, Pledgor, Sponsor or Guarantor from that set forth in said financial statements. Section 5.13 Condemnation. No Condemnation or other proceeding has been commenced, is pending or, to Borrower’s knowledge, is threatened with respect to all or any portion of the Property or for the relocation of the access to the Property.

4895-2729-0691 74 12312273 Section 5.14 Separate Lots. Each individual Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with such Property or any portion thereof. Section 5.15 Insurance. Borrower has obtained and has delivered to Lender and Agent certified copies of all Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. There are no present claims of any material nature under any of the Policies, and to Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies. Section 5.16 Use of Property. Each Property is used exclusively as a first-class hotel containing guestrooms and other appurtenant and related uses (including a restaurant, banquet space, meeting or conference rooms, bars and a fitness facility). The Hilton Property contains 259 guestrooms; the Crowne Plaza Property contains 290 guestrooms; and the Holiday Inn Property contains 228 guestrooms. Section 5.17 Leases. No Property is subject to any Lease, including, without limitation, Existing Leases (as defined in the Ground Lease), other than the Ground Lease and occupancy by hotel guests. Section 5.18 Filing and Recording Taxes. All deed of trust, mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under Applicable Law currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of this Agreement, the Security Instrument, the Pledge Agreement, the Note and the other Loan Documents, have been paid or will be paid, and, under current Applicable Law, the Security Instrument and the Pledge Agreement are enforceable in accordance with their terms by Agent (or any subsequent holder thereof), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Section 5.19 Management Agreement and Liquor Licenses. (a) The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. As of the date hereof, no management fees under the Management Agreement are due and payable. (b) Borrower has provided Lender with true and complete copies of the Liquor Licenses. The Liquor Licenses are in full force and effect and free of all liens and encumbrances. To Borrower’s knowledge, Borrower is in compliance with all terms and conditions of the Liquor Licenses. Section 5.20 Illegal Activity/Forfeiture. (a) No portion of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to the best of Borrower’s knowledge, there are

4895-2729-0691 75 12312273 no illegal activities or activities relating to controlled substances at the Property (including, without limitation, any growing, distributing and/or dispensing of medical marijuana). (b) There has not been and shall never be committed by Borrower and Borrower and Pledgor shall not knowingly permit any other person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under this Agreement, the Note, the Security Instrument or the other Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower also hereby covenants and agrees that it shall not commit, permit or suffer to exist any illegal activities or activities relating to controlled substances at the Property (including, without limitation, any growing, distributing and/or dispensing of medical marijuana). Section 5.21 Taxes. Each of Borrower and Pledgor has filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Neither Borrower nor Pledgor know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years. Section 5.22 Permitted Encumbrances. To Borrower’s knowledge, none of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Agreement, the Security Instrument, the Note and the other Loan Documents, materially and adversely affects the value or marketability of the Property, impairs the use or the operation of the Property or impairs Borrower’s ability to pay its obligations in a timely manner. Section 5.23 Material Agreements. With respect to each Material Agreement, to Borrower’s knowledge, (a) each Material Agreement is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein), (b) there are no defaults under any Material Agreement by any party thereto and, to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under any Material Agreement, (c) all payments and other sums due and payable under the Material Agreements have been paid in full, (d) no party to any Material Agreement has commenced any action or given or received any notice for the purpose of terminating any Material Agreement, and (e) the representations made in any estoppel or similar document delivered with respect to any Material Agreement in connection with the Loan are true, complete and correct and are hereby incorporated by reference as if fully set forth herein. Section 5.24 Non-Consolidation Opinion Assumptions. All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, are true, complete and correct. Section 5.25 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of

4895-2729-0691 76 12312273 Governors, or for any purposes prohibited by Applicable Law or by the terms and conditions of this Agreement, the Security Instrument, the Pledge Agreement, the Note or the other Loan Documents. Section 5.26 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money. Section 5.27 Fraudulent Conveyance. Borrower (a) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower). Section 5.28 Sanctioned Targets. To the best of Borrower’s actual knowledge, as of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Sponsor, Pledgor or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or country which is a sanctioned person, entity or country under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (including regulations administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury and the Specially Designated Nationals and Blocked Persons List and all other lists maintained by OFAC or any other U.S. government agency) (“Sanctioned Target”); (b) unless expressly waived in writing by Agent, no Sanctioned Target has any direct or indirect interest of any nature whatsoever in Borrower, Sponsor, Pledgor or Guarantor, as applicable; (c) none of the funds of Borrower, Sponsor, Pledgor or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Sponsor, Pledgor and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of Applicable Law; (d) Borrower, Sponsor, Pledgor and Guarantor have instituted, maintain and comply with policies, procedures and controls reasonably designed to assure compliance with Sanctions; (e) Borrower, Sponsor, Pledgor and Guarantor are in compliance with Sanctions in all material respects; and (f) after due care and inquiry, Borrower, Sponsor, Pledgor and Guarantor and their owners and affiliates are not under investigation for an alleged breach of any Sanctions by a Governmental Authority that enforces Sanctions. Borrower

4895-2729-0691 77 12312273 covenants and agrees that in the event Borrower receives any notice that Borrower, Sponsor, Pledgor or Guarantor (or any of their respective beneficial owners, affiliates or participants) or any Person that has an interest in the Property or the Equity Collateral is designated as a Sanctioned Target, Borrower shall immediately notify Agent in writing. Borrower shall notify Agent in writing not more than one (1) Business Day after first becoming aware of any breach of this Section. At Agent’s option, it shall be an Event of Default hereunder if Borrower, Guarantor, Sponsor, Pledgor or any other party to the Loan is designated as an Sanctioned Target. Section 5.29 Money Laundering Control Act. All capitalized words and phrases and all defined terms used in the Money Laundering Control Act of 1986, 18 USC Sections 1956-57, as amended, and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Money Laundering Control Act, including, without limitation, the USA PATRIOT Act 2001, 107 Public Law 56 and all anti-money laundering laws, orders, rules and regulations of any foreign jurisdiction (collectively, referred to as “AML Law”) are incorporated into this Section. Borrower hereby represents and warrants that, to Borrower’s actual knowledge, Borrower, Sponsor, Pledgor and Guarantor and each and every Affiliate of Borrower, Sponsor, Pledgor and/or Guarantor or that, to Borrower’s knowledge, has an economic interest in Borrower, or, to Borrower’s knowledge, that has or will have an interest in the transaction contemplated by this Agreement or in the Property or in the Equity Collateral or will participate, in any manner whatsoever, in the Loan, is: (i) in full compliance with all applicable requirements of AML Law and any regulations issued thereunder; (ii) operated under policies, procedures and practices, if applicable, that are in compliance with AML Law and available to Agent for Agent’s review and inspection during normal business hours and upon reasonable prior notice; (iii) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of AML Law or otherwise under investigation with respect to any AML Law; (iv) not a Person who has been determined by competent authority to be subject to any of the prohibitions contained in AML Law, including, without limitation, the USA PATRIOT Act of 2001, 107 Public Law 56; and (v) not owned or controlled by or now acting and or will in the future act for or on behalf of any Person who has been determined to be subject to the prohibitions contained in AML Law. Borrower covenants and agrees that in the event Borrower receives any written notice that Borrower, Sponsor, Pledgor or Guarantor (or any of their respective beneficial owners, Affiliates or participants) or any Person that has an interest in the Property or the Equity Collateral is indicted, arraigned, custodially detained or convicted on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Agent. At Agent’s option, it shall be an Event of Default hereunder if Borrower, Guarantor, Pledgor or Sponsor is indicted, arraigned, custodially detained or convicted on charges involving money laundering or predicate crimes to money laundering or is involved in any activity which could result in an indictment, arraignment, custodial detention or conviction on any such charges. Section 5.30 Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

4895-2729-0691 78 12312273 Section 5.31 REA Representations. With respect to each REA, (a) each REA is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein), (b) there are no material defaults under any REA by any party thereto and, to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a material default under any REA, (c) all sums due and payable under each REA have been paid in full, (d) to Borrower’s actual knowledge, no party to any REA has commenced any action or given or received any written notice for the purpose of terminating any REA, and (e) the representations made in any estoppel or similar document delivered with respect to any REA in connection with the Loan, if any, are true, complete and correct in all material respects and are hereby incorporated by reference as if fully set forth herein. Section 5.32 No Change in Facts or Circumstances. All information submitted by Borrower, any Guarantor, Pledgor or Sponsor to Lender or Agent and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower, Sponsor, Pledgor and/or Guarantor in this Agreement or in the other Loan Documents, are accurate, complete and correct in all material respects. To Borrower’s actual knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that would otherwise have a Material Adverse Effect. Section 5.33 Perfection of Accounts. Borrower hereby represents and warrants to Lender that: (a) To Borrower’s knowledge, this Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Accounts in favor of Agent (for the benefit of Lender), which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Accounts; and (b) To Borrower’s knowledge, the Accounts constitute “deposit accounts” or “securities accounts” within the meaning of the Uniform Commercial Code, as set forth in the Cash Management Agreement and Article 4 hereof. Section 5.34 Interest Rate Protection Agreement. Borrower hereby represents and warrants that HoldCo is an “Eligible Contract Participant,” as such term is defined under the Commodity Exchange Act, and that HoldCo has otherwise satisfied all requirements under the Dodd Frank Wall Street Reform and Consumer Protection Act in connection with entering into the Interest Rate Protection Agreement. Section 5.35 Hotel Matters. (a) Except with respect to the Franchise Agreement, the Property is not subject to any Hotel Brand Agreements. The Franchise Agreement has not been amended, restated, supplemented or otherwise modified, is in full force and effect and there is no default thereunder

4895-2729-0691 79 12312273 by any party thereto and no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder. (b) There is currently no PIP or other similar requirement imposed under any Franchise Agreement that has not already been fully completed and satisfied by Borrower. Neither Borrower nor Pledgor has received any written notice or is otherwise aware that any Franchisor or any of its affiliates or subsidiaries will require any capital or other property improvements in the future of the franchisee under the applicable Franchise Agreement. (c) The Property is not subject to equipment leases or any other similar leases or agreements, other than Permitted Equipment Leases. (d) Borrower owns or has the right to use pursuant to the Franchise Agreement, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, the “Intellectual Property”) necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. All such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. Except as set forth on Schedule IX hereto, neither Borrower nor Pledgor (i) holds any Intellectual Property or (ii) is the registered holder of any website. (e) There are no: (i) collective bargaining agreements and/or other labor agreements to which Borrower, Pledgor or the Property, or any portion thereof, is a party or by which either is or may be bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, health, welfare, or incentive plans and/or contracts to which Borrower, Pledgor or the Property, or any portion thereof is a party, or by which either is or may be bound; or (iii) plans and/or agreements under which “fringe benefits” (including, but not limited to, vacation plans or programs, and related or similar dental or medical plans or programs, and related or similar benefits) are afforded to employees of Borrower, Pledgor or the Property, or any portion thereof. To Borrower’s knowledge, neither Borrower nor Pledgor has violated any applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Authorities. (f) Neither Borrower nor Pledgor has entered into any contract or agreement (written, oral or otherwise) with any Close Affiliate of Borrower or Pledgor, any Constituent Member of Borrower or any Close Affiliate of any such Constituent Member. (g) On or prior to the date hereof, Borrower has paid to each Franchisor any application, initial or similar type fee required by the terms of the applicable Franchise Agreement. (h) Franchisor has consented to Highgate Hotels, L.P., a Delaware limited partnership, as the Manager of the Property.

4895-2729-0691 80 12312273 (i) To Borrower’s knowledge, Borrower (or Borrower’s immediate predecessor in interest) has filed all necessary registrations required by any Governmental Authority in connection with operation and use of the Property. (j) Neither the Property nor the hotel is subject to any union, labor organization or collective bargaining agreement. Borrower has never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Borrower are represented by any union, labor organization or collective bargaining unit. Section 5.36 Personal Property. All Personal Property, including, without limitation, the FF&E, used in connection with the operation of the Property is owned by the Borrower. Section 5.37 Guarantor and Sponsor Representations. (a) Borrower hereby represents and warrants that, as of the date hereof, the representations and warranties set forth in Sections 5.1 through 5.8, 5.12, 5.18, 5.21, 5.27, 5.28, 5.29, and 5.32 above are true and correct with respect to Guarantor, as the same are applicable to Guarantor. Wherever the term “Borrower” is used in each of the foregoing Sections it shall be deemed to be “Guarantor” with respect to Guarantor. (b) Borrower hereby represents and warrants that, as of the date hereof, the representations and warranties set forth in Sections 5.1, 5.3, 5.5, 5.12, and 5.27 through 5.29 above are true and correct with respect to Sponsor, as the same are applicable to Sponsor. Wherever the term “Borrower” is used in each of the foregoing Sections it shall be deemed to be “Sponsor” with respect to Sponsor. (c) All representations, warranties, covenants and agreements made in this Agreement and in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. Section 5.38 CFIUS. Either (a) Borrower’s acquisition of the Property is not a Covered Transaction, or (b) Borrower has obtained CFIUS Approval with respect to Borrower’s acquisition of the Property. Section 5.39 Close Affiliate Contracts. Borrower agrees that it shall not enter into a contract or agreement with a Close Affiliate of Borrower, Guarantor, Pledgor and/or Sponsor without the prior written consent of Lender, which such consent may be withheld by Lender in its sole and absolute discretion. Section 5.40 Ground Lease. Crowne Plaza Borrower is the holder of a leasehold interest in the Crowne Plaza Land pursuant to the Ground Lease and Crowne Plaza Borrower is the sole lessee under the Ground Lease. Crowne Plaza Borrower has sole ownership of the Crowne Plaza Improvements subject to the terms of the Ground Lease. Borrower has delivered to Agent a true, correct and complete, in all material respects, copy of the Ground Lease, and other than as set forth on Schedule X hereto, there are no amendments or modifications thereto. As of the date hereof and at each occasion where Borrower remakes these representations and warranties, the Ground Lease is in full force and effect. Borrower has not received any written notice alleging, and Borrower has no knowledge of, any default by Borrower, nor has Borrower sent any written notice

4895-2729-0691 81 12312273 to Ground Lessor alleging, nor have knowledge of, any default by Ground Lessor, under the Ground Lease. Borrower has paid all base rental, Taxes and Other Charges under the Ground Lease in full through January 1, 2023. Section 5.41 Key Money. Crowne Plaza Borrower (as successor-in-interest to CHPH, LLC) has received a Key Money loan in the original principal amount of $1,500,000.00 from Six Continents Hotels, Inc., a Delaware corporation (“Key Money Lender”), pursuant to that certain Loan Agreement dated as of August 1, 2013 by and between Crowne Plaza Borrower (as successor-in-interest to CHPH, LLC) and Key Money Lender, as evidenced by that certain Promissory Note dated as of August 1, 2013 made by Crowne Plaza Borrower (as successor-in- interest to CHPH, LLC) to the order of Key Money Lender (the “Key Money Note”), and guaranteed pursuant to that certain Guaranty made by Frank P. Heavlin, John C. Loeffler II, Donnie Schrader and Jennifer Schrader in favor of Key Money Lender (such three agreements, collectively, the “Key Money Loan Documents”). Crowne Plaza Borrower represents and warrants that, as of the Closing Date: (i) the Key Money Loan Documents are in full force and effect, (ii) there have been no amendments or modifications to the Key Money Loan Documents except for that certain Addendum to Loan Documents dated as of September 17, 2018, (iii) Crowne Plaza Borrower has not received any notice of default under the Key Money Loan Documents, (iv) Crowne Plaza Borrower is not currently in default under the Key Money Loan Documents, (v) the Outstanding Principal Balance (as defined in the Key Money Note) under the Key Money Loan Documents is $900,000.00, and (vi) no payments of principal or interest will be due and payable by Crowne Plaza Borrower to Key Money Lender under the Key Money Loan Documents until the occurrence of an Acceleration Event or the Maturity Date (each as defined in the Key Money Note). ENTITY COVENANTS Section 6.1 Single Purpose Entity/Separateness. (a) Each Borrower has not and will not: (i) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto; (ii) acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the ownership, leasing, maintenance and operation of the Property; (iii) except with respect to the REIT Transfer, merge into or consolidate with any Person or effectuate a Division, or dissolve, terminate, liquidate in whole or in part, or transfer, Divide or otherwise dispose of all or substantially all of its assets or change its legal structure; (iv) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the Applicable Law of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

4895-2729-0691 82 12312273 (v) own any subsidiary, or make any investment in, any Person; (vi) commingle its assets with the assets of any other Person; (vii) incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) Permitted Equipment Leases; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time two percent (2%) of the outstanding principal amount of the Debt. No Indebtedness other than the Debt may be secured (subordinate or pari passu) by the Property; (viii) fail to maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party. Borrower’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other Person and (ii) such assets shall be listed on Borrower’s own separate balance sheet. Borrower has maintained and will maintain its books, records, resolutions and agreements as official records; (ix) subject to Section 5.39 hereof, enter into any contract or agreement with any general partner, member, shareholder, principal or affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties; (x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person; (xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person; (xii) make any loans or advances to any Person; (xiii) fail to file its own tax returns unless prohibited by Applicable Law from doing so (except that Borrower may file or may include its filing as part of a consolidated federal tax return, to the extent required and/or permitted by Applicable Law, provided that, there shall be an appropriate notation indicating the separate existence of Borrower and its assets and liabilities); (xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person and not as a division or part of any other Person or to conduct its

4895-2729-0691 83 12312273 business solely in its own name or fail to correct any known misunderstanding regarding its separate identity; (xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the Property to do so after the payment of all operating expenses and Debt Service and shall not require any equity owner to make additional capital contributions to Borrower); (xvi) without the unanimous written consent of all of its partners or members, as applicable, and the consent of the Independent Director (regardless of whether such Independent Director is engaged at the Borrower or SPE Component Entity level), (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors; (xvii) fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate stationery, invoices and checks; (xviii) fail to remain solvent, to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds or fail to maintain a sufficient number of employees in light of its contemplated business operations (in each case to the extent there exists sufficient cash flow from the Property to do so); (xix) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable or identify its partners, members or shareholders or other affiliates, as applicable, as a division or part of it; or (xx) violate or cause to be violated the assumptions made with respect to Borrower and its principals in the Non-Consolidation Opinion or in any New Non- Consolidation Opinion. (b) Borrower hereby acknowledges and agrees that the requirements, obligations and covenants of Borrower set forth in Section 6.1(a) above shall apply mutatis mutandis to Pledgor, provided that Sections 6.1(a)(i) – (ii) above shall be revised to provide that Pledgor has not and will not (i) engage in any business or activity other than the ownership of the Equity Collateral, and (ii) acquire or own any assets other than the Equity Collateral. Borrower covenants and agrees that Pledgor shall comply with the above single purpose and separateness covenants set forth in this Section 6.1 and that Pledgor’s breach of the above single purpose and separateness covenants set forth in this Section 6.1 shall constitute a default by Borrower under this Agreement. (c) If any Borrower or any Pledgor is a limited partnership or a limited liability company (other than an Acceptable LLC), then each general partner, managing member or sole member thereof, as applicable (each, an “SPE Component Entity”) shall be an Acceptable LLC (I) whose sole asset is its interest in such Borrower or Pledgor, as applicable, (II) which has not been and shall not be permitted to engage in any business or activity other than owning an interest in Borrower or Pledgor, as applicable; (III) which has not been and shall not be permitted to incur

4895-2729-0691 84 12312273 any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (IV) which has and will at all times own at least a 0.5% direct equity ownership interest in Borrower and Pledgor, as applicable. Each such SPE Component Entity will at all times comply, and will cause Borrower and Pledgor to comply, with each of the representations, warranties, and covenants contained in this Article 6 (to the extent applicable) as if such representation, warranty or covenant was made directly by such SPE Component Entity. Upon the withdrawal or the disassociation of an SPE Component Entity from Borrower or Pledgor, Borrower and Pledgor, respectively, shall immediately appoint a new SPE Component Entity whose articles of organization and operating agreement are substantially similar to those of such SPE Component Entity and deliver a New Non-Consolidation Opinion to Lender with respect to the new SPE Component Entity and its equity owners. For the avoidance of doubt, neither Borrower nor Pledgor shall be a corporation. (d) Borrower, Pledgor and any SPE Component Entity that is a limited liability company formed in the State of Delaware shall not have the power to Divide pursuant to Section 18-217 of the Act and the organizational documents of Borrower, Pledgor and any SPE Component Entity shall provide an express acknowledgment that it does not have the power to Divide pursuant to Section 18-217 of the Act. (e) In the event Borrower, Pledgor or the SPE Component Entity is an Acceptable LLC, the limited liability company agreement of Borrower, Pledgor or the SPE Component Entity (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of Borrower, pledgor or the SPE Component Entity (as applicable) (“Member”) to cease to be the member of Borrower, Pledgor or the SPE Component Entity (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower, Pledgor or the SPE Component Entity (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower, Pledgor or the SPE Component Entity (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower, Pledgor or the SPE Component Entity (as applicable) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, Pledgor or the SPE Component Entity (as applicable) automatically be admitted to Borrower, Pledgor or the SPE Component Entity (as applicable) as a member with a 0% economic interest (“Special Member”) and shall continue Borrower, Pledgor or the SPE Component Entity (as applicable) without dissolution and (ii) Special Member may not resign from Borrower, Pledgor or the SPE Component Entity (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower, Pledgor or the SPE Component Entity (as applicable) as a Special Member in accordance with requirements of Delaware and (B) after giving effect to such resignation or transfer, there remains at least one (1) Independent Director of the SPE Component Entity, Pledgor or Borrower (as applicable) in accordance with Section 6.2 below. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower, Pledgor or the SPE Component Entity (as applicable) upon the admission to Borrower, Pledgor or the SPE Component Entity (as applicable) of the first substitute member, (ii) Special Member shall be a member of Borrower, Pledgor or the SPE Component Entity (as applicable) that has no interest in the profits, losses and capital of Borrower, Pledgor or the SPE Component Entity (as applicable) and has no right to receive any distributions of the assets of

4895-2729-0691 85 12312273 Borrower, Pledgor or the SPE Component Entity (as applicable), (iii) pursuant to the applicable provisions of the Act, Special Member shall not be required to make any capital contributions to Borrower, Pledgor or the SPE Component Entity (as applicable) and shall not receive a limited liability company interest in Borrower, Pledgor or the SPE Component Entity (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower, Pledgor or the SPE Component Entity (as applicable) and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, Pledgor or the SPE Component Entity (as applicable) including, without limitation, the Division, merger, consolidation or conversion of Borrower, Pledgor or the SPE Component Entity (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower, Pledgor or the SPE Component Entity (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower, Pledgor or the SPE Component Entity (as applicable) as Special Member, Special Member shall not be a member of Borrower, Pledgor or the SPE Component Entity (as applicable), but Special Member may serve as an Independent Director of Borrower, Pledgor or the SPE Component Entity (as applicable). (f) The LLC Agreement shall further provide that, (i) upon the occurrence of any event that causes the Member to cease to be a member of Borrower, Pledgor or the SPE Component Entity (as applicable) to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, Pledgor or the SPE Component Entity (as applicable) agree in writing (A) to continue Borrower, Pledgor or the SPE Component Entity (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, Pledgor or the SPE Component Entity (as applicable) effective as of the occurrence of the event that terminated the continued membership of Member in Borrower, Pledgor or the SPE Component Entity (as applicable), (ii) any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower, Pledgor or the SPE Component Entity (as applicable) and upon the occurrence of such an event, the business of Borrower, Pledgor or the SPE Component Entity (as applicable) shall continue without dissolution, and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or the SPE Component Entity (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower, Pledgor or the SPE Component Entity (as applicable). Section 6.2 Independent Director. (a) The organizational documents of Borrower and Pledgor (to the extent Borrower or Pledgor is an Acceptable LLC) or the SPE Component Entity, as applicable, shall provide that at all times there shall be at least one (1) duly appointed member of its board of directors or managers, as applicable (each, an “Independent Director”) reasonably satisfactory to Agent who each shall not have been at the time of each such individual’s initial appointment, and (I) shall not have been at any time during the preceding five years, and shall not be at any time while serving as

4895-2729-0691 86 12312273 Independent Director, (i) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Director), partner, member or employee of, Borrower or Pledgor or any of their respective shareholders, partners, members, subsidiaries or affiliates, (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, Borrower or Pledgor or any of their respective shareholders, partners, members, subsidiaries or affiliates, (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person, and (II) shall be employed by, in good standing with and engaged by Borrower or Pledgor, respectively, in connection with, in each case, an Approved ID Provider. Each Independent Director at the time of their initial engagement shall have had at least three (3) years prior experience as an independent director to a company or a corporation in the business of owning and operating commercial properties similar in type and quality to the Property. Notwithstanding anything to the contrary contained herein, it shall be an additional covenant and requirement under this Section 6.2 that any entity housing an Independent Director (whether Borrower, Pledgor or any SPE Component Entity) shall be an Acceptable LLC. (b) The organizational documents of Borrower, Pledgor or the SPE Component Entity (as applicable) shall further provide that (I) the board of directors or managers of Borrower, Pledgor or the SPE Component Entity, as applicable, and the constituent members of such entities (the “Constituent Members”) shall not take any action which, under the terms of any organizational documents of Borrower, Pledgor or the SPE Component Entity, as applicable, requires the unanimous vote of (1) the board of directors or managers of Borrower, Pledgor or the SPE Component Entity, as applicable, or (2) the Constituent Members, unless at the time of such action there shall be at least one (1) Independent Director engaged as provided by the terms hereof; (II) any resignation, removal or replacement of any Independent Director shall not be effective without two (2) Business Days prior written notice to Agent accompanied by evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents; (III) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Director shall consider only the interests of the Constituent Members and Borrower, Pledgor and any SPE Component Entity (including Borrower’s, Pledgor’s and any SPE Component Entity’s respective creditors) in acting or otherwise voting on the matters provided for herein and in Borrower’s, Pledgor’s and SPE Component Entity’s organizational documents (which such fiduciary duties to the Constituent Members and Borrower, Pledgor and any SPE Component Entity (including Borrower’s, Pledgor’s and any SPE Component Entity’s respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in Borrower, Pledgor or SPE Component Entity (as applicable) exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other affiliates of the Constituent Members, Borrower, Pledgor and SPE Component Entity and (z) the interests of any group of affiliates of which the Constituent Members, Borrower, Pledgor or SPE Component Entity is a part)); (IV) other than as provided in subsection (III) above, the Independent Director shall not have any fiduciary duties to any Constituent Members, any directors of Borrower, Pledgor or SPE Component Entity or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; (VI) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to Borrower, Pledgor,

4895-2729-0691 87 12312273 SPE Component Entity, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct; and (VII) except as provided in the foregoing subsections (III) through (VI), the Independent Director shall, in exercising their rights and performing their duties under the applicable organizational documents, have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. Section 6.3 Change of Name, Identity or Structure. Borrower shall not change (or permit to be changed) Borrower’s, Pledgor’s or the SPE Component Entity’s (a) name, (b) identity (including its trade name or names), (c) principal place of business set forth on the first page of this Agreement or, (d) if not an individual, Borrower’s, Pledgor’s or the SPE Component Entity’s partnership or other structure, without notifying Agent of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s, Pledgor’s or the SPE Component Entity’s structure (including, without limitation, a Division), without first obtaining the prior written consent of Lender. Borrower shall execute and deliver to Agent, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Agent to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Agent, Borrower shall execute a certificate in form satisfactory to Agent listing the trade names under which Borrower, Pledgor or the SPE Component Entity intends to operate the Property or own the Equity Collateral, and representing and warranting that Borrower, Pledgor or the SPE Component Entity does business under no other trade name with respect to the Property or the Equity Collateral. Section 6.4 Business and Operations. Borrower will continue to engage in the businesses now conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of the jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property. ARTICLE 7. BORROWER COVENANTS From the date hereof and until (a) payment and performance in full of all obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents or the earlier release of the lien of the Security Instrument (and all related obligations) in accordance with the terms of this Agreement, the Security Instrument, the Note and the other Loan Documents, and (b) payment and performance in full of all obligations of Pledgor under the Pledge Agreement and the other Loan Documents to which Pledgor is a party, Borrower hereby covenants and agrees with Agent and Lender that: Section 7.1 Existence. Borrower and Pledgor will continuously maintain (a) their existence and shall not dissolve or Divide or permit its dissolution or Division, (b) its rights to do business in the applicable State and (c) its franchises and trade names, if and to the extent they are material to the ongoing operation of the Project.

4895-2729-0691 88 12312273 Section 7.2 Applicable Law. (a) Borrower shall promptly comply and shall cause the Property to comply in all material respects with all Applicable Law affecting Borrower and the Property, or the use thereof, including, without limitation, all Environmental Laws and Applicable Law relating to Sanctions, OFAC, Sanctioned Targets, AML Law, Anti-Corruption Laws, and any other anti-money laundering, anti-bribery, and anti-corruption laws in any U.S. or foreign jurisdiction. Borrower shall do or cause to be done, and shall cause Pledgor to do or cause to be done, all things necessary to preserve, renew and keep in full force and effect their existence, rights, Licenses, permits, trade names, and franchises. Borrower shall give prompt notice to Agent of the receipt by Borrower of any notice related to a violation of any Applicable Law and of the commencement of any proceedings or investigations which relate to compliance with Applicable Law. (b) After prior written notice to Agent, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Applicable Law, the applicability of any Applicable Law to Borrower or the Property or any alleged violation of any Applicable Law, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all Applicable Law; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Applicable Law determined to be valid or applicable or cure any violation of any Applicable Law; (v) such proceeding shall suspend the enforcement of the contested Applicable Law against Borrower or the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Agent, to insure compliance with such Applicable Law, together with all interest and penalties payable in connection therewith. Agent may apply any such security or part thereof, as necessary to cause compliance with such Applicable Law at any time when, in the judgment of Agent, the validity, applicability or violation of such Applicable Law is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost. Section 7.3 Maintenance and Use of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair in all material respects and as required by the Franchise Agreement and Ground Lease, as applicable. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender or as otherwise permitted pursuant to Section 7.21 hereof. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 5.13 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit

4895-2729-0691 89 12312273 the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender. Section 7.4 Waste. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security for the Loan (except during alterations permitted in accordance with the Loan Documents). Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof. Section 7.5 Taxes and Other Charges. (a) Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay Taxes and Other Charges shall be suspended for so long as Borrower complies with the terms and provisions of Section 4.7 hereof. Borrower shall furnish to Agent receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes and Other Charges in the event that Borrower is in compliance with Section 4.7 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. (b) After prior written notice to Agent, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all Applicable Law; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or deliver to Agent such reserve deposits as may be requested by Agent, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Agent may pay over any such cash deposit or part thereof held by Agent to the claimant entitled thereto at any time when, in the judgment of Agent, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the lien of the Security Instrument or the Pledge Agreement being primed by any related lien.

4895-2729-0691 90 12312273 Section 7.6 Litigation. Borrower shall give prompt written notice to Agent of any litigation or governmental proceedings pending or threatened in writing against Borrower, Pledgor or any SPE Component Entity which might have a Material Adverse Effect. Section 7.7 Access to Property. Subject to the rights of Tenants under Leases, Borrower shall permit agents, representatives and employees of Lender and Agent to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice. Section 7.8 Notice of Default. Borrower shall promptly (following Borrower’s obtaining actual knowledge) advise Agent of any material adverse change in Borrower’s, Sponsor’s, Pledgor’s and/or Guarantor’s condition (financial or otherwise) or of the occurrence of any Default or Event of Default of which Borrower has knowledge. Section 7.9 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender and Agent with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender or Agent hereunder or any rights obtained by Lender or Agent under any of the Note, the Security Instrument or the other Loan Documents and, in connection therewith, permit Lender and Agent, at Lender’s and Agent’s election, to participate in any such proceedings. Borrower shall cause Pledgor to cooperate fully with Lender and Agent with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender or Agent under the Pledge Agreement or the other Loan Documents to which any Pledgor is a party and, in connection therewith, permit Lender and Agent, at Lender’s and Agent’s election, to participate in any such proceedings. Section 7.10 Performance by Borrower and Pledgor. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Property and any amendments, modifications of changes thereto. Borrower shall cause Pledgor to, in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Pledgor under the Pledge Agreement and the other Loan Documents to which any Pledgor is a party, and any amendments, modifications of changes thereto. Section 7.11 Awards. Borrower shall cooperate with Agent in obtaining for Agent the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Agent shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys’ fees and disbursements, and the payment by Agent of the expense of an appraisal on behalf of Borrower in case of a Casualty or Condemnation affecting the Property or any part thereto) out of such Awards or Insurance Proceeds. Section 7.12 Books and Records. (a) Borrower shall keep, and Borrower shall require Pledgor to keep, adequate books and records of account in accordance with the Approved Accounting Method, or in accordance with other methods acceptable to Agent in its reasonable discretion (consistently applied), and

4895-2729-0691 91 12312273 furnish to Agent with respect to both (1) each Property individually and (2) the Property collectively in the aggregate: (i) quarterly (and, if requested by Agent, monthly) tenant sales reports (if applicable), occupancy statistics for the Property (including an average daily room rate) and any franchise scores, franchise inspection reports, source contribution reports (showing, among things, sale segmentations) or other similar evaluations (if any) with respect to the Property during the subject month, each signed and dated by a Responsible Officer of Borrower, within ten (10) days after the end of each calendar month (if applicable) or thirty (30) days after the end of each calendar quarter, as applicable; (ii) quarterly (and, if requested by Agent, monthly) operating statements of the Property, prepared and certified by a Responsible Officer of Borrower in the form required by Agent, detailing occupancy statistics (including the average daily room rate), detailing the revenues received, the expenses incurred and major capital improvements for the period of calculation (including, without limitation, FF&E and PIP expenditures and information as to compliance with the Franchise Agreement (if any) and the terms hereof with respect to the same (including, without limitation, any franchise scores, franchise inspection reports or similar evaluations with respect to the Property, if any) and the items required by Section 7.29(b)(iv) hereof) and containing appropriate year-to-date and trailing 12- month information, within ten (10) days after the end of each calendar month (if applicable) or thirty (30) days after the end of each calendar quarter, as applicable; (iii) an annual balance sheet, profit and loss statement, statement of cash flow, and statement of change in financial position of Borrower and Pledgor prepared by and audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Agent and certified by a Responsible Officer of Borrower and Pledgor to be true and correct, within ninety (90) days after the close of each fiscal year of Borrower and Pledgor; (iv) an annual operating statement of the Property prepared by and audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Agent and certified by a Responsible Officer of Borrower to be true and correct, detailing occupancy statistics (including the average daily room rate), the revenues received, the expenses incurred and major capital improvements for the period of calculation (including, without limitation, FF&E and PIP expenditures and information as to compliance with the Franchise Agreement (if any) and the terms hereof with respect to the same (including, without limitation, any franchise scores, franchise inspection reports, source contribution reports (showing, among things, sale segmentations) or other similar evaluations (if any) with respect to the Property)) and containing appropriate year-to-date and trailing-twelve-month information, within ninety (90) days after the close of each fiscal year of Borrower; (v) by no later than December 15th of each calendar year, an annual operating budget for the next succeeding calendar year presented on a monthly basis consistent with the annual operating statement described above for the Property, including cash flow projections for the upcoming year and all proposed capital replacements and

4895-2729-0691 92 12312273 improvements, which such budget shall not take effect until approved by Agent in writing (such annual operating budget, as approved by Lender, referred to herein as the “Approved Annual Budget”); provided, however, to the extent Lender’s approval of the annual operating budget is required hereunder and such approval has not occurred, Borrower may continue to operate the Property pursuant to the Approved Annual Budget for the immediately preceding year until such new annual operating budget is approved in accordance herewith, as adjusted by increases in CPI, as applicable; (vi) by no later than ten (10) days after and as of the end of each calendar month, a calculation of the then current Actual Debt Service Coverage Ratio, Loan-To-Value Ratio and Full Stack Debt Yield certified by a Responsible Officer of Borrower to be true and complete, together with such back-up information as Agent shall require; (vii) to the extent there shall be any Leases affecting the Property, by no later than ten (10) days after and as of the end of each calendar month and by no later than thirty (30) days after and as of the end of each calendar quarter, a summary report containing each of the following with respect to the Property for the most recently completed calendar month or quarter (as applicable): (A) aggregate sales by tenants under Leases or other occupants of the Property, both on an actual (or to the extent such information is not provided by such tenants or occupants, Borrower’s best estimate) and on a comparable store basis, (B) rent per square foot payable by each such tenant or occupant, (C) aggregate occupancy of the Property with respect to the retail or commercial space and (D) a tenant aging and receivables report; and (viii) by no later than ten (10) days after and as of the end of each calendar month and by no later than thirty (30) days after and as of the end of each calendar quarter, the most current STR Global (formerly known as Smith Travel Research) Report then available to Borrower reflecting market penetration and relevant hotel properties competing with the Property; (b) [Intentionally Omitted]. (c) Within ten (10) days of Agent’s request, Borrower shall furnish Agent (and shall cause Sponsor, Pledgor and/or Guarantor to furnish to Agent) with such other additional financial or management information (including, without limitation, State and Federal tax returns) as may, from time to time, be reasonably required by Agent in form and substance satisfactory to Agent. Borrower shall furnish to Agent and its agents convenient facilities for the examination and audit of any such books and records at any reasonable time from time to time during business hours upon reasonable advance notice. (d) Borrower agrees that all financial statements and other items required to be delivered to Agent pursuant to this Section 7.12 (each a “Required Financial Item” and, collectively, the “Required Financial Items”) shall, to the best of Borrower’s knowledge: (i) be complete and correct in all material respects; (ii) present fairly the financial condition of the party; (iii) disclose all liabilities that are required to be reflected or reserved against; and (iv) be prepared (A) in hardcopy and electronic formats, (B) in accordance with the Approved Accounting Method or in accordance with other methods acceptable to Agent in its sole discretion (consistently

4895-2729-0691 93 12312273 applied) and (C) if reasonably requested by Agent during the existence of a Default, be subjected and evaluated pursuant to a “forensic accounting” (in form and scope satisfactory to Agent) by an independent certified forensic accountant acceptable to Agent. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement of Borrower, there has been no material adverse change in financial condition, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as disclosed by Borrower in a writing delivered to Agent. Borrower agrees that all Required Financial Items shall not contain any misrepresentation or omission of a material fact. (e) If any Required Financial Item is not timely delivered (“Reporting Failure”), following written notice from Agent, Borrower shall promptly pay to Agent, as a late charge, the sum of One Thousand and No/100 Dollars ($1,000) per Required Financial Item; provided, that, if such breach was unintentional and is reasonably susceptible of cure within ten (10) Business Days, then no late charge shall be payable so long as Borrower shall cause such breach to be cured within such ten (10) Business Day Period, provided, however, the foregoing cure right shall only be available with respect to one (1) such breach during any 366 consecutive day period. In addition, Borrower shall promptly pay to Agent an additional late charge of Five Hundred and No/100 Dollars ($500.00) per Required Financial Item for each full month during which such Reporting Failure continues following written notice from Agent. Borrower acknowledges that Lender and/or Agent will incur additional expenses as a result of any such Reporting Failure, which expenses would be impracticable to quantify, and that Borrower’s payments under this Section 7.12 are a reasonable estimate of such expenses. Borrower acknowledges further that the payment by Borrower of this late charge does not in any manner affect or otherwise impair or waive any rights and remedies Agent may have hereunder, under the Loan Documents or under applicable law for any Event of Default. Section 7.13 Estoppel Certificates. (a) After request by Agent, Borrower, within ten (10) days of such request, shall furnish Agent or any proposed assignee with a statement, duly acknowledged and certified, setting forth, to the best of Borrower’s knowledge (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal under the Loan were last paid, (vi) that, except as provided in such statement, no Event of Default exists, (vii) that this Agreement, the Note, the Security Instrument, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby, and if any are alleged to exist, a detailed description thereof, (ix) that all Leases and the Ground Lease are in full force and effect and have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents and Profits thereunder have been paid pursuant to the Leases and the Ground Lease, (xi) whether or not, to the best knowledge of Borrower, any of the Tenants are in default under the Leases, and, if any of the Tenants are in default, setting forth the specific nature of all such defaults, (xii) whether or not Borrower or Ground Lessor is in default under the Ground Lease, and, if there is any default, setting forth the specific nature of all such defaults, (xiii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under

4895-2729-0691 94 12312273 each Lease, and (xiv) as to any other matters reasonably requested by Agent and reasonably related to the Leases and the Ground Lease, the obligations created and evidenced hereby and by the Security Instrument, the Pledge Agreement or the Property. (b) Borrower shall use its best efforts to deliver to Agent, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Agent attesting to such facts regarding the Lease as Agent may require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents and Profits have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease. (c) In connection with any Secondary Market Transaction, at Agent’s request, Borrower shall provide an estoppel certificate to any Investor or any prospective Investor in such form, substance and detail as Agent, such Investor or prospective Investor may reasonably require. (d) Borrower shall use commercially reasonable efforts deliver to Agent, upon request, estoppel certificates from each party under each REA and each Material Agreement in form and substance reasonably acceptable to Agent. Section 7.14 Leases and Rents. (a) Upon request, Borrower shall furnish Agent with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s length transactions with bona fide, independent third-party Tenants. Within ten (10) days after the execution of a Lease or any renewals, amendments or modification of a Lease, Borrower shall deliver to Agent a copy thereof, together with Borrower’s certification that such Lease (or such renewal, amendment or modification) was entered into in accordance with the terms of this Agreement. (b) Any Lease and any renewals, amendments or modification of a Lease (provided such Lease or Lease renewal, amendment or modification is not a Major Lease (or a renewal, amendment or modification to a Major Lease)) that meets the following requirements may be entered into by Borrower without Agent’s prior consent: such Lease (i) provides for rental rates comparable to existing local market rates for similar properties and is otherwise on commercially reasonable terms, (ii) unless a subordination, non-disturbance and attornment agreement is delivered pursuant to this Section 7.14, provides that such Lease is subordinate to the Security Instrument and that the lessee will attorn to Lender and any purchaser at a foreclosure sale, (iii) is written substantially in accordance with the standard form of Lease which shall have been approved by Agent (subject to any commercially-reasonable changes made in the course of negotiations with the applicable Tenant), (iv) is not with an Affiliate of Borrower, Sponsor, Pledgor or any Guarantor, and (v) does not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property) or any other terms which would cause a Material Adverse Effect. All other Leases (including Major Leases) and all renewals, amendments and modifications thereof (including, without limitation, any subletting or assignment thereunder not contemplated by the express terms of such Lease (other than any subletting or assignment which does not require

4895-2729-0691 95 12312273 Borrower’s consent under such Lease)) or waivers thereunder executed (or otherwise agreed to) after the date hereof shall be subject to Lender’s prior approval, which approval shall not be unreasonably withheld or delayed (provided, however, notwithstanding the foregoing, Lender may withhold consent to a Lease with a Close Affiliate in its sole and absolute discretion). (c) Agent shall execute and deliver a Subordination, Non-Disturbance and Attornment Agreement on Agent’s then current standard form, or on such other form reasonably acceptable to Agent, to Tenants under future Major Leases approved by Agent promptly upon request with such commercially reasonable changes as may be requested by Tenants, from time to time, as are reasonably acceptable to Agent. (d) Borrower shall (i) observe and perform the obligations imposed upon the lessor under the Leases in all material respects in a commercially reasonable manner; (ii) enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner, provided, however, Borrower shall not terminate or accept a surrender of a Major Lease without Lender’s prior approval; (iii) not collect any of the Rents and Profits more than one (1) month in advance (other than security deposits); (iv) not execute any assignment of lessor’s interest in the Leases or the Rents and Profits (except as contemplated by the Loan Documents); (v) not, without Lender’s consent, alter, modify or change any Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the lessee or increase the obligations of lessor; and (vi) hold all security deposits under all Leases in accordance with Applicable Law. (e) Notwithstanding anything contained herein to the contrary, Borrower shall not willfully withhold from Agent or Lender any information regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Lease during the term of the Loan. Borrower further agrees to provide Agent with written notice of a Tenant “going dark” under such Tenant’s Lease within five (5) Business Days after Borrower becomes aware that such Tenant “goes dark” and Borrower’s failure to provide such notice shall constitute an Event of Default. Section 7.15 Management Agreement. (a) Borrower shall (i) diligently perform, observe and enforce all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Management Agreement and (ii) promptly notify Agent of the giving of any written notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed and deliver to Agent a true copy of each such notice. Without Agent’s prior written consent, Borrower shall not surrender the Management Agreement, consent to the assignment by Manager of its interest under the Management Agreement, or terminate or cancel the Management Agreement or modify, change, supplement, alter or amend the Management Agreement, in any material respect, either orally or in writing, and Borrower hereby assigns to Agent as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement,

4895-2729-0691 96 12312273 all the rights, privileges and prerogatives of Borrower to surrender the Management Agreement or to terminate, cancel, modify, change, supplement, alter or amend the Management Agreement in any material respect, and any such surrender of the Management Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Management Agreement without the prior consent of Agent shall be void and of no force and effect. Additionally, Borrower agrees that all management fees (including any asset management fees) pursuant to any Management Agreement shall not exceed three percent (3%) of annual “gross revenue” (as defined in the applicable Management Agreement) with respect to any base management fee, and ten percent (10%) of Hotel Operating Profit over budgeted Hotel Operating Profit (as such term is defined in each Management Agreement in place as of the Closing Date) with respect to any incentive fee. (b) If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. Agent and any person designated by Agent shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If Manager shall deliver to Agent a copy of any notice sent to Borrower of default under the Management Agreement, such notice shall constitute full protection to Agent for any action taken or omitted to be taken by Agent in good faith, in reliance thereon. (c) Borrower shall notify Agent, semi-annually, if Manager sub-contracts to a third party or an affiliate any or all of its management responsibilities under the Management Agreement (which such notice shall include a financial statement setting forth the amount of Centralized Services (as defined in the Management Agreement) and the cost thereof with respect to the Property). Borrower shall, from time to time, use its best efforts to obtain from Manager under the Management Agreement such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreement as may be requested by Agent. Borrower shall exercise each individual option, if any, to extend or renew the term of the Management Agreement upon demand by Agent made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Agent its attorney-in- fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Agent pursuant to this paragraph shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Agent, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Security Instrument, the Pledge Agreement and the other Loan Documents and shall be immediately due and payable upon demand by Agent therefor. (d) Borrower shall cause the hotel located at each Property to be operated at all times under a Management Agreement with a Qualified Manager. Without limitation of the foregoing, if the Management Agreement is terminated pursuant to the Assignment of Management

4895-2729-0691 97 12312273 Agreement or for any other reason, then Agent, at its option, may require Borrower to engage, in accordance with the terms and conditions set forth in the Assignment of Management Agreement, a new manager (the “New Manager”) to manage the Property, which such New Manager shall be a Qualified Manager. New Manager shall be engaged by Borrower pursuant to a written management agreement that complies with the terms hereof and of the Assignment of Management Agreement and is otherwise reasonably satisfactory to Agent in all respects. New Manager and Borrower shall execute an Assignment of Management Agreement in the form then used by Agent (after addressing and incorporating any revisions to the form thereto, as reasonably required by New Manager). Without limitation of the foregoing, if required by Agent, Borrower shall, as a condition precedent to Borrower’s engagement of such New Manager, obtain a Rating Agency Confirmation (to the extent any Securities are then outstanding) with respect to such New Manager and management agreement. To the extent that such New Manager is an Affiliated Manager, Borrower’s engagement of such New Manager shall be subject to Borrower’s delivery to Agent of a New Non-Consolidation Opinion with respect to such New Manager and new management agreement. (e) The terms and provisions of this Section 7.15 shall not be deemed to limit the other terms and conditions hereof or of the other Loan Documents. Notwithstanding anything to the contrary contained herein, to the extent that any of the Hotel Brand Agreements are contained or subsumed in, incorporated by reference in or otherwise provided or addressed in any Management Agreement or other similar agreement, such Management Agreement or other agreement shall (i) be deemed to be a Franchise Agreement for all purposes hereunder (including, without limitation, under this Section 7.15 and Sections 5.19, 5.35 and 7.29), (ii) be subject to all terms and conditions set forth herein and in the other Loan Documents relating to the Franchise Agreement (including, without limitation, and to the extent applicable, Section 7.29 hereof) and (iii) shall also be subject to each other applicable provision contained herein and the other Loan Documents pertaining to Management Agreements. Section 7.16 Payment for Labor and Materials. (a) Subject to Section 7.16(b) hereof, Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property (any such bills and costs, a “Work Charge”) and never permit to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the Security Instrument, except for the Permitted Encumbrances. (b) Upon written notice to Agent, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work Charge to Borrower or to the Property or any alleged non-payment of any Work Charge and defer paying the same, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Law; (iii) neither the Property nor any part thereof or

4895-2729-0691 98 12312273 interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay (or cause to be paid) any such contested Work Charge determined to be valid, applicable or unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the Property or Borrower shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) Borrower shall furnish (or cause to be furnished) such security as may be required in the proceeding, or as may be reasonably requested by Agent, to insure payment of such Work Charge, together with all interest and penalties payable in connection therewith. Agent may apply any such security or part thereof, as necessary to pay for such Work Charge at any time when, in the judgment of Agent, the validity, applicability or non-payment of such Work Charge is finally established or the Property (or any part thereof or interest therein) shall be in present danger of being sold, forfeited, terminated, cancelled or lost. Section 7.17 Performance of Other Agreements. Borrower shall observe and perform each and every material term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Agent for the purpose of further securing the Debt and any amendments, modifications or changes thereto. Borrower shall cause Pledgor to observe and perform each and every term to be observed or performed by Pledgor, pursuant to the terms of any agreement or instrument affecting or pertaining to the Equity Collateral, or given by Pledgor to Agent for the purpose of further securing the Debt and any amendments, modifications or changes thereto. Section 7.18 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business. Section 7.19 ERISA. (a) Borrower shall not engage in any transaction (or permit Pledgor to engage in any transaction) which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Agent of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative exemption) prohibited transaction or Fiduciary Breach under ERISA (“ERISA”) or constitute a violation of any state statute, regulation or ruling impacting a Defined Benefit Plan or a governmental plan. (b) Borrower shall deliver to Agent such certifications or other evidence from time to time throughout the term of the Loan, as requested by Agent in its sole discretion, that (A) neither Borrower nor Pledgor is an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) either (i) Borrower or Pledgor is not subject to any state statute, regulation or ruling regulating investments of, or fiduciary obligations with respect to, governmental plans or (ii) the condition set forth in clause (C)(v) below is true; and (C) one or more of the following circumstances is true: (i) Equity interests in Pledgor and Pledgor are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

4895-2729-0691 99 12312273 (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower and Pledgor is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2), as modified by ERISA Section 3(42), disregarding the value of any equity interests in Borrower held by (I) a person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of Borrower or Pledgor, (II) any person who provides investment advice for a fee (direct or indirect) with respect to the assets of Borrower or Pledgor, or (III) any affiliate of a person described in the immediately preceding clause (I) or (II); (iii) Each of Borrower and Pledgor qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e); (iv) The assets of Borrower and Pledgor are not otherwise “plan assets” of one or more “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, within the meaning of 29 C.F.R. §2510.3-101, as modified by ERISA Section 3(42); or (v) If a state statute, regulation or ruling does apply to transactions by or with Borrower (or Pledgor) regulating investments of, or fiduciary obligations with respect to, governmental plans, no transactions contemplated by the Loan Documents will violate such statute, regulation or ruling. Borrower shall not (and shall not permit Pledgor) maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower or Pledgor to, maintain, sponsor, contribute to or become obligated to contribute to, any Defined Benefit Plan or a Multiemployer Plan or permit the assets of Borrower or Pledgor to (i) become “plan assets,” whether by operation of law or under regulations promulgated under ERISA or (ii) become subject to any state statute, regulation or ruling regulating investments of, or fiduciary obligations with respect to, governmental plans. Section 7.20 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property. Section 7.21 Alterations; New Improvements. (a) Agent’s prior approval shall be required in connection with any alterations to any Improvements (a) that may have a Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold, or (c) that are structural in nature (including supports, foundations, roofs and/or walls), except for (w) any alterations performed as a part of a Restoration in accordance with Section 9.4 hereof, (x) any alterations or tenant improvements being made expressly pursuant to existing Leases that have been reviewed and approved by Agent, (y) any Immediate Repairs and (z) any alterations to any Improvements that are needed in Borrower’s reasonable opinion because of an emergency, imminent threat of injury or damage to people or property located at the Property. If

4895-2729-0691 100 12312273 the total unpaid amounts incurred and to be incurred with respect to any alterations to the Improvements shall at any time exceed the Alteration Threshold, to the extent required by Agent, Borrower shall promptly deliver to Agent as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities acceptable to Agent (provided that Agent shall have received a Rating Agency Confirmation as to the form and issuer of the same), or (iv) a completion bond (provided that Agent shall have received a Rating Agency Confirmation as to the form and issuer of the same). Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold. All alterations to any Improvements shall be made lien-free and in a good and workmanlike manner in accordance with all Applicable Laws. Subject in all cases to Agent’s consent rights as set forth above, Borrower shall not, without the prior written consent of Franchisor, undertake any alterations to any Improvements except those are expressly permitted pursuant to the applicable Franchise Agreement. (b) Agent’s prior approval shall be required in connection with the construction of any new, stand-alone Improvements on the Property. Section 7.22 REA Covenants. Borrower shall (a) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under any REA and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (b) promptly notify Agent of any material default under any REA of which it is aware; (c) promptly deliver to Agent a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under any REA; (d) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under any REA in a commercially reasonable manner; (e) cause the Property to be operated, in all material respects, in accordance with any REA; and (f) not, without the prior written consent of Agent, (i) enter into any new REA or execute modifications to any existing REA, (ii) surrender, terminate or cancel any REA, (iii) reduce or consent to the reduction of the term of any REA (unless any of the foregoing is as of right with respect to any counterparty expressly set forth under such REA for which Borrower has no consent right), (iv) increase or consent to the increase of the amount of any charges under any REA (unless any of the foregoing is as of right with respect to any counterparty expressly set forth under such REA for which Borrower has no consent right), (v) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any REA in any material respect, or (vi) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under any REA. Section 7.23 Material Agreements. Borrower shall (a) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Material Agreements and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (b) promptly notify Agent of any material default under the Material Agreements of which it is aware; (c) promptly deliver to Agent a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Material Agreements; (d) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the Material Agreements in a commercially reasonable manner; (e) cause the Property to be operated, in all

4895-2729-0691 101 12312273 material respects, in accordance with the Material Agreements; and (f) not, without the prior written consent of Agent, (i) enter into any new Material Agreement or execute material modifications to any existing Material Agreements, (ii) surrender, terminate or cancel the Material Agreements, (iii) reduce or consent to the reduction of the term of the Material Agreements (unless any of the foregoing is as of right with respect to any counterparty expressly set forth under such Material Agreement for which Borrower has no consent right), (iv) increase or consent to the increase of the amount of any charges under the Material Agreements (unless any of the foregoing is as of right with respect to any counterparty expressly set forth under such Material Agreement for which Borrower has no consent right), (v) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Material Agreements in any material respect, or (vi) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Material Agreements. Section 7.24 Interest Rate Protection Agreement. (a) Subject to the last sentence of this Section 7.24(a), at all times during the term of the Loan, Borrower shall (and/or shall cause HoldCo to) maintain in effect an Interest Rate Protection Agreement having a term equal to the term of the Loan, with an initial notional amount equal to the principal amount of the Loan and with a Counterparty reasonably acceptable to Agent having a Minimum Counterparty Rating. If Borrower or HoldCo obtains one (1) interest rate cap, the SOFR strike rate under the Interest Rate Protection Agreement shall be equal to or less than the Capped SOFR Rate (or, if the Loan is a Substitute Rate Loan, the strike rate under the applicable Interest Rate Protection Agreement shall be equal to or less than the Capped Substitute Rate), or if Borrower or HoldCo obtains more than one (1) interest rate cap, the blended SOFR (or Substitute Base Rate, as applicable) strike rate under the Interest Rate Protection Agreement, as determined by Agent, shall be equal to or less than the Capped SOFR Rate (or Capped Substitute Rate, as applicable). The Interest Rate Protection Agreement shall be in form and substance substantially similar to the Interest Rate Protection Agreement in effect as of the date hereof. In the event of any downgrade or withdrawal of the rating of such Counterparty by any Rating Agency below the Minimum Counterparty Rating, Borrower shall (and/or shall cause HoldCo to) replace the Interest Rate Protection Agreement not later than thirty (30) days following receipt of notice of such downgrade or withdrawal with an Interest Rate Protection Agreement in form and substance reasonably satisfactory to Agent (and meeting the requirements set forth in this Section 7.24) from a Counterparty reasonably acceptable to Agent having a Minimum Counterparty Rating. Borrower shall (and/or shall cause HoldCo to) deliver an assignment of interest rate protection agreement, executed by Borrower or HoldCo, as the case may be, and acknowledged by the applicable Counterparty, in form and substance reasonably acceptable to Agent, in connection with any Interest Rate Protection Agreement delivered to Agent pursuant to the terms hereof. At the time Borrower or HoldCo, as the case may be, enters into any Interest Rate Protection Agreement, the Counterparty and Borrower or HoldCo, as the case may be, shall each be an “Eligible Contract Participant,” as such term is defined under the Commodity Exchange Act, and shall otherwise satisfy all requirements under the Dodd Frank Wall Street Reform and Consumer Protection Act in connection with entering into the Interest Rate Protection Agreement. At any time that the Loan accrues interest at the Substitute Rate, Borrower shall (and/or shall cause HoldCo to), within thirty (30) days following a Substitute Rate Loan Conversion, enter into, and make all payments under, a replacement Interest Rate Protection Agreement (or other hedge

4895-2729-0691 102 12312273 arrangement acceptable to Agent in Agent’s sole but good faith discretion and generally accepted as industry standard, as determined by Agent) on the Substitute Base Rate in lieu of Term SOFR. (b) In connection with each Interest Rate Protection Agreement, Borrower shall (and/or shall cause HoldCo to) obtain and deliver to Agent an opinion from counsel (which counsel may be in house counsel for the Counterparty) for the Counterparty (upon which Agent and its successors and assigns may rely) which shall provide, in relevant part, that: (i) the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Protection Agreement; (ii) the execution and delivery of the Interest Rate Protection Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property; (iii) all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Protection Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and (iv) the Interest Rate Protection Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Section 7.25 Certain Additional Rights of Agent (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Agent shall have: (a) the right to routinely consult with and advise Borrower’s and Pledgor’s management regarding the significant business activities and business and financial developments of Borrower and Pledgor; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Agent having the right to call special meetings at any reasonable times and upon reasonable advance notice; (b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower and Pledgor at any reasonable times upon reasonable notice; and

4895-2729-0691 103 12312273 (c) the right, in accordance with the terms of this Agreement, including, without limitation, Section 7.12 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness. The rights described above in this Section 7.25 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Agent. Section 7.26 Source of Repayment and Collateral. Borrower shall not fund any repayment of the Debt with proceeds, or provide as collateral any Property, that is directly or indirectly derived from any transaction or activity that is prohibited by Sanctions, AML Law or Anti-Corruption Laws, or that could otherwise cause the Agent or any other party to this Agreement and/or any other Loan Document to be in breach of Sanctions, AML Law or Anti- Corruption Laws. Section 7.27 CFIUS. During the term of the Loan, Borrower shall (and shall cause Pledgor and the holders of any other direct or indirect, legal and/or beneficial, interests in Borrower or Pledgor to) (a) within five (5) days of receipt of the same, notify Agent of, and provide Agent with a copy of, any inquiry received from CFIUS or any other Governmental Authority related to Borrower’s acquisition of the Property, (b) make any filing requested by CFIUS related to Borrower’s acquisition of the Property, (c) cooperate with, and fully respond to any inquiries received from, CFIUS or any Governmental Authority related to CFIUS’s review and/or investigation (the “CFIUS Review”) related to Borrower’s acquisition of the Property, in each case, within the time permitted by CFIUS or such Governmental Authority, as applicable, and (d) subject to the terms and conditions hereof (including, without limitation, Article 8 hereof), take any mitigation measures requested by CFIUS and/or any Governmental Authority in connection with the CFIUS Review. Section 7.28 PACE Loans. Borrower shall not incur or accept a PACE Loan and shall not permit or suffer the existence of any PACE Lien on all or any portion of the Property, in either case without Agent’s prior written consent thereto. Section 7.29 Franchise Agreement Covenants. (a) Borrower shall cause the Property to be operated, “flagged” and branded pursuant to the Franchise Agreement. Borrower shall not change the “flag” or other brand applicable to the Property, enter into any Hotel Brand Agreement with respect to the Property, replace or terminate (or permit to be replaced or terminated) any Franchisor or Franchise Agreement or consent to the assignment of Franchisor’s rights under such Franchise Agreement, in each case, unless (i) no Event of Default has occurred and is continuing, (ii) Agent receives at least sixty (60) days prior written notice of the same, (iii) after giving effect to same, the Property will be “flagged”, operated and branded pursuant to a Qualified Franchise Agreement, (iv) the applicable New Franchisor is a Qualified Franchisor engaged pursuant to a Qualified Franchise Agreement, (v) all Hotel Brand Agreements are subsumed within the applicable Qualified Franchise Agreement or otherwise collectively approved hereunder in connection with the approval of the applicable Qualified Franchise Agreement, (vi) the same will not result in a Property Document Event or a default under any Property Document, (vii) Borrower obtains Agent’s prior written approval in connection

4895-2729-0691 104 12312273 therewith (which such approval may be granted or withheld in Agent’s reasonable discretion and may be conditioned upon Agent’s receipt of a Rating Agency Confirmation) and (viii) all other applicable conditions related thereto contained herein and in the other Loan Documents (including, without limitation, under the other provisions of this Section 7.29) are satisfied. Borrower shall not permit any existing Franchise Agreement to be terminated until a New Franchisor is engaged for the Property in accordance with the applicable terms and conditions hereof and of the other Loan Documents. (b) With respect to any Franchise Agreement, Borrower shall (i) cause the Property to be “flagged”, operated and branded pursuant to the same; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under such Franchise Agreement and do all things reasonably necessary to preserve and to keep unimpaired its material rights thereunder; (iii) promptly notify Agent of any default under such Franchise Agreement or of any termination, cancellation or other modification thereof; (iv) promptly deliver to Agent a copy of each financial statement, business plan, capital expenditures plan, report, estimate and other material notices, in each case, received by it under such Franchise Agreement (including, without limitation, notices of default, notices concerning any of the trademarks licensed under such Franchise Agreement and notices requiring Borrower to perform any repairs, alterations, improvements or remodeling to the Property); (v) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by the Franchisor under such Franchise Agreement; and (vi) use its best efforts to cause the Franchisor to deliver any franchisor comfort letters reasonably requested by Agent in form and substance reasonably acceptable to Agent. In addition, Borrower shall not, without Agent’s prior written consent (not to be unreasonably withheld, conditioned or delayed) (A) surrender, terminate or cancel any Franchise Agreement, reject any Franchise Agreement in any proceeding under Creditors Rights Laws, consent to any assignment of the Franchisor’s interest under any Franchise Agreement or otherwise replace a Franchisor or any Franchise Agreement; provided, however, that Borrower may replace Franchisor, enter into a new Franchise Agreement and/or consent to the assignment of a Franchisor’s interest under any Franchise Agreement, in each case, in accordance with the applicable terms and conditions hereof and of the other Loan Documents; (B) reduce or consent to the reduction of the term of any Franchise Agreement; (C) increase or consent to the increase of the amount of any charges under any Franchise Agreement; (D) otherwise modify, change, supplement, alter, renew, extend or amend, or waive or release any of its rights and remedies under, any Franchise Agreement; or (E) suffer or permit the occurrence of continuance a default beyond any applicable cure period under any Franchise Agreement. Upon request, Borrower shall promptly furnish Agent with a true, correct and complete copy of the then existing Franchise Agreement (including, without limitation, any amendments, supplements or other modifications thereof). (c) If (i) a Franchisor shall become bankrupt or insolvent or (ii) there exists a default by a Franchisor beyond all applicable notice and cure periods under any Franchise Agreement (each of the foregoing, collectively, the “Franchise Triggers”), Borrower shall, at the request of Agent and if permitted under the Franchise Agreement, terminate the applicable Franchise Agreement then in effect and cause the applicable aspects of the Property to be “flagged”, operated and branded pursuant to a new Qualified Franchise Agreement with a New Franchisor that is a Qualified Franchisor, it being understood and agreed that the franchise fee for such Qualified Franchisor shall not exceed then prevailing market rates.

4895-2729-0691 105 12312273 (d) Without limitation of the foregoing or anything else contained in this Section, (i) any renewal, extension or replacement of a Franchise Agreement shall be with a Qualified Franchisor pursuant to a Qualified Franchise Agreement and (ii) if any Franchise Agreement expires or is terminated, comes up for renewal or extension, ceases to be in full force or effect or is for any other reason no longer in effect (including, without limitation, in connection with any Sale or Pledge), Borrower shall, concurrently with such expiration, termination or other cessation, enter into, as applicable, a Qualified Franchise Agreement with a Qualified Franchisor (or a renewal or extension of an existing Qualified Franchise Agreement with an existing Qualified Franchisor); provided, that, notwithstanding the foregoing, such Qualified Franchisor shall be, if opted by Agent, (A) a new Qualified Franchisor under a new Qualified Franchise Agreement and (B) to the extent a Trigger Period is continuing, in each case, selected by Agent. (e) By no later than the earlier of (i) twelve (12) months prior to the then current expiration date of the Franchise Agreement or (ii) the earliest date a renewal or extension notice is permitted to be sent under the Franchise Agreement, Borrower shall have (1)(A) renewed or extended the existing Franchise Agreement or (B) applied for a Qualified Franchise Agreement for the Property with a Qualified Franchisor and (2) obtained Agent’s prior written consent to the foregoing. (f) As conditions precedent to any engagement of a New Franchisor hereunder, (i) New Franchisor shall execute and deliver to Agent a comfort letter in form and substance reasonably acceptable to Agent, (ii) to the extent that such New Franchisor is an Affiliated Franchisor, Borrower shall deliver to Agent (A) a New Non-Consolidation Opinion with respect to such New Franchisor and new franchise agreement and (B) an assignment and subordination of such new franchise agreement in favor of Agent duly executed by Borrower and such New Franchisor in form and substance reasonably acceptable to Agent (which such assignment and subordination shall, without limitation, (1) provide Agent the right to directly (or to require Borrower to) terminate the New Franchise Agreement upon the occurrence of any Franchise Trigger without payment of any Applicable Termination Fees and (2) be in a form and provide such assurances as may, in each case, be necessary or desirable to assign to Agent and grant Agent a perfected a security interest in, in each case, all Licenses and Intellectual Property applicable to such New Franchise Agreement) and (iii) if requested by Agent, Borrower shall deliver to Agent evidence that the engagement of such New Franchisor will not result in a Property Document Event or a default under any Lease or management agreement. (g) Notwithstanding anything to the contrary contained herein (but without limitation of any Agent approval or consent rights or Rating Agency Confirmation requirements set forth herein), to the extent that an Event of Default exists and any replacement of any Franchise Agreement with respect to the Property is, in each case, required pursuant to the terms hereof or is otherwise exercised as a right hereunder, Agent shall, in each case, have the right to consent to the replacement Franchise Agreement with respect to the Property. (h) Borrower shall provide Agent prompt written notice of any PIP required in connection with any Franchise Agreement (including, without limitation, any renewal, extension or replacement thereof). Notwithstanding anything herein to the contrary, Borrower shall not agree to any PIP in connection with Franchisor or a New Franchisor without Agent’s prior written consent thereto (which such consent may be conditioned upon, among other things, Agent’s

4895-2729-0691 106 12312273 engagement, at the sole cost and expense of Borrower, of third party consultant(s) to review and approve the PIP). Without limiting the foregoing approval rights of Lender, Borrower’s deposit of the corresponding PIP Deposit as and to the extent required under Section 4.5 hereof shall be deemed an additional condition precedent to Lender granting any approval over any PIP or other matters relating to any Franchise Agreement (including, without limitation, any approval over any renewal or replacement thereof). (i) Borrower shall complete and pay for in full any PIP in a good, workmanlike and lien free manner within the time-frame set forth in the PIP. To the extent that Borrower fails to perform any obligation under the Franchise Agreement (including, without limitation, any obligation to perform any PIP), Borrower hereby grants Agent the right, as Borrower’s attorney- in-fact (which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest), to perform any such obligation and, if required, to enter the Property in order to perform the same. The aforesaid right of Agent shall be exercisable by Agent at Agent’s option and in Agent’s sole discretion. Any exercise by Agent of the aforesaid right shall be deemed exercised in accordance with the applicable terms and conditions hereof and of the other Loan Documents. (j) Notwithstanding anything herein to the contrary, (i) following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Franchise Agreement without the prior consent of Agent, which consent may be withheld in Agent’s sole discretion and (ii) (A) Borrower’s payment of all Applicable Termination Fees shall be deemed an additional condition precedent to any termination or other replacement of any Franchise Agreement hereunder, (B) Borrower shall, in all events, pay all Applicable Termination Fees as and when due and (C) Borrower paying (and providing Agent evidence of payment reasonably acceptable to Agent) all applicable costs and expenses incurred in connection with Borrower’s satisfying any requirement or complying with any covenant under this Section 7.29 shall be an additional condition precedent to satisfying such requirement or complying with such covenant, as applicable, and no such covenant or requirement shall be deemed satisfied or complied with if such costs and expenses have not been paid or if Agent has not received reasonably acceptable evidence of payment thereof. (k) The terms and provisions of this Section shall not be deemed to limit the other terms and conditions hereof or of the other Loan Documents. Notwithstanding anything to the contrary contained herein, to the extent that any of the Hotel Brand Agreements are contained or subsumed in, incorporated by reference in or otherwise provided or addressed in any Management Agreement or other similar agreement, such Management Agreement or other agreement shall (i) be deemed to be a Franchise Agreement for all purposes hereunder (including, without limitation, under this Section 7.29), (ii) be subject to all terms and conditions set forth herein and in the other Loan Documents relating to the Franchise Agreement and (iii) shall also be subject to each other applicable provision contained herein and the other Loan Documents (including, without limitation, and to the extent applicable, Section 7.15 hereof). In connection with any Agent approval rights under this Section 7.30, Borrower shall consult with and provide Agent with such information and documentation as Agent may reasonably request, which such consultation, information and documentation shall be provided within a reasonable period following Agent’s request therefor.

4895-2729-0691 107 12312273 (l) Borrower shall, at all times, cause each operating account, working capital account and/or reserve account maintained under any Franchise Agreement to be an Eligible Account maintained at an Eligible Institution. Section 7.30 Licenses; Intellectual Property. (a) Without limiting the other provisions of this Agreement and the other Loan Documents, Borrower shall keep all Licenses (including, without limitation, any liquor licenses and any trademark or other Licenses applicable to any Franchise Agreement) in full force and effect and, during the continuance of an Event of Default, Borrower will, at the cost of Borrower, and without expense to Agent, execute, acknowledge and deliver all such writings and take any all further actions necessary or reasonably requested by Agent to transfer any Licenses (including, without limitation, any liquor licenses and any trademark or other Licenses applicable to any Franchise Agreement) with respect to the Property into the name of Agent or its designee. To the extent any such Licenses (including, without limitation, any liquor licenses and any trademark or other Licenses applicable to any Franchise Agreement) cannot be so transferred to Agent or its designee under applicable law, Borrower shall continue to hold and maintain such Licenses in full force and effect for the benefit of Agent until such time as Agent can obtain such Licenses in its own name or the name of a designee. Without limiting the foregoing, Borrower shall execute such interim management, leasing or other agreements (which shall be in form and substance (a) satisfactory to Agent and the applicable licensing authorities and (b) reasonably satisfactory to Borrower, which such approval by Borrower shall not be unreasonably withheld, conditioned or delayed) as may be required for Agent to continue operations at the Property pursuant to such Licenses until such Licenses are transferred to, or are otherwise obtained by, Agent or its designee. Borrower constitutes and appoints Agent its true and lawful attorney-in-fact with full power of substitution to complete or undertake any action required of Borrower under this Section in the name of Borrower in the event Borrower fails to do the same; provided, however, Agent shall not exercise such power of attorney without five (5) Business Days prior written notice to Borrower. (b) Borrower shall keep and maintain all Intellectual Property relating to the use or operation of the Property and all Intellectual Property (other than any Intellectual Property used by Borrower pursuant to any Franchise Agreement entered into in accordance with the applicable terms and conditions hereof) shall be held by and (if applicable) registered in the name of Borrower. Borrower shall not transfer or let lapse any Intellectual Property without Agent’s prior consent. Any website with respect to the Property (other than Tenant websites) shall be maintained by or on behalf of Borrower and any such website shall be registered in the name of Borrower. Borrower shall not transfer any such website without Agent’s prior consent. Section 7.31 Existing Violations. Borrower shall clear any Existing Violations from the public record within sixty (60) days of the date hereof; provided that such period shall be extended for such additional period as may be commercially reasonable to clear the same, provided that Borrower is exercising diligent efforts to clear the same. Section 7.32 TCO/PCO. Without limitation of any other terms or conditions hereof or of the other Loan Documents, Borrower shall (a) maintain the PCO at all times, or (b) solely with respect to any portion of the Property for which any TCO or PCO cannot be issued by the applicable Governmental Authority prior to completion of any PIP Work, then Borrower shall

4895-2729-0691 108 12312273 complete (or cause to be completed) in a timely and diligent manner all requirements necessary or imposed by any Governmental Authority as condition requisite to issuance of a TCO or PCO. Borrower shall immediately deliver to Agent copies of any TCO or PCO issued by an Governmental Authority. Borrower further covenants throughout the Loan term to continue to renew any then-applicable TCO prior to its expiration date and to deliver a renewal TCO to Agent on or before the then-applicable expiration date. Section 7.33 Ground Lease. (a) Subject to Borrower’s right to contest, Borrower shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in the Ground Lease with respect to the Crowne Plaza Property, now or hereafter existing, on the part of the tenant or lessee thereunder to be kept and performed. Borrower shall not do or suffer to be done any act that will result in a default by the tenant or lessee under the Ground Lease and shall not further assign the Ground Lease or any interest therein without Agent’s consent, except (i) to Agent pursuant to the Loan Documents and the Other Loan Documents or (ii) as permitted under Section 2.11 hereof. (b) Borrower, at no cost or expense to Agent or Lender, shall enforce, in a commercially reasonable manner, short of termination, the performance and observance of each and every material condition and covenant of each of the other parties (other than Borrower) under the Ground Lease. Borrower shall not, without the prior written consent of Agent (which consent shall not be unreasonably withheld, conditioned or delayed), amend or otherwise modify the Ground Lease, terminate or surrender of the Ground Lease, or waive or release any other party from the performance or observance of any material obligation or condition under the Ground Lease, and shall enforce the performance by Ground Lessor of Ground Lessor’s obligations under or related to the Ground Lease, it being agreed that if Agent shall respond by not consenting to any of the matters for which Agent’s consent is requested as expressly set forth in a request from Borrower pursuant to this Section 7.33(b), then Agent shall include in such response a reasonably detailed description of Agent’s reason(s) for not giving such consent. Borrower shall not make any prepayment of any amounts under the Ground Lease for more than one (1) month prior to the due date thereof (except where required pursuant to the express terms of the Ground Lease). Promptly upon demand by Agent, Borrower shall request and use commercially reasonable efforts to obtain from Ground Lessor and furnish to Agent an estoppel certificate pursuant to the Ground Lease, and use reasonable efforts to include such other matters as may be reasonably requested by Agent. (c) Borrower shall deliver to Agent a copy of any written notice received, or sent or delivered, by Borrower under the Ground Lease, including, without limitation, any notice of default under the Ground Lease, and any legal proceedings involving obligations under the Ground Lease and any request made by either party to the Ground Lease for arbitration or appraisal proceedings relating to the Ground Lease and of the institution of any such arbitration or appraisal proceeding, as well as, in each case, all proceedings and any decision rendered in any such proceedings. For purposes of determining whether a default under the Ground Lease exists, Agent shall be entitled to rely on, and accept as correct, any notice of default delivered by Ground Lessor. If Borrower does not contest such alleged default and fails to promptly cure any default under the Ground Lease, or fails to cure any default within three (3) Business Days prior to the expiration of

4895-2729-0691 109 12312273 any cure period, if there is a cure period under the Ground Lease, Agent shall have the right (but not the obligation) to take any action to prevent or to cure any such default by Borrower under the Ground Lease, and any sums of money advanced by Lender to cure any such default shall be deemed a Protective Advance under Section 2.12 hereof. (d) Borrower shall not, whether or not in accordance with the Ground Lease, knowingly do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, will terminate or impair the security for the Security Instrument, or will be grounds for terminating the Ground Lease prior to its stated termination date (including voluntarily terminating the Ground Lease) or a forfeiture thereof, without first obtaining the prior written consent of Agent. Without Agent’s advance written consent, Borrower shall not subordinate the Ground Lease or its leasehold estate to any mortgage, deed of trust or other encumbrance of, or lien on, the fee interest of any owner of the Crowne Plaza Property. Borrower shall permit Agent and/or Lender to participate in the appointment of any arbitrator or appraiser to be appointed by Borrower and (to the extent permitted under the Ground Lease) to participate in the applicable arbitration or appraisal proceedings in association with Borrower or on its own behalf as an interested party. Agent and/or Lender may intervene in any legal proceeding pertaining to the Ground Lease and be made a party. (e) Borrower shall not exercise any option to purchase any portion of the fee interest in the Land under the Ground Lease without the prior written consent of Agent, which consent may be subject to such terms and conditions as may be imposed by Agent to protect the security interests of Lender in the Property. (f) Agent and Lender hereby agree to use commercially reasonable efforts to cooperate in good faith with Crowne Plaza Borrower in the negotiation, approval and consummation of the proposed transaction involving the amendment and restatement of the Ground Lease and the entering into of a new ground lease between Ground Lessor and an affiliate of Crowne Plaza Borrower for land that is currently a part of the Crowne Plaza Land on which an anticipated Avid or similarly branded hotel is to be constructed (such transaction, the “Ground Lease Amendment and Restatement”); provided, for the avoidance of doubt, that the Ground Lease Amendment and Restatement shall not be consummated without the prior written consent of Lender, which consent may be granted or withheld in Lender’s discretion (not to be unreasonably withheld, conditioned or delayed), and nothing herein shall constitute a commitment or obligation of Agent or Lender to approve the Ground Lease Amendment and Restatement. Notwithstanding that Agent and Lender may approve the Ground Lease Amendment and Restatement, Agent and Lender shall not be required to release any portion of the Crowne Plaza Land from the lien of the Security Instrument or other Loan Documents unless Borrower shall satisfy all conditions to the same established by Agent or Lender in its sole discretion, including, without limitation, (i) approval of plans for any construction of improvements on the to-be-released portion of the Crowne Plaza Land, (ii) approval of any easements or encumbrances to be placed on the any portion of the Crowne Plaza Land and (iii) satisfactory evidence of compliance with Applicable Law of the to-be-constructed improvements, and continuing compliance with Applicable Law of the existing improvements, on the Crowne Plaza Land. Section 7.34 Immediate Repairs. Borrower shall perform the repairs at the Property set forth on Schedule I hereto (all such repairs are hereinafter referred to as “Immediate Repairs”)

4895-2729-0691 110 12312273 and shall complete, at Borrower’s sole cost and expense, each of the Immediate Repairs on or before the respective deadline for such repairs as set forth on Schedule I hereto. ARTICLE 8. NO SALE OR ENCUMBRANCE Section 8.1 Transfer Definitions. For purposes of this Article 8, “Restricted Party” shall mean Borrower, Sponsor, Guarantor, Pledgor any SPE Component Entity, any Affiliated Manager, any Affiliated Franchisor, or any Affiliate of Borrower, Sponsor, Pledgor, Guarantor, any SPE Component Entity, any Affiliated Manager, or any Affiliated Franchisor; provided, however, a “Restricted Party” shall have the right to transfer direct and/or indirect ownership interests in Borrower as provided in Section 8.3 below; and a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, lien, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer, Division, or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) a legal or beneficial interest. Section 8.2 No Sale/Encumbrance. (a) Without the prior written consent of Lender, Borrower shall not cause or permit (i) a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein, (ii) a Sale or Pledge of an interest in any Restricted Party or (iii) any change in Control of Borrower, Sponsor, Guarantor, Pledgor any Affiliated Manager, or any change in control of the day-to-day operations of the Property (collectively, a “Prohibited Transfer”), other than pursuant to (x) Leases of space in the Improvements to Tenants in accordance with the terms hereof, (y) any Permitted Encumbrances, and (z) any Permitted Equipment Leases. (b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to (A) any Leases or any Rents and Profits, (B) the Ground Lease or (C) any REA or Material Agreements; (iii) any action for partition of an individual Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by Borrower or by any other person or entity, pursuant to any contractual agreement or other instrument or under Applicable Law (including, without limitation, common law); (iv) any other action instituted by (or at the behest of) Borrower or its Affiliates or consented to or acquiesced in by Borrower or its Affiliates which results in a termination of the Ground Lease, any REA or Material Agreements; (v) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (vi) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (vii) if a Restricted Party is a limited liability company, any Division, merger or consolidation or the change, removal, resignation or

4895-2729-0691 111 12312273 addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest or any Division; (viii) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (ix) the incurrence of any PACE loans or similar indebtedness with respect to Borrower and/or the Property, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments. Section 8.3 Permitted Equity Transfers. Notwithstanding the restrictions contained in this Article 8, the following equity transfers shall be permitted without Agent’s consent: (a) a transfer (but not a pledge) by devise or descent or by operation of law upon the death of a Restricted Party or any direct or indirect member, partner or shareholder of a Restricted Party, (b) the transfer (but not the pledge), in one or a series of transactions, of the direct or indirect stock, partnership interests or membership interests (as the case may be) in a Restricted Party (including, without limitation, transfers for estate planning purposes), (c) the sale, transfer or issuance of shares of common stock in any Restricted Party that is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange (provided, that, the foregoing provisions of clause (c) shall not be deemed to waive, qualify or otherwise limit Borrower’s obligation to comply (or to cause the compliance with) the other covenants set forth herein and in the other Loan Documents (including, without limitation, the covenants contained herein relating to ERISA matters)), or (d) the REIT Transfer; provided, further, that, with respect to the transfers listed in clauses (a) or (b), (A) if any Person owns, directly or indirectly, 20% or more of the direct or indirect interests in Borrower (or 10% or more if such Person is not a U.S. citizen or otherwise not organized, formed or incorporated in the U.S.) as a result of such transfer that did not own such interest prior to such transfer or if such transfer shall result in Borrower no longer being Controlled by the Sponsor set forth in clause (i) of such definition, (x) Agent shall receive written notice of any transfers pursuant to clause (a) above within ten (10) days of such transfer and (y) Agent shall receive not less than thirty (30) days prior written notice of such transfers in connection with any transfer pursuant to clause (b) above, (B) except to the extent resulting from the death of any Individual Guarantor, no such transfers shall result in a change in Control of Sponsor, Pledgor, Guarantor or Affiliated Manager, (C) after giving effect to such transfers (I) one or more Guarantors, in the aggregate, shall own at least a 20% direct or indirect equity ownership interest in each of Borrower and any SPE Component Entity; (II) Sponsor shall, collectively, Control Borrower and any SPE Component Entity (it being acknowledged and agreed that, as of the date hereof, each John C. Loeffler II and Jennifer Schrader, collectively, Control Borrower and SPE Component Entity pursuant to the applicable organizational documents of the managing member, and the indirect managers, of Borrower); (III) Intentionally Omitted; and (IV) except following the death of any Individual Guarantor, Sponsor shall control the day-to-day operation of the Property (it being acknowledged and agreed that, as of the date hereof, each of John C. Loeffler II and Jennifer Schrader, collectively, control the day- to-day operation of the Property pursuant to the applicable organizational documents of the managing member, and the indirect managers, of Borrower), (D) after giving effect to such transfers, the Property shall continue to be (I) managed by Manager or a New Manager approved in accordance with the applicable terms and conditions hereof and (II) operated, “flagged” and branded pursuant to a Qualified Franchise Agreement with a Qualified Franchisor, (E) in the case

4895-2729-0691 112 12312273 of the transfer of any direct equity ownership interests in Borrower or in any SPE Component Entity, such transfers shall be conditioned upon continued compliance with the relevant provisions of Article 6 hereof, (F) in the case of (1) the transfer of the management of the Property to a new Affiliated Manager in accordance with the applicable terms and conditions hereof, (2) the transfer of operation, “flagging” and/or branding of the Property to a new Affiliated Franchisor in accordance with the applicable terms and conditions hereof, or (3) the transfer of any direct or indirect equity ownership interests in any Restricted Party that results in any Person and its Affiliates owning in excess of forty-nine percent (49%) of the direct or indirect equity ownership interests in Borrower or in any SPE Component Entity that did not own the same on the date hereof or at the time of the delivery of any New Non-Consolidation Opinion prior to such transfer, such transfers shall be conditioned upon delivery to Agent of a New Non-Consolidation Opinion addressing such transfer, (G) such transfers shall be conditioned upon Borrower’s ability to, after giving effect to the equity transfer in question, (I) remake the representations contained herein relating to ERISA, OFAC, Anti-Corruption Laws, AML Law, DPA, and CFIUS matters (and, upon Agent’s request, Borrower shall deliver to Agent (x) an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable equity transfer and (y) searches, acceptable to Agent, for any Person owning, directly or indirectly, 20% (or, if such Person is not formed, organized or incorporated in, or is not a citizen of, the United States of America, 10%) or more of the interests in Borrower as a result of such transfer that did not own such interest prior to such transfer) and (II) continue to comply with the covenants contained herein relating to ERISA, OFAC, Anti-Corruption Laws, AML Law, DPA, and CFIUS matters, (H) no such transfers shall result in any Crowdfunded Person owning any direct or indirect interest in Borrower or any SPE Component Entity, and (I) such transfers are permitted under each Franchise Agreement, each Management Agreement, and/or Hotel Brand Management Agreement, as applicable. Upon request from Agent, Borrower shall promptly provide Agent a revised version of the organizational chart delivered to Agent in connection with the Loan reflecting any equity transfer consummated in accordance with this Section 8.3. Furthermore, in the event of the death or incompetency of any Guarantor, it shall be an Event of Default hereunder unless a Satisfactory Replacement Guarantor (as defined in the Guaranty) is provided pursuant to the terms and provisions of the Guaranty. Section 8.4 [Intentionally Omitted]. Section 8.5 Lender’s and Agent’s Rights. Lender and Agent reserve the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and on assumption of this Agreement and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan and all of Lender’s and Agent’s expenses incurred in connection with such Prohibited Transfer, (c) to the extent required by Lender or Agent, receipt of a Rating Agency Confirmation with respect to the Prohibited Transfer, (d) the proposed transferee’s continued compliance with the covenants set forth in this Agreement, including, without limitation, the covenants in Article 6, (e) receipt of a New Non-Consolidation Opinion with respect to the Prohibited Transfer, and/or (f) such other conditions and/or legal opinions as Lender or Agent shall determine in its sole discretion to be in the interest of Lender or Agent. All expenses incurred by Lender or Agent shall be payable by Borrower whether or not Lender or Agent consents to the Prohibited Transfer. Lender and Agent shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare

4895-2729-0691 113 12312273 the Debt immediately due and payable upon a Prohibited Transfer without Lender’s and Agent’s consent. This provision shall apply to every Prohibited Transfer, whether or not Lender or Agent has consented to any previous Prohibited Transfer. For avoidance of doubt, the foregoing requirements are inapplicable for any transfer permitted pursuant to Section 8.3 hereof. ARTICLE 9. INSURANCE; CASUALTY; CONDEMNATION; RESTORATION Section 9.1 Insurance. (a) Each Borrower shall obtain and maintain, or cause to be obtained and maintained, insurance for such Borrower and for the Property owned by such Borrower providing at least the following coverages: (i) insurance with respect to the Improvements and, if applicable, the Personal Property insuring against any peril now or hereafter included within the “Special” or “All Risks” Causes of Loss form (which shall not exclude fire, lightning, windstorm (including named storms), hail, explosion, riot, civil commotion, aircraft, vehicles and smoke), in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings waiving of depreciation; (B) to be written on a no coinsurance form or containing an agreed amount endorsement with respect to the Improvements and, if applicable, Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $10,000, excluding windstorm and earthquake insurance which may have a deductible of 5% of the total insurable value, and water damage which may have a deductible of $100,000; (D) include flood and earthquake with sublimits and deductibles acceptable to Agent; (E) at all times insuring against at least those hazards that are commonly insured against under a “Special” or “All Risks” Causes of Loss form of policy, as the same shall exist on the date hereof, and together with any increase in the scope of coverage provided under such form after the date hereof; and (E) providing Law & Ordinance coverage, including Coverage for Loss to the Undamaged Portion of the Building, Demolition Costs and Increased Cost of Construction in amounts acceptable to Agent. The Full Replacement Cost shall be re-determined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Agent by an appraiser or contractor designated and paid by Borrower and approved by Agent, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Agent to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection; (ii) commercial general liability insurance against all claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, including “Dram Shop” or other liquor liability coverage if Borrower sells or distributes alcoholic beverages from the Property, such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 per location and a per occurrence limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until

4895-2729-0691 114 12312273 required to be changed by Agent in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts; (5) contractual liability covering the indemnities contained in Articles 11 and 12 hereof to the extent the same is available; and (6) innkeeper’s legal liability in an amount reasonably acceptable to Agent; (iii) loss of rents and/or business interruption insurance (A) with loss payable to Agent; (B) covering all risks required to be covered by the insurance provided for in Sections 9.1(a)(i), (iv) and (vi) through (viii) hereof; (C) in an amount equal to 100% of the projected gross income from the Property less non-continuing expenses on an actual loss sustained basis for a period beginning on the date of Casualty and continuing until the Restoration of the Property is completed, notwithstanding that the policy may expire prior to the end of such period; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on the greatest of: (x) Borrower’s reasonable estimate of the gross income from the Property and (y) the highest gross income received during the term of the Loan for any full calendar year prior to the date the amount of such insurance is being determined, in each case less non-continuing expenses and eighteen (18) month period and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. All Net Proceeds payable to Agent pursuant to this Subsection (the “Rent Loss Proceeds”) shall be held by Agent in accordance with the terms of the Cash Management Agreement and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note; provided, however, that (I) nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the Rent Loss Proceeds and (II) in the event the Rent Loss Proceeds are paid in a lump sum in advance and Borrower is entitled to disbursement of such Rent Loss Proceeds in accordance with the terms hereof, Agent or Agent shall hold such Rent Loss Proceeds in a segregated interest-bearing Eligible Account (which account shall be deemed to be included within the definition of “Accounts”) and Agent or Servicer shall estimate the number of months required for Borrower to restore the damage caused by the applicable Casualty, shall divide the applicable aggregate Rent Loss Proceeds by such number of months and shall disburse such monthly installment of Rent Loss Proceeds from such Eligible Account into the Cash Management Account each month during the performance of such Restoration; (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements and only if the current property and liability coverage forms do not otherwise apply (A) commercial general liability and umbrella liability insurance covering claims related to the construction, repairs or alterations being made at the Property which are not covered by or under the terms or provisions of the

4895-2729-0691 115 12312273 commercial general liability and umbrella liability insurance policies required herein; and (B) the insurance provided for in Section 9.1(a)(i) hereof written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Sections 9.1(a)(i), (iv) and (vi) through (viii) hereof, as applicable, (3) including permission to occupy the Property, (4) written on a no coinsurance form or containing an agreed amount endorsement waiving co-insurance provisions and (5) including soft costs coverage in an amount equal to 100% of all re-occurring soft costs; (v) workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable); (vi) equipment breakdown/boiler and machinery insurance covering all mechanical and electrical equipment in such amounts as shall be reasonably be required by Agent, on terms and in amounts consistent with the commercial property insurance policy required under Section 9.1(a)(i) hereof or in such other amount as shall be reasonably required by Agent (if applicable to the Property); (vii) if any portion of the Improvements or Personal Property is at any time located in an area identified in the Federal Register by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards (“SFHA”) pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Flood Insurance Reform Act of 2004, or the Biggert-Waters Flood Insurance Reform Act of 2012, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance for all such improvements and/or Personal Property located in the SFHA in an amount equal to (1) the maximum limit of building and/or contents coverage available under the Flood Insurance Acts plus (2) additional limits in an amount equal to the “Full Replacement Cost” or such other amount agreed to by Agent; provided, that, the insurance provided pursuant to this clause (vii) shall be on terms consistent with the “All Risk” insurance policy required in Section 9.1(a)(i) hereof; if any portion of the Improvements or Personal Property is not located in an area identified as an SFHA in the Flood Insurance Acts, flood hazard insurance with limits and deductibles reasonably acceptable to Agent; (viii) if the Property is located in seismic zone 3 or 4 and the probable maximum loss (“PML”) or scenario expected loss (“SEL”) exceeds 20%, earthquake insurance in amounts equal to one and one-half times (1.5x) the probable maximum loss or scenario expected loss of the Property plus loss of rents and/or business interruption as determined by Agent in its sole discretion and in form and substance satisfactory to Agent, provided that the insurance pursuant to this Subsection (viii) shall be on terms consistent with the all-risk insurance policy required under Section 9.1(a)(i) hereof; or if the Property is not located in seismic zone 3 or 4, earthquake insurance with limits and deductibles reasonably acceptable to Agent;

4895-2729-0691 116 12312273 (ix) umbrella liability insurance in an amount not less than $25,000,000.00 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above; (x) insurance against employee dishonesty in an amount up to $5,000,000.00, such coverage to be maintained by Manager; (xi) auto liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000 (if applicable); (xii) such insurance as may be required pursuant to the terms of the Franchise Agreement, the Management Agreement, and/or any REA; (xiii) garagekeeper’s legal liability in an amount not less than $2,000,000 in the aggregate; (xiv) employment practices liability in an amount not less than $5,000,000 in the aggregate including third party coverage; (xv) cyber liability in an amount not less than $5,000,000 in the aggregate; and (xvi) such other insurance and in such amounts as Agent from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located. (b) All insurance provided for in Section 9.1(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to Agent, issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and approved by Agent. The insurance companies must have a financial strength rating of “A” or better and a financial size category of “VIII” or better by A.M. Best Company, Inc., and a rating of (i) “A-” or better by S&P, and (ii) if Moody’s rates the insurance company and is designated by Agent in connection with the Securitization, “A3” or better by Moody’s (each such insurer shall be referred to below as a “Qualified Insurer”). Not less than fifteen (15) days prior to the expiration dates of the Policies theretofore furnished to Agent pursuant to Section 9.1(a) hereof, Borrower shall deliver carrier-issued binders and certificates of the renewal Policies, and thereafter, complete copies of the Policies when issued. Upon renewal of the Policies, Borrower shall deliver evidence satisfactory to Agent of payment of the premiums due thereunder (the “Insurance Premiums”). (c) Except to the extent required pursuant to Section 9.1(a) hereof, Borrower shall not obtain (or permit to be obtained) (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Agent and Agent’s interest is included therein as provided in this Agreement and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 9.1(a) hereof to be furnished by, or which may be reasonably required to be furnished by,

4895-2729-0691 117 12312273 Borrower. In the event Borrower obtains (or causes to be obtained) separate insurance or an umbrella or a blanket Policy, Borrower shall notify Agent of the same and shall cause complete copies of each Policy to be delivered as required in Section 9.1(a) hereof. Any umbrella or blanket Policy remains subject to review and approval by Agent based on the schedule of locations and values. Notwithstanding Agent’s approval of any umbrella or blanket liability or casualty Policy hereunder, Agent reserves the right, in its sole discretion, to require Borrower to obtain a separate Policy in compliance with this Section 9.1. (d) All Policies of insurance provided for or contemplated by Section 9.1(a) shall name Borrower as the named insured and, in the case of liability policies, except for the Policies referenced in Section 9.1(a)(v) hereof, shall name Agent as additional insured, as their respective interests may appear, and in the case of property coverages, including but not limited to the all- risk/special form coverage, rent loss, business interruption, terrorism, boiler and machinery, earthquake and flood insurance, shall name Agent as mortgagee/Agent’s loss payable by a standard noncontributing mortgagee clause in favor of Agent providing that the loss thereunder shall be payable to Agent. (e) All Policies of insurance provided for in Section 9.1(a) hereof shall provide that: (i) with respect to the Policies (other than those Policies limited to liability protection), (1) no (A) act, failure to act, violation of warranties, declarations or conditions, or negligence by Borrower, or anyone acting for Borrower, or by any Tenant under any Lease or other occupant, (B) occupancy or use of the Property for purposes more hazardous than those permitted, (C) foreclosure or similar action by Agent, or (D) failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Agent is concerned and (2) the Policies shall not be cancelled without at least thirty (30) days’ written notice to Agent, except ten (10) days’ notice for non- payment of premium; (ii) with respect to the Policies limited to liability protection, if available to Borrower using commercially reasonable efforts, such Policies shall not be cancelled without at least thirty (30) days’ written notice to Agent, except ten (10) days’ notice for non-payment of premium; provided, however, if the issuer will not or cannot provide such endorsements or the notices required in this clause (ii), Borrower shall be obligated to provide such notices; (iii) with respect to all Policies, if available to Borrower using commercially reasonable efforts, such Policies shall not be materially changed without thirty (30) days’ written notice to Agent; provided, however, if the issuer will not or cannot provide such endorsements or the notices required in this clause (iii), Borrower shall be obligated to provide such notice; (iv) each Policy shall provide that (A) the issuers thereof shall give written notice to Agent if the Policy has not been renewed ten (10) days prior to its expiration and (B) Agent is permitted to make payments to effect the continuation of such Policy upon notice of cancellation due to non-payment of Insurance Premiums; and

4895-2729-0691 118 12312273 (v) Agent shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder. Additionally, Borrower further covenants and agrees to promptly send to Agent any notices of non-renewal or cancellation it receives from the insurer with respect to the Policies required pursuant to this Section 9.1. (f) Borrower shall furnish to Agent, on or before thirty (30) days after the close of each of Borrower’s fiscal years, a statement certified by Borrower or a Responsible Officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Agent, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Agent. (g) If at any time Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Agent shall have the right, without notice to Borrower to take such action as Agent deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Agent in its sole discretion deems appropriate, and all expenses incurred by Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Agent upon demand and until paid shall be secured by the Security Instrument and the Pledge Agreement and shall bear interest at the Default Rate. (h) In the event of a foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest exclusively in Agent or the purchaser at such foreclosure or other transferee in the event of such other transfer of title. In the event of a foreclosure of any Pledge Agreement or other transfer of any Equity Collateral in extinguishment in whole or in part of the Debt, all right, title and interest of Pledgor in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest exclusively in Agent or the purchaser at such foreclosure or other transferee in the event of such other transfer of title. (i) As an alternative to the Policies required to be maintained pursuant to the preceding provisions of this Section 9.1, Borrower will not be in default under this Section 9.1 if Borrower maintains (or causes to be maintained) Policies which (i) have coverages, deductibles and/or other related provisions other than those specified above and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such Policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), (1) Borrower shall have received Agent’s prior written consent thereto and (2) if required by Agent, confirmed that Agent has received a Rating Agency Confirmation with respect to any such Non-Conforming Policy. (j) The property, loss of rents/business interruption, general liability and umbrella liability insurance policies required in this Section 9.1 shall not exclude Terrorism Coverage (defined below) (such insurance policies, the “Applicable Policies”). Such Terrorism Coverage shall comply with each of the applicable requirements for Policies set forth above (including,

4895-2729-0691 119 12312273 without limitation, those relating to deductibles); provided that, Agent, at Agent’s option, may reasonably require Borrower to obtain or cause to be obtained the Terrorism Coverage with higher deductibles than set forth above. As used above, “Terrorism Coverage” shall mean insurance for acts of terror or similar acts of sabotage; provided, that, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Authorization Act of 2015 (as the same may be further modified, amended, or extended, “TRIPRA”) (i) remains in full force and effect and (ii) continues to cover both foreign and domestic acts of terror, the provisions of TRIPRA shall determine what is deemed to be included within this definition of “Terrorism Coverage”. Should TRIPRA not remain in full force and effect, Borrower shall maintain coverage against acts of terrorism in form and amounts reasonably acceptable to Agent. Section 9.2 Casualty. If any individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Agent and shall promptly commence and diligently prosecute the completion of the repair and restoration of such Property as nearly as possible to the condition such Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Agent (a “Restoration”) and otherwise in accordance with Section 9.4 hereof. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Agent may, but shall not be obligated to make proof of loss if not made promptly by Borrower. Section 9.3 Condemnation. Borrower shall promptly give Agent notice of the actual or threatened commencement of any proceeding for the Condemnation of any individual Property of which Borrower has knowledge and shall deliver to Agent copies of any and all papers served in connection with such proceedings. Agent may participate in any such proceedings, and Borrower shall from time to time deliver to Agent all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Agent, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Agent shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If a Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of such Property and otherwise comply with the provisions of Section 9.4 hereof. If such Property is sold, through foreclosure or otherwise, prior to the receipt by Agent of the Award, Agent shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt. Section 9.4 Restoration. The following provisions shall apply in connection with the Restoration of an individual Property: (a) If the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, the Net Proceeds will be

4895-2729-0691 120 12312273 disbursed by Agent to Borrower upon receipt, provided that all of the conditions set forth in Section 9.4(b)(i) hereof are met and Borrower delivers to Agent a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement. For avoidance of doubt, provided that Borrower complies with the conditions set forth in Section 9.4(b)(i), and solely to the extent that Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, the remaining sub-sections contained in this Section 9.4 shall be inapplicable. (b) If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration are equal to or greater than the Restoration Threshold, Agent shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 9.4. (i) The Net Proceeds shall be made available for Restoration provided that each of the following conditions are met: (A) no Event of Default shall have occurred and be continuing; (B) (1) in the event the Net Proceeds are insurance proceeds, less than thirty percent (30%) of each of (i) the fair market value of the individual Property as reasonably determined by Agent, and (ii) the rentable area of such Property (which such “rentable area” shall be deemed to include, without limitation, banquet, meeting and conference space and any portions of such Property occupied or otherwise used from time to time by transient hotel guests and/or hotel visitors) has been damaged, destroyed or rendered unusable as a result of a Casualty or (2) in the event the Net Proceeds are condemnation proceeds, less than ten percent (10%) of each of (i) the fair market value of such Property as reasonably determined by Agent and (ii) the rentable area of such Property (which such “rentable area” shall be deemed to include, without limitation, banquet, meeting and conference space and any portions of such Property occupied or otherwise used from time to time by transient hotel guests and/or hotel visitors) is taken, such land is located along the perimeter or periphery of such Property, no portion of the Improvements is located on such land and such taking does not materially impair the existing access to such Property; (C) Borrower shall furnish to Agent evidence satisfactory to Agent that all Tenants under Major Leases (if any) shall continue to operate their respective space at the Property after the completion of the Restoration; (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after the issuance of a building permit with respect thereto) and shall

4895-2729-0691 121 12312273 diligently pursue the same to satisfactory completion in compliance with all Applicable Laws, in all material respects, including, without limitation, all applicable Environmental Laws, and the applicable requirements of the Franchise Agreement and the Management Agreement; (E) Agent shall be satisfied that any operating deficits which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 9.1(a)(iii) hereof, or (3) by other funds of Borrower; (F) Agent shall be satisfied that, upon the completion of the Restoration, the fair market value and cash flow of the individual Property will not be less than the fair market value and cash flow of such Property as the same existed immediately prior to the applicable Casualty or Condemnation; (G) Agent shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the expiration of the insurance coverage referred to in Section 9.1(a)(iii) hereof, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or taking, or (4) the earliest date required for such completion under the terms of any Franchise Agreement, Ground Lease (as applicable), Material Agreements or REA; (H) The individual Property and the use thereof after the Restoration will be in compliance with and permitted under the applicable Franchise Agreement, the Ground Lease (as applicable), the applicable Management Agreement, any REA, any Material Agreements and all Applicable Law; (I) the Restoration shall be done and completed in an expeditious and diligent fashion and in compliance with the applicable Franchise Agreement, the Ground Lease (as applicable), the applicable Management Agreement, any REA, any Material Agreements and all Applicable Law; (J) the applicable Franchise Agreement and Management Agreement will remain in full force and effect during and after the Restoration and a Property Document Event shall not occur as a result of the applicable Casualty, Condemnation and/or Restoration; and

4895-2729-0691 122 12312273 (K) if a Securitization has occurred, Agent shall be satisfied that making the Net Proceeds available for Restoration shall be permitted pursuant to the REMIC Requirements. (ii) The Net Proceeds shall be held by Agent and, until disbursed in accordance with the provisions of this Section 9.4(b), shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Pledge Agreement, the Note and the other Loan Documents. The Net Proceeds (other than the Rent Loss Proceeds) shall be disbursed by Agent to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Agent that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Agent and discharged of record or in the alternative fully insured to the satisfaction of Agent by the title company issuing the Lender’s Policy. (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Agent and by an independent consulting engineer selected by Agent (the “Casualty Consultant”). All such plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration shall be assigned to Agent as additional collateral for the Loan and Agent shall have the use of the same. The identity of the contractors, subcontractors and materialmen engaged in the Restoration shall be subject to prior review and acceptance by Agent and the Casualty Consultant. All costs and expenses incurred by Agent in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower. Borrower shall have the right to settle all claims under the Policies jointly with Agent, provided that (a) no Event of Default exists, (b) Borrower promptly and with commercially reasonable diligence negotiates a settlement of any such claims and (c) the insurer with respect to the Policy under which such claim is brought has not raised any act of the insured as a defense to the payment of such claim. If an Event of Default exists, Agent shall, at its election, have the exclusive right to settle or adjust any claims made under the Policies in the event of a Casualty. (iv) In no event shall Agent be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Restoration Retainage. The term “Restoration Retainage” as used in this Section 9.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Agent that Net Proceeds representing 50% of the required Restoration have been disbursed. There shall be no Restoration Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 9.4(b), be less than the amount

4895-2729-0691 123 12312273 actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Casualty Consultant certifies to Agent that the Restoration has been completed in accordance with the provisions of this Section 9.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi- governmental authorities, and Agent receives evidence satisfactory to Agent that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage, provided, however, that Agent will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Agent that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Agent or by the title company insuring the lien of the Security Instrument. If required by Agent, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman. (v) Agent shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month. (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Agent in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Agent before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Agent shall be held by Agent and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 9.4(b) shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Pledge Agreement, the Note and the other Loan Documents. (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Agent after the Casualty Consultant certifies to Agent that the Restoration has been completed in accordance with the provisions of this Section 9.4(b), and the receipt by Agent of evidence satisfactory to Agent that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Agent to Borrower, provided no Event of Default shall have occurred and shall be continuing under this Agreement, the Security Instrument, the Pledge Agreement, the Note or any of the other Loan Documents. (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 9.4(b)(vii) hereof shall be retained and applied by Agent toward the payment of the Debt whether or not then due and payable

4895-2729-0691 124 12312273 in such order, priority and proportions as Agent in its discretion shall deem proper. If Agent shall receive and retain Net Proceeds, the lien of the Security Instrument shall be reduced only by the amount thereof received and retained by Agent and actually applied by Agent in reduction of the Debt. (d) Notwithstanding the foregoing provisions of this Section 9.4 or anything herein to the contrary, after a Securitization has occurred, this Section 9.4 shall be subject to the terms of Section 13.7 hereof to the extent applicable with respect to any Casualty or Condemnation. ARTICLE 10. EVENTS OF DEFAULT; REMEDIES Section 10.1 Event of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”: (a) if Borrower shall fail to (i) pay when due (A) any sums which by the express terms of this Agreement and the other Loan Documents require immediate or prompt payment without any grace period or (B) sums which are payable on the Maturity Date, or (ii) pay within five (5) days of the date when due (A) any monthly Debt Service and any amount required to be paid into the Reserve Funds or (B) any other sums payable under the Note, this Agreement or any of the other Loan Documents; (b) subject to Borrower’s right to contest its liability for payment of Taxes and Other Charges (in accordance with the Loan Documents), if any of the Taxes or Other Charges is not paid prior to delinquency except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Agent in accordance with the terms of this Agreement and Agent’s access to such sums is not restricted or constrained in any manner; (c) if the Policies are not kept in full force and effect, provided, however, that if the Policies are not kept in full force and effect solely due to non-payment of Insurance Premiums where sums sufficient to pay such Insurance Premiums have been deposited with Agent for such purpose (including in any Reserve Fund specifically allocated to the payment of Insurance Premiums) or are available from funds held by Agent in accounts established under the Cash Management Agreement for the purpose of paying such Insurance Premiums and Agent or Agent fails to pay or disburse same, unless such failure is due to Agent’s access to such funds being restricted or constrained in any manner for any reason whatsoever; (d) if any of the representations or covenants contained in Article 6 hereof are breached or violated; provided, however, that if such representation and warranty was not knowingly false when made, then Borrower shall have a period of ten (10) days after written notice to Borrower from Agent to cure or cause the subject of such representation or warranty to cure such untrue or misleading representation or warranty; (e) if Borrower breaches or permits or suffers a Prohibited Transfer in breach of Article 8 hereof;

4895-2729-0691 125 12312273 (f) if any representation or warranty of, or with respect to, Borrower, Sponsor, Pledgor or Guarantor made herein, in the Guaranty or in the Environmental Indemnity or in any other guaranty, or in any certificate, report, financial statement or other instrument or document prepared by or for the benefit of Borrower and furnished to (or directed to be furnished to) Agent shall have been false or misleading in any material adverse respect when made; provided, however, that if such representation and warranty was not knowingly false when made, then Borrower, Sponsor, Pledgor or Guarantor shall have a period of ten (10) days after written notice to Borrower from Agent to cure such untrue or misleading representation or warranty; (g) with the exception of matters that pertain to Guarantor’s interest and involvement in other projects, assets and investments that are wholly unrelated to the Property (and Borrower’s ownership and interest therein), if (i) Borrower, any SPE Component Entity, any Affiliated Franchisor, any Affiliated Manager, Sponsor, Pledgor or Guarantor shall commence any case, proceeding or other action (A) under any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower or any managing member or general partner of Borrower, any SPE Component Entity, any Affiliated Franchisor, any Affiliated Manager, Sponsor, Pledgor or Guarantor shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against Borrower or any managing member or general partner of Borrower, any SPE Component Entity, any Affiliated Franchisor, any Affiliated Manager, Sponsor, Pledgor or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; (iii) there shall be commenced against Borrower, any SPE Component Entity, any Affiliated Franchisor, any Affiliated Manager, Sponsor, Pledgor or Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; (iv) except to the extent required by Agent or any Lender, Borrower, any SPE Component Entity, any Affiliated Franchisor, any Affiliated Manager, Sponsor, Pledgor or Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) Borrower, any SPE Component Entity, any Affiliated Franchisor, any Affiliated Manager, Sponsor, Pledgor or Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, except in a private communication to Agent or any Lender and except if such Borrower, SPE Component Entity, Affiliated Franchisor, Affiliated Manager, Sponsor, Pledgor or Guarantor is required to make such admission in any legal proceeding; (h) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to the Security Instrument; (i) if Pledgor shall materially breach the terms and provisions of the Pledge Agreement which breach is not cured within any applicable notice and cure periods;

4895-2729-0691 126 12312273 (j) subject to Borrower’s right to contest pursuant to Sections 7.5(b) and 7.16(b) hereof, if the Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for any Taxes not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days; (k) if any federal tax lien is filed against Borrower, any SPE Component Entity, Sponsor, Pledgor Guarantor or the Property and same is not discharged of record (by payment, bonding or otherwise) within sixty (60) days after same is filed; (l) if Borrower shall fail to comply with the covenants in Article 14 or otherwise fails to deliver to Agent, within fifteen (15) days after request by Agent, the estoppel certificates required to be provided by Borrower pursuant to Section 7.13(a) or (c) hereof; (m) if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Environmental Indemnity and/or the Guaranty) and such default continues after the expiration of applicable grace and/or cure periods, if any; (n) if any of the assumptions contained in the Non-Consolidation Opinion, or in any New Non-Consolidation Opinion are untrue or shall become untrue in any material respect; (o) if Borrower shall fail to deliver to Agent within thirty (30) days after request by Agent any Required Financial Item; (p) if Borrower defaults under any Management Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder or if any Management Agreement is canceled, terminated or surrendered or expires pursuant to its terms, unless in such case Borrower shall enter into a new management agreement with a Qualified Manager in accordance with the applicable terms and provisions hereof; (q) if Borrower defaults in any of the material terms set forth in the Ground Lease beyond the expiration of applicable notice and grace periods, if any, thereunder or if the Ground Lease is canceled, terminated or surrendered or expires pursuant to its terms; (r) if any representation and/or covenant herein relating to ERISA, OFAC, Sanctioned Targets, Anti-Corruption Laws, AML Law, the DPA and/or CFIUS matters is breached; (s) if (i) Borrower shall fail (beyond any applicable notice or grace period) to pay any charges payable under any REA or Material Agreements as and when payable thereunder, (ii) Borrower defaults under any REA or Material Agreements beyond the expiration of applicable notice and grace periods, if any, thereunder, (iii) any REA or Material Agreements are amended, supplemented, replaced, restated or otherwise modified without Agent’s prior written consent or if Borrower consents to a transfer of any party’s interest thereunder without Agent’s prior written consent, (iv) any REA or Material Agreements and/or the estate created thereunder is canceled, rejected, terminated, surrendered or expires pursuant to its terms, unless in such case Borrower enters into a replacement thereof in accordance with the applicable terms and provisions hereof, or (v) a Property Document Event occurs;

4895-2729-0691 127 12312273 (t) if Borrower or HoldCo, as the case may be, shall fail to observe, perform or discharge any of Borrower’s or HoldCo’s obligations, covenants, conditions or agreements under the Interest Rate Protection Agreement and otherwise comply with the covenants set forth in Section 7.24 hereof; (u) if Borrower ceases to do business as a hotel at any Property or terminates such business for any reason whatsoever (other than (i) temporary cessation in connection with any continuous and diligent renovation or restoration of the Property following a Casualty or Condemnation in accordance with the applicable terms and conditions hereof or (ii) to the extent that the sole reason the hotel has ceased doing business as a hotel or terminates such business is either (A) in order to comply with any Applicable Law which mandates temporary closure of the Property or the business conducted thereon or (B) in order to comply with any Applicable Law which recommends temporary closure due to the COVID-19 pandemic if said closure is generally consistent (as determined by Agent in its reasonable discretion) with the actions taken by similarly situated businesses in the geographic area where the Property is located; (v) if, without Agent’s prior written consent, any liquor license, hotel license, trademark, Intellectual Property and/or other material License relating to the Property ceases to be in full force and effect; (w) if Borrower defaults under any Franchise Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder or if the Franchise Agreement is canceled, terminated or surrendered, expires pursuant to its terms or otherwise ceases to be in full force and effect, unless, in each such case, Borrower, contemporaneously with such cancellation, termination, surrender, expiration or cessation, enters into a Qualified Franchise Agreement with a Qualified Franchisor in accordance with the applicable terms and provisions hereof; (x) if Borrower fails to appoint a New Franchisor upon the request of Agent and/or fails to comply with any limitations on instructing the Franchisor, each as required by and in accordance with, as applicable, the terms and provisions of, the Franchise Agreement this Agreement and the other Loan Documents; (y) if the Property fails to be operated, “flagged” and/or branded pursuant to a Qualified Franchise Agreement; (z) if Section 7.29 of this Agreement is breached or violated in a material manner, and, solely if such breach or violation was unintentional and is reasonably susceptible of cure, such breach or violation is not cured or otherwise addressed to Agent’s reasonable satisfaction within thirty (30) days; (aa) if Section 7.31 of this Agreement is breached or violated; (bb) if Section 7.32 of this Agreement is breached or violated; provided, however, that if such breach or violation does not cause any stoppage of operations at the Property, then Borrower shall have a period of ten (10) days after written notice thereof by Agent to Borrower to cure such breach or violation;

4895-2729-0691 128 12312273 (cc) if Section 7.33 of this Agreement is breached or violated; provided, however, that if such breach or violation does not lead to the termination of the Ground Lease, then Borrower shall have a period of ten (10) days after written notice thereof by Agent to Borrower to cure such breach or violation; (dd) if Borrower shall continue to be in default under any term, covenant or condition of this Agreement not specified in subsections (a) through (cc) above or not otherwise specifically specified as an Event of Default herein, (i) for more than ten (10) days after notice from Agent, in the case of any default which can be cured by the payment of a sum of money or (ii) for thirty (30) days after notice from Agent, in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days (subject to further extension by Agent, in Agent’s sole discretion); and/or (ee) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Agent to accelerate the maturity of all or any portion of the Debt. Section 10.2 Remedies. (a) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 10.1(g) above with respect to Borrower and SPE Component Entity only) and at any time thereafter Agent may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Security Instrument, the Pledge Agreement, the Note and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Agent deems advisable to protect and enforce its rights against Borrower and in the Property and Pledgor and in the Equity Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Agent may enforce or avail itself of any or all rights or remedies provided in this Agreement, the Security Instrument, the Pledge Agreement, the Note and the other Loan Documents against Borrower, Pledgor, Guarantor, the Property or the Equity Collateral, including, without limitation, all rights or remedies available at law or in equity. Upon any Event of Default described in Section 10.1(g) above (with respect to Borrower and SPE Component Entity only), the Debt and all other obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in the Security Instrument, the Note and the other Loan Documents to the contrary notwithstanding. (b) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Agent against Borrower under this Agreement, the Security Instrument, the Note or the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by

4895-2729-0691 129 12312273 Agent at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under this Agreement, the Security Instrument, the Note or the other Loan Documents with respect to the Property. Any such actions taken by Agent shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Agent may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Agent permitted by Applicable Law, equity or contract or as set forth herein or in the Security Instrument, the Note or the other Loan Documents. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon. (c) Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Agent in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Agent may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Agent elects to accelerate less than the entire outstanding principal balance of the Loan, Agent may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Agent may accelerate and such other sums secured by the Security Instrument as Agent may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered. (d) Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, security instruments and other security documents (the “Severed Loan Documents”) in such denominations as Agent shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Agent from time to time, promptly after the request of Agent, a severance agreement and such other documents as Agent shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Agent. Borrower hereby absolutely and irrevocably appoints Agent as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Agent shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Agent of Agent’s intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

4895-2729-0691 130 12312273 (e) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Agent toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Agent in its sole discretion shall determine. (f) Agent may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Agent may deem necessary. Agent is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by Applicable Law), with interest as provided in this Section, shall constitute a portion of the Debt and shall be due and payable to Agent upon demand. All such costs and expenses incurred by Agent in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred through and including the date of payment to Agent. All such costs and expenses incurred by Agent together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Agent under the Loan Documents and shall be immediately due and payable upon demand by Agent therefore. (g) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Agent against Pledgor under the Pledge Agreement or the other Loan Documents executed and delivered by, or applicable to, Pledgor or at law or in equity may be exercised by Agent at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under the Pledge Agreement or the other Loan Documents with respect to the Equity Collateral. Any such actions taken by Agent shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Agent may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Agent permitted by Applicable Law, equity or contract or as set forth herein or in the Security Instrument, the Note or the other Loan Documents. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Pledgor shall not be construed to be a waiver of any subsequent Default or Event of Default by Pledgor or to impair any remedy, right or power consequent thereon. Section 10.3 Cross-Collateralization; Cross-Default. It is the express intent of Borrower, Lender and Agent that all Obligations, whether now existing or hereafter arising, be (a) cross-collateralized, such that collateral now or at any time hereafter securing repayment of any of the Obligations shall secure repayment of all of the Obligations, and (b) cross-defaulted, such that a default under any of the Obligations (after expiration of any applicable notice and cure period) shall be a default under all of the Obligations, and Borrower shall execute and deliver any and all

4895-2729-0691 131 12312273 agreements and instruments reasonably requested by Agent from time to time to evidence or effectuate, in Agent’s opinion, the provisions of this Section 10.3. ARTICLE 11. INDEMNIFICATIONS Section 11.1 General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all actual Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) the execution or delivery of this Agreement, any other Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (e) any failure of the Property to be in compliance with any Applicable Law; (f) any and all claims and demands whatsoever which may be asserted against Lender or Agent by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (g) the payment of any commission, charge or brokerage fee to anyone (other than a broker or other agent retained by Lender or Agent) which may be payable in connection with the funding of the Loan evidenced by the Note and secured by the Security Instrument and the Pledge Agreement; (h) the holding or investing of the funds on deposit in the Accounts or the performance of any work or the disbursement of funds in each case in connection with the Reserve Funds. Any amounts payable to Indemnified Parties by reason of the application of this Section 11.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Indemnified Parties until paid. Section 11.2 Mortgage and Intangible Tax and Transfer Tax Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to (a) any tax on the making, filing or recording of the Security Instrument, the Pledge Agreement, the Note or any of the other Loan Documents (whether due upon the making of same or upon the exercise of its remedies under the Loan Documents), and (b) any transfer tax incurred by Indemnified Parties in connection with the exercise of remedies hereunder or under any other Loan Documents, including, without limitation, a foreclosure of the Security Instrument or Pledge Agreement by Agent or its designee and any subsequent transfer of the Property or Equity Collateral by the Agent or its designee. Section 11.3 ERISA and CFIUS Indemnification.

4895-2729-0691 132 12312273 (a) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Agent’s sole discretion) that Indemnified Parties may incur, directly or indirectly, as a result of a default under Sections 5.7 or 7.19 of this Agreement. (b) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses) that any Indemnified Party may incur, directly or indirectly, as a result of (i) Borrower’s acquisition of the Property being a Covered Transaction or otherwise arising under the DPA and/or (ii) a default under Sections 5.37 and/or 7.27 hereof. Section 11.4 Duty to Defend, Legal Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties (in Agent’s reasonable discretion). Notwithstanding the foregoing, to the extent that the Indemnified Parties reasonably determine that the attorneys and professionals retained by Borrower are not providing satisfactory assistance, then any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them in such matter(s). Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith. Section 11.5 Survival. The obligations and liabilities of Borrower under this Article 11 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument or Pledge Agreement. Section 11.6 Environmental Indemnity. Simultaneously herewith, Borrower and Entity Guarantor have executed and delivered the Environmental Indemnity to Agent, which Environmental Indemnity is not secured by the Security Instrument or Pledge Agreement. Section 11.7 TCO/PCO Indemnity. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Lender Indemnitee from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising from, out of, or in any way relating to any claims that may arise from, out of or in any way relate to the failure of the Property to have a validly issued (unexpired) TCO or PCO, as applicable.

4895-2729-0691 133 12312273 ARTICLE 12. EXCULPATION Section 12.1 Exculpation. (a) Subject to the qualifications below, Agent shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument, the Pledge Agreement or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or Affiliate of Borrower (but specifically excluding Guarantor) or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Agent may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Agent to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument, the Pledge Agreement and the other Loan Documents, or in the Property, the Rents and Profits, the Equity Collateral or any other collateral given to Agent or Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and Profits, the Equity Collateral and in any other collateral given to Agent or Lender, and Agent, by accepting the Note, this Agreement, the Security Instrument, the Pledge Agreement and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument, the Pledge Agreement or the other Loan Documents. The provisions of this Section shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Agent to name Borrower as a party defendant in any action or suit for foreclosure or sale under the Security Instrument or the Pledge Agreement; (3) affect the validity or enforceability of any indemnity, guaranty or similar instrument (including, without limitation, the indemnities set forth in Article 11 hereof, Section 13.2 hereof, in the Guaranty and in the Environmental Indemnity) made in connection with the Loan or any of the rights and remedies of Agent thereunder (including, without limitation, Agent’s right to enforce said rights and remedies against Borrower and/or Guarantor (as applicable) personally and without the effect of the exculpatory provisions of this Article 12); (4) impair the right of Agent to obtain the appointment of a receiver; (5) impair the enforcement of the assignment of leases and rents contained in the Security Instrument or other Loan Documents; (6) impair the right of Agent to enforce Section 7.12(e) of this Agreement; (7) constitute a prohibition against Agent to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or the Pledge Agreement or to commence any other appropriate action or proceeding in order for Agent to exercise its remedies against the Property or the Equity Collateral; or (8) constitute a waiver of the right of Agent to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any Losses incurred by Agent (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with any of the following:

4895-2729-0691 134 12312273 (i) intentional misrepresentation of a material fact by Borrower, any SPE Component Entity, Guarantor, Pledgor, Sponsor, any Borrower Party or any Controlled Affiliate of a Borrower Party in connection with the Loan; (ii) the gross negligence or willful misconduct of Borrower, any SPE Component Entity, Guarantor, Pledgor, Sponsor, any Borrower Party or any Controlled Affiliate of a Borrower Party or the commission of a criminal act by Borrower, any SPE Component Entity, Guarantor, Pledgor, Sponsor, any Borrower Party or any Controlled Affiliate of a Borrower Party which results in any seizure or forfeiture of the Property, or any portion thereof, or Borrower’s interest therein; (iii) material physical waste to the Property caused by the intentional acts or intentional omissions of Borrower, any SPE Component Entity, Guarantor, Pledgor, Sponsor, any Borrower Party or any Controlled Affiliate of a Borrower Party (including, without limitation, any arson or abandonment of the Property) and/or the removal or disposal of any portion of the Property after an Event of Default by Borrower, any SPE Component Entity, Guarantor, Pledgor, Sponsor, any Borrower Party or any Controlled Affiliate of a Borrower Party in violation of the Loan Documents; (iv) the misapplication, misappropriation or conversion by Borrower, in violation of the Loan Documents or during the existence of an Event of Default, of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, (C) any Rents and Profits or (D) any Tenant security deposits or Rents and Profits collected in advance; (v) failure to pay any Taxes or Other Charges, charges for labor or materials or any other charges that can create liens on any portion of the Property to the extent that the revenue from the Property (after payment of all operating expenses and debt service) is sufficient to pay such amounts (other than (x) amounts deposited with Agent as Tax and Insurance Reserve Funds for Taxes or Other Charges where Agent elects not to apply such funds toward payment of such Taxes or Other Charges owed or (y) Taxes or Other Charges owed that are contested strictly in accordance with the terms of the Loan Documents); (vi) failure to maintain insurance as required by this Agreement to the extent that the revenue from the Property (after payment of operating expenses and debt service) is sufficient to pay the Insurance Premiums relating thereto (other than the failure to pay amounts deposited with Agent as Tax and Insurance Reserve Funds for Insurance Premiums to be paid to maintain such insurance where Agent elects not to apply such funds toward payment of such Insurance Premiums); (vii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, this Agreement or in the Security Instrument concerning Environmental Laws and Hazardous Substances; (viii) any fees or commissions paid by Borrower during the continuance of an Event of Default to Guarantor, Sponsor, Pledgor and/or any Close Affiliate of Borrower,

4895-2729-0691 135 12312273 Guarantor, Pledgor and/or Sponsor in violation of the terms of the Note, this Agreement, the Security Instrument or the other Loan Documents; (ix) Borrower’s breach of, or failure to comply with, as applicable, the representations, warranties and covenants contained in Article 14, Section 7.31, Section 7.32 and/or Section 7.33 of this Agreement and/or the indemnification provisions of Sections 13.2, 11.2, 11.3, 11.7 and/or 17.18 hereof; (x) Borrower fails to appoint a new property manager upon the request of Agent, each as required by, and in accordance with the terms and provisions of, the Management Agreement, this Agreement, the Assignment of Management Agreement and the other Loan Documents or Borrower appoints a new property manager or replaces the property manager other than in accordance with the terms of this Agreement, the Assignment of Management Agreement and the other Loan Documents; (xi) Borrower or HoldCo, as the case may be, fails to enter into or extend the Interest Rate Protection Agreement and/or deliver to Agent a Collateral Assignment of Interest Rate Protection Agreement as required pursuant to Section 7.24 hereof; (xii) the failure to make any True Up Payment as and when required hereunder; (xiii) any litigation or other legal proceeding related to the Debt filed in bad faith by Borrower, any SPE Component Entity, Guarantor, Sponsor, Pledgor, any Borrower Party or any Controlled Affiliate of a Borrower Party that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of Agent to exercise any rights and remedies available to Agent as provided herein and in the other Loan Documents; (xiv) any breach or violation of any material representation, warranty or covenant by Borrower or any SPE Component Entity with regard to the single purpose entity provisions set forth in Article 6 hereof; (xv) Borrower fails to comply with the terms of the Cash Management Agreement relating to the establishment of the Restricted Account, the Cash Management Account, and/or the institution of cash management generally and fails to cure any such breach within ten (10) days after written notice thereof by Agent to Borrower, provided, however, that such cure period shall not be applicable with respect to an intentional breach; (xvi) Borrower fails to deposit any springing Reserve Funds deposits pursuant to the terms of this Agreement; and/or (xvii) Crowne Plaza Borrower fails to pay rent under the Ground Lease, to the extent that the revenue from the Property (after payment of operating expenses and debt service) is sufficient to pay such rent. (b) Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Agent and Lender shall not be deemed to have waived any right which Agent or Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the

4895-2729-0691 136 12312273 Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents and (B) the Debt shall be fully recourse to Borrower in the event that: (i) any representation, warranty or covenant contained in Article 6 hereof is violated or breached by Borrower and such violation or breach results in the substantive consolidation of Borrower (or any SPE Component Entity) with any other Person in connection with any federal or state bankruptcy proceeding (excluding a substantive consolidation petitioned for or joined in by Agent); (ii) any representation, warranty or covenant contained in Article 8 hereof is violated and, solely if such violation was not willful, such violation is not cured to Agent’s satisfaction within ten (10) days of notice of such violation provided by Agent to Borrower; (iii) Borrower, any Affiliated Franchisor, any Affiliated Manager, or any SPE Component Entity files a voluntary petition under the Bankruptcy Code or any other Creditors Rights Laws; (iv) except to the extent required or requested by Agent or any Lender, an Affiliate, officer, director, or representative which Controls, directly or indirectly, Borrower, any Affiliated Franchisor, any Affiliated Manager, or any SPE Component Entity files, or joins in the filing of, an involuntary petition against Borrower, any Affiliated Franchisor, any Affiliated Manager, or any SPE Component Entity under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower, any Affiliated Franchisor, any Affiliated Manager, or any SPE Component Entity from any Person; (v) except to the extent required or requested by Agent or any Lender, Borrower, any Affiliated Franchisor, any Affiliated Manager, or any SPE Component Entity files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (vi) except to the extent required or requested by Agent or any Lender, any Affiliate, officer, director, or representative which Controls Borrower, any Affiliated Franchisor, any Affiliated Manager, or any SPE Component Entity consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, any Affiliated Franchisor, any Affiliated Manager, any SPE Component Entity or any portion of the Property; (vii) Borrower, any Affiliated Franchisor, any Affiliated Manager, or any SPE Component Entity makes an assignment for the benefit of creditors, or admits in any legal proceeding its insolvency or inability to pay its debts as they become due; (viii) there is substantive consolidation of Borrower, any Affiliated Franchisor, any Affiliated Manager, or any SPE Component Entity (or any Restricted Party) with any other Person in connection with any federal or state bankruptcy proceeding involving the Guarantor or any of its Affiliates; (ix) Borrower, any Affiliated Franchisor, any Affiliated Manager, or any SPE Component Entity (or any Restricted Party) contests or opposes any motion made by Agent to obtain relief from the automatic stay or seeks to reinstate the automatic stay in the event of any federal or state bankruptcy or insolvency proceeding involving the Guarantor or its Affiliates (an “Interference Event”), provided, however that notwithstanding the foregoing, the filing by any of such parties of a legal action or a defense to such motion for the limited purpose of asserting a defense to the enforcement by the Agent of remedies other than seeking relief from the stay shall not be deemed to constitute an Interference Event if (1) it is filed in good faith to assert a defense to such exercise of remedies and such objection to relief from the stay is limited to the assertion such defense, and (2) it does not seek to challenge the validity of the liens of any of the Loan Documents or the enforceability under applicable law of the Loan Documents taken as a whole; (x) fraud by Borrower, any SPE Component Entity, Guarantor, Sponsor, Pledgor, any Borrower Party or any Controlled Affiliate of a Borrower Party in

4895-2729-0691 137 12312273 connection with the Loan; (xi) Intentionally Omitted; or (xii) any Franchise Agreement or any Hotel Brand Agreement is terminated, cancelled or otherwise ceases to exist (unless (A) prior to or contemporaneously with such termination, cancellation or other cessation, Borrower engages a Qualified Franchisor for the Property pursuant to a Qualified Franchise Agreement in accordance with the applicable terms and conditions hereof, or (B) solely to the extent that such Franchise Agreement or Hotel Brand Agreement is not being terminated, cancelled or otherwise ceases to exist due to a breach, default or violation by Borrower under such Franchise Agreement or Hotel Brand Agreement, Borrower has provided at least thirty (30) days’ prior written notice to Agent that Borrower intends to engage a Qualified Franchisor for the Property pursuant to a Qualified Franchise Agreement in accordance with the applicable terms and conditions hereof and such Qualified Franchise Agreement with such Qualified Franchisor has been executed and delivered to Agent in accordance with the terms hereof within ninety (90) days following the receipt of such written notice to Agent), provided, however, that with respect to this clause (xii), only that portion of the Debt equal to the Allocated Loan Amount for the Property for which the Franchise Agreement or Hotel Brand Agreement is terminated, cancelled or otherwise ceases to exist shall be fully recourse to Borrower. Nothing set forth in this paragraph above shall require any Person to commit perjury, violate any court order or violate applicable law, and no liability shall be incurred by reason thereof, or by reason of the provision by any Person of any document, information, fact or statement required by law, such as, for example, a list of Borrower’s assets and liabilities. Section 12.2 Survival. The obligations and liabilities of Borrower under this Article 12 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument and foreclosure or sale of the Equity Collateral. ARTICLE 13. SECONDARY MARKET Section 13.1 Secondary Market Transactions. (a) Lender shall have the right, with prior written notice to Agent, to do one or more of the following: (i) sell or otherwise transfer the Loan or any portion thereof, (ii) sell participation interests in the Loan or collaterally assign its interests in the Loan Documents in connection with a note-on-note financing (and record a collateral assignment and memorandum of any collateral assignment of the Loan Documents against the Property) (each, a “Leveraged Loan”), or (iii) securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. The transactions referred to in clauses (i), (ii) and (iii) above shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”. (b) If requested by Lender, Borrower shall assist Lender, at Borrower’s sole cost and expense, in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, at Borrower’s cost and expense (except as set forth below, and

4895-2729-0691 138 12312273 up to a maximum out-of-pocket cost to Borrower of $2,500.00, provided, however, that such maximum out-of-pocket cost to Borrower shall not apply to any costs incurred in connection with any Leveraged Loan or other senior financing obtained by Lender contemporaneously with the making of the Loan), including, without limitation, to: (i) (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Guarantor, Sponsor, Pledgor and Manager, (B) provide updated budgets relating to the Property and (C) provide updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies; (ii) provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non- consolidation, matters of Delaware and federal bankruptcy law relating to limited liability companies or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property and Borrower and Borrower’s Affiliates, which counsel and opinions shall be satisfactory in form and substance to Lender and the Rating Agencies; (iii) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; (iv) at any time prior to a Secondary Market Transaction, execute such amendments to the Loan Documents as requested by the Lender, in its discretion, to change the dates on which the Determination Date, Interest Accrual Period, Monthly Payment Date and Maturity Date occur; provided that, such change in Maturity Date shall only be with respect to the day of the month, and not the year or month, of such Maturity Date; and (v) execute such amendments to the Loan Documents and Borrower’s or any SPE Component Entity’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies or otherwise to effect the Securitization or other Secondary Market Transaction, including, without limitation, (A) if required by any Rating Agency or otherwise in connection with a Securitization, adding a second (2nd) Independent Director to Borrower’s or SPE Component Entity’s organizational documents (as applicable) and/or (B) bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure (whether involving junior mortgage notes and/or a mezzanine loan structure) (any of the foregoing, a “Loan Bifurcation”); provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would change the substantive terms thereof, including (without limitation), the principal amount of the Loan, the interest rate, the stated maturity, the amortization of principal set forth in the Note (except in connection with a Loan Bifurcation which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of

4895-2729-0691 139 12312273 the original Note), or would change the conditions precedent for extension of the Maturity Date hereunder, or the financial covenants or financial reporting requirements of Borrower, Pledgor or Guarantor under the Loan Documents, the composition of the Borrower Parties, the terms of any Guaranty, or would otherwise materially adversely affect Borrower’s rights and obligations under the Loan; provided, further, that payments or repayments of the Loan may result in interest rate “creep” (i.e. the total interest payable on the Loan increasing) due only to (i) the non-pro rata allocation of such payments or repayments to the Note (as bifurcated) during the continuance of an Event of Default or (ii) the application of Awards and/or Net Proceeds towards the reduction of the Debt on a non-pro rata allocation basis with respect to the Note (as bifurcated) evidencing such Debt but otherwise in accordance with the terms of this Agreement. The parties hereto agree that Borrower’s obligations pursuant to this clause (v) shall be at Lender’s sole cost and expense. Notwithstanding the foregoing or anything herein to the contrary, if required in connection with a Securitization, Lender may change the Monthly Payment Date, the Interest Accrual Period, the Determination Date, the Maturity Date and all other related dates to the extent required in connection with such Securitization. (c) If, at the time one or more Disclosure Documents are being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor for purposes of such Securitization, Borrower shall furnish (or cause to be furnished) to Lender upon request (i) the selected financial data or, if applicable, net operating income, described in Item 1112(b)(1) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan (or portion of the Loan included in such Securitization) and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in such Securitization or (ii) the financial statements described in Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan (or portion of the Loan included in such Securitization) together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan (or a portion of the Loan included in such Securitization) and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (C) not later than seventy-five (75) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which an Exchange Act Filing is not required. If requested by Lender, and to the extent not prohibited by any applicable lease, other agreement or order, Borrower shall furnish to Lender financial data and/or financial statements for any tenant of any of the Property if, in connection with a Securitization, Lender expects there to be, with respect to such tenant or group of affiliated tenants, a concentration within all of the mortgage loans included or expected

4895-2729-0691 140 12312273 to be included, as applicable, in the Securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor. (d) All financial data and financial statements provided by Borrower hereunder pursuant to Section 13.1(c) and (d) hereof shall be prepared in accordance with the Uniform System of Accounts, and shall meet the requirements of Regulation AB and other applicable Legal Requirements. All financial statements referred to in Section 13.1(c) above shall be audited by independent accountants of Borrower (which accountants shall be acceptable to Lender) in accordance with Regulation AB and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation AB and all applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial data and financial statements (audited or unaudited) provided by Borrower under Section 13.1(c) shall be accompanied by an Officer’s Certificate stating that such financial statements meet the requirements set forth in the first sentence of this Section 13.1(d). (e) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or other Legal Requirements in connection with any Disclosure Document or any Exchange Act Filing or as shall otherwise be reasonably requested by Lender. (f) In the event Lender determines, in connection with a Securitization, that the financial data and financial statements and (if applicable) related accountants’ reports and consents required in order to comply with Regulation AB or any amendment, modification or replacement of Regulation AB or with other Legal Requirements are other than as provided herein, then notwithstanding the provisions of Section 13.1(c) and (d), Lender may request, and Borrower shall promptly provide, such other financial statements and (if applicable) related accountants’ reports and consents as Lender determines to be necessary or appropriate for such compliance. (g) In addition, Borrower covenants and agrees that after the Closing Date, Lender shall have the right to modify the provisions of this Agreement relating to the unavailability of SOFR and the conversion of the Loan to a Substitute Rate Loan and/or replace such provisions with provisions consistent with the recommendations of the Alternative Reference Rate Committee of the Federal Reserve Bank of New York, including, without limitation, provisions for a substitute index rate based on the secured overnight financing rate published by the Federal Reserve Bank of New York, to the extent Lender determines in its reasonable discretion that such modification or replacement is necessary or advisable in connection with any Secondary Market Transaction (including, without limitation any Securitization) with respect to the Loan; provided, that Lender (i) provides prior written notice to Agent of its intention to modify the provisions of this Agreement relating to the unavailability of SOFR and the conversion of the Loan to a Substitute Rate Loan

4895-2729-0691 141 12312273 and/or replace such provisions, and (ii) confirms with Agent that it is able to administer the proposed substitute interest rate in accordance with the modified provisions. Borrower shall, at Borrower’s sole cost and expense, cooperate in all commercially reasonable respects with Lender to implement any such modification or replacement of such provisions regarding the unavailability of SOFR and the conversion of the Loan to a Substitute Rate Loan, and Borrower shall execute such amendment to this Agreement as Lender and Agent may determine is reasonably necessary in connection with the same. Section 13.2 Securitization Indemnification. (a) Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. (b) Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Borrower Affiliates, the Property, Manager, Sponsor, Pledgor, Guarantor and all other aspects of the Loan, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 13.2, Lender hereunder shall include its officers and directors), the Affiliate of Lender that has filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lender Group”), and Lender, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Lender or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lender Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based

4895-2729-0691 142 12312273 upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property (collectively, the “Provided Information”). The indemnification provided for in clauses (B) and (C) above shall be effective whether or not the indemnification agreement described above is provided; provided, however, such indemnity shall be limited to the Provided Information and shall only be effective to the extent that Lender accurately states the Provided Information in the applicable Disclosure Document. The aforesaid indemnity will be in addition to any liability which Borrower may otherwise have. (c) In connection with Exchange Act Filings, Borrower shall (i) indemnify Lender, the Lender Group and the Underwriter Group for Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Disclosure Document or the omission or alleged omission to state in the Disclosure Document a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Lender Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group or the Underwriter Group in connection with defending or investigating the Liabilities; provided, however, the indemnity in this subsection (c) shall be limited to the Provided Information and shall only be effective to the extent that Lender accurately states the Provided Information in the applicable Disclosure Document. (d) Promptly after receipt by an indemnified party under this Section 13.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 13.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 13.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have

4895-2729-0691 143 12312273 reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party. (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 13.2(b) or (c) hereof is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 13.2(b) or (c) hereof, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lender’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. (f) Borrower shall jointly and severally indemnify Lender and its officers, directors, partners, employees, representatives, agents and Affiliates against any Losses to which Lender or its officers, directors, partners, employees, representatives, agents and Affiliates, may become subject in connection with any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as the Losses arise out of or are based upon any untrue statement of any material fact in any information provided by or on behalf of Borrower to the Rating Agencies (the “Covered Rating Agency Information”) or arise out of or are based upon the omission to state a material fact in the Covered Rating Agency Information required to be stated therein or necessary in order to make the statements in Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading. (g) The liabilities and obligations of both Borrower and Lender under this Section 13.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt. Section 13.3 Intentionally Omitted. Section 13.4 Rating Agency Costs. In connection with any Rating Agency Confirmation or other Rating Agency consent, approval or review required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the costs and expenses of Lender, Agent and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith, provided that the maximum cost to Borrower for matters described in this paragraph above shall not exceed $2,500.00. Section 13.5 Intentionally Omitted. Section 13.6 Conversion to Registered Form.

4895-2729-0691 144 12312273 (a) Notwithstanding any provision of this Agreement to the contrary, any transfer of Lender’s interest in any Loan shall only be effective upon prior notice to Agent and Borrower. Lender and the assignee shall deliver to Agent and Borrower an executed Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, shall deliver to the Administrative Agent a properly completed and duly executed copy of IRS Form W-9 (or other applicable tax form) and all other documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including, without limitation, the USA PATRIOT Act. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and assignee, the applicable “know your customer” documentation requested by Agent, the processing and recordation fee, Agent shall accept such Assignment and Assumption and record the same in the Register. Subject to the acceptance and recording of the Assignment and Assumption by Agent, from and after the effective date of the Assignment and Assumption, the assignee shall be a party to this Agreement and shall have the rights and obligations of a Lender under this Agreement. This Loan is intended to be in “registered form” for purposes of Treas. Reg. Section 5f.103-1(c) or any successor regulations, and Sections 871(h)(2) and 881(c)(2) of the IRS Code. Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the name and address of Lender, the amount of Lender’s proportionate share of the Loan and the name and address of Lender’s agent for service of process (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent, and Lender may treat each person or entity whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or Lender during normal business hours upon reasonable prior written notice to Agent. Lender may change its address and its agent for service of process upon written notice to Agent, which notice shall only be effective upon actual receipt by Agent, which receipt will be acknowledged by Agent, upon request. which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the IRS Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of Agent shall be subject to the reasonable approval of Lender. (b) Each Lender that sells a participation shall, acting solely for this purpose as a non- fiduciary agent of the Borrower, maintain a register for the recordation of the names and addresses of the participants, the amount of each participant’s proportionate share of the Loan and the name and address of each participant’s agent for service of process (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any loans or other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance

4895-2729-0691 145 12312273 of doubt, Agent (in its capacity as Agent) shall no responsibility for maintaining a Participant Register. Section 13.7 REMIC Savings Clause. Notwithstanding anything herein to the contrary, if the Loan is included in a REMIC Trust and, immediately following a release (whether voluntary or involuntary) of any portion of the real property relating to the Property, the ratio of the unpaid principal balance of the Loan to the value of the remaining real property relating to the Property is greater than 125% (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust and it being agreed and acknowledged that such loan-to-value determination shall be based on the value of only real property and shall exclude any personal property or going-concern value, if any), the principal balance of the Loan must be paid down by Borrower by an amount sufficient to satisfy REMIC Requirements, unless the Lender receives an opinion of counsel that the Loan will not fail to maintain its status as a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the IRS Code as a result of the related release of lien. Section 13.8 Reserves/Escrows. In the event that Securities are issued in connection with the Loan, (a) notwithstanding anything herein to the contrary, all funds held by Lender in escrow or pursuant to reserves in accordance with this Agreement and the other Loan Documents may be deposited in “eligible accounts” at “eligible institutions” and, to the extent applicable, invested in “permitted investments” as then defined and required by the Rating Agencies, and (b) the Restricted Account shall be an “eligible account” at an “eligible institution”. Section 13.9 Syndication. Without limiting Lender’s rights under Section 13.1 hereof, the provisions of this Section 13.9 shall only apply in the event that the Loan is syndicated in accordance with the provisions of this Section 13.9. (a) Sale of Loan, Co-Lenders, Participations and Servicing. (i) Lender and any Co-Lender may, at their option, with prior written notice to Agent and without Borrower’s consent, sell with novation all or any part of their right, title and interest in, and to, and under the Loan (the “Syndication”), to one or more additional lenders (each a “Co-Lender”). Each additional Co-Lender shall enter into an Assignment and Assumption Agreement assigning a portion of Lender’s or Co-Lender’s rights and obligations under the Loan and comply with the requirements set forth in Section 13.5(a) hereof, and pursuant to which the additional Co-Lender accepts such assignment and assumes the assigned obligations. From and after the effective date specified in the Assignment and Assumption (i) each Co-Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender and the Co-Lenders hereunder and thereunder in respect of the Loan, and (ii) Lender, as lender and each Co-Lender, as applicable, shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents.

4895-2729-0691 146 12312273 (ii) The liabilities of Lender and each of the Co-Lenders shall be several and not joint, and Lender’s and each Co-Lender’s obligations to Borrower under this Agreement shall be reduced by the amount of each such Assignment and Assumption. Neither Lender nor any Co-Lender shall be responsible for the obligations of any other Co- Lender. Lender and each Co-Lender shall be liable to Borrower only for their respective proportionate shares of the Loan. (iii) Borrower agrees that it shall, in connection with any sale of all or any portion of the Loan, whether in whole or to an additional Co-Lender or Participant, within ten (10) Business Days after requested by Syndication Agent, furnish Syndication Agent with the certificates required under Sections 7.12 and 7.13 hereof and such other information as reasonably requested by any additional Co-Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan. (iv) Lender or Agent (or an Affiliate of Lender or Agent) shall act as administrative agent for itself and the Co-Lenders (in such capacity, together with any successor administrative agent, the “Syndication Agent”) pursuant to this Section 13.9. Borrower acknowledges that the Syndication Agent shall have the sole and exclusive authority to execute and perform this Agreement and each Loan Document on behalf of itself, as Lender or Agent, and as agent for itself and the Co-Lenders subject to the terms of the Co-Lending Agreement. Lender and Agent acknowledge to Borrower that the Syndication Agent shall retain the exclusive right to grant approvals and give consents with respect to all matters requiring consent hereunder. Except as otherwise provided herein, Borrower shall have no obligation to recognize or deal directly with any Co-Lender, and no Co-Lender shall have any right to deal directly with Borrower with respect to the rights, benefits and obligations of Borrower under this Agreement, the Loan Documents or any one or more documents or instruments in respect thereof. Borrower may rely conclusively on the actions of the Syndication Agent to bind Lender and the Co-Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement or the Co-Lending Agreement be subject to the consent or direction of some or all of the Co- Lenders. Lender or Agent may resign as Syndication Agent of the Co-Lenders, in its sole discretion, or if required to by the Co-Lenders in accordance with the term of the Co- Lending Agreement, in each case without the consent of but upon prior written notice to Borrower. Upon any such resignation, a successor Syndication Agent shall be determined pursuant to the terms of the Co-Lending Agreement and if a successor is not named within thirty (30) days of Lender’s or Agent’s notice of resignation as Syndication Agent, then the Co-Lender holding the greatest share in the Loan based upon the proportion of the outstanding principal amount of the Loan held by such Co-Lender to the total outstanding principal amount of the Loan shall be automatically deemed to be the successor Syndication Agent until such time as a successor Syndication Agent is appointed by the Co-Lenders pursuant to the Co-Lending Agreement. The term “Syndication Agent” as used in this Agreement shall include any successor Syndication Agent. (v) Notwithstanding any provision to the contrary in this Agreement, the Syndication Agent shall not have any duties or responsibilities except those expressly set forth herein (and in the Co-Lending Agreement) and no covenants, functions, responsibilities, duties, obligations or liabilities of the Syndication Agent shall be implied

4895-2729-0691 147 12312273 by or inferred from this Agreement, the Co-Lending Agreement, or any other Loan Document, or otherwise exist against the Syndication Agent. (vi) Except to the extent its obligations hereunder and its interest in the Loan have been assigned pursuant to one or more Assignments and Assumption, the Syndication Agent shall have the same rights and powers under this Agreement as any other Co-Lender and may exercise the same as though it were not the Syndication Agent. The term “Co- Lender” or “Co-Lenders” shall, unless otherwise expressly indicated, include Lender in its individual capacity. Aside from this Loan, Lender and the other Co-Lenders and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, or any Affiliate of Borrower and any Person who may do business with or own securities of Borrower or any Affiliate of Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other. (vii) If required by any Co-Lender, Borrower hereby agrees to execute supplemental notes in the principal amount of such Co-Lender’s pro rata share of the Loan substantially in the form of the Note, and such supplemental note shall (i) be payable to order of such Co-Lender, (ii) be dated as of the Closing Date, and (iii) mature on the Maturity Date. Such supplemental note shall provide that it evidences a portion of the existing indebtedness hereunder and under the Note and not any new or additional indebtedness of Borrower. The term “Note” as used in this Agreement and in all the other Loan Documents shall include all such supplemental notes. (viii) The Syndication Agent shall maintain at its domestic lending office or at such other location the Syndication Agent shall designate in writing to each Co-Lender and Borrower a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Co-Lenders, the amount of each Co-Lender’s proportionate share of the Loan and the name and address of each Co- Lender’s agent for service of process (the “Syndication Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, the Syndication Agent and the Co-Lenders may treat each person or entity whose name is recorded in the Register as a Co-Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or any Co-Lender during normal business hours upon reasonable prior notice to the Syndication Agent. A Co-Lender may change its address and its agent for service of process upon written notice to the Syndication Agent, which notice shall only be effective upon actual receipt by the Syndication Agent, which receipt will be acknowledged by the Syndication Agent upon request. (ix) Notwithstanding anything herein to the contrary, any financial institution or other entity may be sold a participation interest in the Loan by Lender or any Co-Lender without Borrower’s consent (such financial institution or entity, a “Participant”). No Participant shall have any rights under this Agreement, the Note or any of the Loan Documents and the Participant’s rights in respect of such participation shall be solely against Lender or Co-Lender, as the case may be, as set forth in the participation agreement executed by and between Lender or Co-Lender, as the case may be, and such Participant.

4895-2729-0691 148 12312273 Borrower may rely conclusively on the actions of the Syndication Agent to bind Lender and any Participant, notwithstanding that the particular action in question may, pursuant to this Agreement or any participation agreement, be subject to the consent or direction of some or all of the Participants. No participation shall relieve Lender or Co-Lender, as the case may be, from its obligations hereunder or under the Note or the Loan Documents and Lender or Co-Lender, as the case may be, shall remain solely responsible for the performance of its obligations hereunder. (x) Notwithstanding any other provision set forth in this Agreement, Lender or any Co-Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System). (b) Cooperation in Syndication. (i) Borrower agrees to assist Lender in completing a Syndication satisfactory to Lender and such cooperation of Borrower pursuant to this Section 13.9 shall be at Borrower’s cost and expense. Such assistance shall include (i) direct contact between senior management and advisors of Borrower and Guarantor and the proposed Co-Lenders, (ii) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the Syndication, (iii) the hosting, with Lender, of one or more meetings of prospective Co-Lenders or with the Rating Agencies, (iv) the delivery of appraisals satisfactory to Lender if required, and (v) working with Lender to procure a rating for the Loan by the Rating Agencies, but shall not include the cost of third party reports or updates to existing reports. (ii) Lender shall manage all aspects of the Syndication of the Loan, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Co-Lenders and the amount and distribution of fees among the Co-Lenders. To assist Lender in its Syndication efforts, Borrower agrees promptly to prepare and provide to Lender all information with respect to Borrower, Manager, Guarantor, any SPE Component Entity (if any), the Property or the Equity Collateral contemplated hereby, including all financial information and projections (the “Projections”), as Lender may reasonably request in connection with the Syndication of the Loan. Borrower hereby represents and covenants that (i) all information other than the Projections (the “Information”) that has been or will be made available to Lender by Borrower or any of their representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (ii) the Projections that have been or will be made available to Lender by Borrower or any of their representatives have been or will be prepared in good faith based upon reasonable assumptions. Borrower understands that in arranging and syndicating the Loan, Lender, the Co-Lenders and, if applicable, the Rating

4895-2729-0691 149 12312273 Agencies, may use and rely on the Information and Projections without independent verification thereof. (iii) If required in connection with the Syndication, Borrower hereby agrees, at Borrower’s cost and expense, to: (A) deliver updated financial and operating statements and other information reasonably required by Lender to facilitate the Syndication; (B) deliver reliance letters reasonably satisfactory to Lender with respect to the environmental assessments and reports delivered to Lender prior to the Closing Date, which will run to Lender, any Co- Lender and their respective successors and assigns; (C) execute modifications to the Loan Documents required by the Co- Lenders, provided that such modification will not (except as set forth in clause (D) below), change any material or economic terms of the Loan Documents, or otherwise materially increase the obligations or materially decrease the rights of Borrower pursuant to the Loan Documents; and (D) if Lender elects, in its sole discretion, prior to or upon a Syndication, to split the Loan into two or more parts, or the Note into multiple component notes or tranches which may have different interest rates, principal amounts, payment priorities and maturities, Borrower agrees to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same. Such Notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates does not exceed the applicable Interest Rate; provided, however, that payments or repayments of the Loan may result in interest rate “creep” (i.e. the total interest payable on the Loan increasing) due only to (i) the non- pro rata allocation of such payments or repayments to the Note (as bifurcated) during the continuance of an Event of Default or (ii) the application of Awards and/or Net Proceeds towards the reduction of the Debt on a non-pro rata allocation basis with respect to the Note (as bifurcated) evidencing such Debt but otherwise in accordance with the terms of this Agreement. (c) Limitation of Liability. No claim may be made by Borrower, or any other Person against Syndication Agent, Agent, Lender or any Co-Lenders or the Affiliates, directors, officers, employees, attorneys or Syndication Agent of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or

4895-2729-0691 150 12312273 any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. (d) No Joint Venture. Notwithstanding anything to the contrary herein contained, neither Syndication Agent, Lender nor any Co-Lender by entering into this Agreement or by taking any action pursuant hereto, will be deemed a partner or joint venturer with Borrower. (e) Voting Rights of Co-Lenders. Borrower acknowledges that the Co-Lending Agreement may contain provisions which require that amendments, waivers, extensions, modifications, and other decisions with respect to the Loan Documents shall require the approval of all or a number of the Co-Lenders holding in the aggregate a specified percentage of the Loan or any one or more Co-Lenders that are specifically affected by such amendment, waiver, extension, modification or other decision; provided, however, in no event shall the provisions of this subsection (e) be construed to modify or amend the provisions of Section 13.9(a)(iii) and (iv). (f) Syndication Amendment. To the extent Lender decides to syndicate the facility, the parties hereby agree to enter into and execute an amendment to this Agreement concurrently with the syndication of the facility, in form and substance reasonably satisfactory to the Lender and Agent. Section 13.10 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority. Section 13.11 Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement or any of the other Loan Documents (including, without limitation, any of the formal or procedural requirements or other limitations set forth in Section 13.9), Lender may

4895-2729-0691 151 12312273 at any time assign, pledge or otherwise create a security interest in all or any portion of its rights under this Agreement and any other Loan Document (including, without limitation, the advances owing to it) in favor of (i) any Federal Reserve Bank, any Federal Home Loan Bank or the central reserve bank or similar authority of any other country to secure any obligation of Lender to such bank or similar authority (a “Central Bank Pledge”) or (ii) the trustee, administrator or receiver (or their respective nominees, collateral agents or collateral trustees) of a mortgage pool securing covered mortgage bonds issued by a German mortgage bank, or any other Person permitted to issue covered mortgage bonds, under German Pfandbrief legislation, as such legislation may be amended and in effect from time to time, on any substitute or successor legislation (a “Pfandbrief Pledge”). In the event that the interest of Lender that is assigned in connection with a Central Bank Pledge is foreclosed upon and transferred to the pledge thereof, Lender shall have no liability hereunder from and after the date of such assignment, foreclosure or transfer, as applicable, with respect to the interest that was the subject of such assignment, foreclosure or transfer and the assignee shall be Lender with respect to such interest. Lender shall not be required to notify Borrower of any Central Bank Pledge or Pfandbrief Pledge. Borrower agrees to execute, within fifteen (15) Business Days after request therefor is made by Agent, any documents or any amendments, amendments and restatements, and/or modifications to any Loan Documents and/or additional documents (including, without limitation, amended, amended and restated, modified and/or additional promissory notes) and/or estoppel certificates reasonably requested by Lender in order to make the Loan Documents eligible under German pfandbrief legislation; provided, however, that Borrower shall not be required to enter into any such documents and amendments which would increase Borrower’s affirmative obligations or decrease Borrower’s rights under the Loan Documents or adversely affect the economic or other material terms of the Loan. ARTICLE 14. FURTHER ASSURANCES Section 14.1 Replacement Documents. Upon receipt of an affidavit of an officer of Lender or Agent as to the loss, theft, destruction or mutilation of the Note and an indemnity (in form and substance reasonably satisfactory to Borrower) from Lender and Agent for matters relating thereto, this Agreement or any of the other Loan Documents which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of the Note, this Agreement or such other Loan Document, Borrower will issue, in lieu thereof, a replacement thereof, dated the date of the Note, this Agreement or such other Loan Document, as applicable, in the same principal amount thereof and otherwise of like tenor. Section 14.2 Recording or Filing of Security Instrument, etc. Borrower forthwith upon the execution and delivery of the Security Instrument, the Pledge Agreement, the UCC Financing Statements and thereafter, from time to time, will cause the Security Instrument, the Pledge Agreement, the UCC Financing Statements and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property or the Equity Collateral and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender and Agent in, the Property and the Equity Collateral. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or

4895-2729-0691 152 12312273 recording of the Note, the Security Instrument, the Pledge Agreement, this Agreement, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or the Equity Collateral and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or the Equity Collateral or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by Applicable Law so to do. Section 14.3 Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender or Agent, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Agent shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Agent the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Agent, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Security Instrument, the Pledge Agreement, the UCC Financing Statements or for complying with all Applicable Law. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender or Agent to execute in the name of Borrower or without the signature of Borrower to the extent Lender or Agent may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender and Agent in the Property and Equity Collateral. To the extent that Borrower fails to comply with the provisions set forth in this Section 14.3, Borrower grants to Lender and Agent an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender or Agent at law and in equity, including, without limitation, such rights and remedies available to Lender or Agent pursuant to this Section 14.3. Section 14.4 Changes in Tax, Debt, Credit and Documentary Stamp Laws. (a) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property or the Equity Collateral for the purpose of taxation and which imposes a tax, either directly or indirectly, on the Debt or Lender’s or Agent’s interest in the Property or the Equity Collateral, Borrower will pay the tax, with interest and penalties thereon, if any. If Agent is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or Agent or unenforceable or provide the basis for a defense of usury then Agent shall have the option by written notice of not less than one hundred fifty (150) days to declare the Debt immediately due and payable. (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Security Instrument or the Debt. If such claim, credit or deduction shall be required by Applicable Law, Agent shall have

4895-2729-0691 153 12312273 the option, by written notice of not less than one hundred fifty (150) days, to declare the Debt immediately due and payable. (c) If at any time the United States of America, any state thereof or any subdivision of any such state shall require revenue or other stamps to be affixed to the Note, the Security Instrument, the Pledge Agreement, the UCC Financings Statements or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any. ARTICLE 15. WAIVERS Section 15.1 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender and Agent under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender or Agent may have against Borrower pursuant to this Agreement, the Security Instrument, the Pledge Agreement, the Note or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s and Agent’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender or Agent may determine in Lender’s or Agent’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon. Section 15.2 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Security Instrument, the Pledge Agreement, the Note and the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the parties thereto, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Section 15.3 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender or Agent in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under this Agreement, the Security Instrument, the Pledge Agreement, the Note or the other Loan Documents, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Security Instrument, the Pledge Agreement, the Note or the other Loan Documents, Agent shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Security Instrument, the Pledge Agreement, the Note and the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

4895-2729-0691 154 12312273 Section 15.4 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND LENDER, BY ACCEPTANCE OF THIS AGREEMENT, EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT. TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT, THE PLEDGE AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, AGENT OR BORROWER. Section 15.5 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender or Agent except (a) with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender or Agent to Borrower and (b) with respect to matters for which Lender or Agent is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender or Agent with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Lender or Agent to Borrower. Section 15.6 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or Agent or their agents have acted unreasonably or unreasonably delayed acting in any case where by Applicable Law or under this Agreement, the Security Instrument, the Pledge Agreement, the Note and the other Loan Documents, Lender, Agent or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender, Agent nor their agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender or Agent has acted reasonably shall be determined by an action seeking declaratory judgment. Lender or Agent each agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment. Section 15.7 Marshalling and Other Matters. Borrower hereby waives, to the extent permitted by Applicable Law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale under the Security Instrument of the Property, the Pledge Agreement of the Equity Collateral or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Security Instrument or the Pledge Agreement on behalf of Borrower or Pledgor, respectively, and on behalf of each and every person acquiring any interest in or title to the Property or the Equity Collateral subsequent to the date of the Security Instrument or Pledge Agreement and on behalf of all persons to the extent permitted by Applicable Law. Section 15.8 Waiver of Statute of Limitations. To the extent permitted by Applicable Law, Borrower hereby expressly waives and releases to the fullest extent permitted by Applicable Law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its obligations hereunder, under the Note, the Security Instrument or other Loan Documents.

4895-2729-0691 155 12312273 Section 15.9 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender, Agent or their agents. Section 15.10 Sole Discretion of Lender or Agent. Wherever pursuant to this Agreement (a) Lender or Agent exercises any right given to either party to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender or Agent, or (c) any other decision or determination is to be made by Lender or Agent, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender or Agent, shall be in the sole discretion of Lender or Agent, except as may be otherwise expressly and specifically provided herein. Notwithstanding the foregoing, Agent may request the consent or direction of Lender in making a decision or determination in accordance with the Loan Agreement and the other Loan Documents. Prior to a Securitization, whenever pursuant to this Agreement or any other Loan Document the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, to the extent not already required, the decision of Lender or Agent to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory, shall be substituted therefor. ARTICLE 16. NOTICES Section 16.1 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) via email (with answer back acknowledged) on the date of sending by email if sent during business hours on a Business Day (otherwise on the next Business Day), or (d) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: If to Borrower: c/o CaliberCos Inc. 8901 East Mountain View Road, Suite 150 Scottsdale, Arizona 85258 Attention: Brian Snider Email: brian.snider@caliberco.com

4895-2729-0691 156 12312273 With a copy to: Snell and Wilmer L.L.P. 1 East Washington Street, Suite 2700 Phoenix, Arizona 85004 Attention: Byron Sarhangian, Esq. Snell and Wilmer L.L.P. 1 South Church Ave, Suite 1500 Tuscon, Arizona 85701 Attention: Roxanne Veliz, Esq. If to Agent: Trimont Real Estate Advisors, LLC One Alliance Center 3500 Lenox Road NE, Suite G1 Atlanta, Georgia 30326 Attn: Servicing Department Email: servicernotice@trimontrea.com If to Lender: c/o Beach Point Capital Management LP 1620 26th Street, Suite 6000N Santa Monica, California 90404 Attention: Operations Email: operations@beachpointcapital.com And to: Kleinberg, Kaplan, Wolff & Cohen, P.C. 500 Fifth Avenue, Suite 3800 New York, New York 10110 Attention: Ross Yustein, Esq. or addressed as such party may from time to time designate by written notice to the other parties. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications. ARTICLE 17. MISCELLANEOUS Section 17.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth in this Agreement, the Security Instrument, the Pledge Agreement, the Note or the other Loan Documents (it being understood that with respect to representations and warranties made herein or certificates delivered in connection with the Loan, such representations and warranties shall be effective and made as of the date hereof but any liability for any misrepresentation as set forth in this Agreement shall survive as set forth in the preceding sentence. Whenever in this Agreement any of the parties hereto is referred to, such

4895-2729-0691 157 12312273 reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender and Agent. Section 17.2 Governing Law. (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS (OTHER THAN WITH RESPECT TO LIENS AND SECURITY INTERESTS IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UCC (INCLUDING, WITHOUT LIMITATION, THE ACCOUNTS) WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION APPLICABLE THERETO IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW EXCEPT AS SPECIFICALLY SET FORTH ABOVE. (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, AGENT OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OR AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND

4895-2729-0691 158 12312273 BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT: CORPORATION SERVICE COMPANY 19 WEST 44TH STREET, SUITE 200 NEW YORK, NY 10036 AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. Section 17.3 Headings. The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Section 17.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Section 17.5 Preferences. Agent shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Agent, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Agent.

4895-2729-0691 159 12312273 Section 17.6 Expenses. Except as otherwise expressly provided in this Agreement with respect to the expenses of Lender or Agent, Borrower shall, within ten (10) Business Days of demand, pay Agent all reasonable, out-of-pocket costs and expenses incurred by Lender or Agent in connection with: (a) the preparation, negotiation, execution and delivery of this Agreement and all of the other Loan Documents; (b) the administration of this Agreement and the other Loan Documents for the term of the Loan and any modifications and amendments, if any, of this Agreement or any of the other Loan Documents; (c) the processing of any Borrower requests made hereunder and under any of the other Loan Documents; (d) the enforcement of any remedies hereunder or under the other Loan Documents or the satisfaction by Lender or Agent of any of Borrower’s or Guarantor’s obligations under this Agreement and the other Loan Documents; (e) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, Sponsor, Pledgor or Guarantor (or any Affiliate of Borrower, Sponsor, Pledgor or Guarantor), this Agreement, the Security Instrument, the Pledge Agreement, the Note, the other Loan Documents, the Property, the Equity Collateral, or any other security given for the Loan; and (f) otherwise protecting Lender’s or Agent’s interests under this Agreement and any other Loan Document, including, without limitation, in connection with any “work-out” of the Loan or any bankruptcy, insolvency, receivership, reorganization, rehabilitation, liquidation or other similar proceeding in respect of Borrower, Pledgor, any Affiliated Manager, Affiliated Franchisor, SPE Component Entity or Guarantor or an assignment by Borrower, Pledgor, any Affiliated Manager, Affiliated Franchisor, SPE Component Entity, or Guarantor for the benefit of its creditors. For all purposes of this Agreement and the other Loan Documents, Lender’s and Agent’s costs and expenses as described above shall also include, without limitation, all appraisal fees, engineering and architect costs and inspection fees, reasonable legal fees and expenses, accounting fees, fees for the disbursement of any Reserve Funds, any amounts payable in respect of advances (including, without limitation, protective advances, monthly payment advances, special servicer fee advances and advances of delinquent debt service payments, together with interest thereon, made pursuant to the servicing agreement), in each case, as a result of Borrower’s default hereunder beyond any applicable grace period (or, with respect to special servicer fee advances, as a result of the Loan becoming a specially serviced loan pursuant to the servicing agreement), environmental and other consultant fees, auditor fees, and the cost to Lender or Agent of any title insurance premiums and title company charges (including for down dates, abstracts, tax certificates, title insurance endorsements required by Lender or Agent, and UCC financing statements, tax lien and litigation searches), surveys, recording, reconveyance and notary fees, any transfer and mortgage taxes, any Rating Agency fees and expenses, and any loan servicing and special servicing fees and expenses (including, without limitation, any “work-out” and/or liquidation fees, but excluding any monthly servicing fees). Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence or willful misconduct of Lender or Agent, in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment. Borrower recognizes and agrees that formal written appraisals of the Property by a licensed independent appraiser may be required by Lender’s or Agent’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender or Agent may, at their option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist at least semiannually. Notwithstanding the foregoing, Borrower shall not be required to pay for more than one appraisal in any twelve (12) month period unless an Event of Default is continuing or as otherwise required by law. Additionally, if Borrower

4895-2729-0691 160 12312273 is undertaking a Restoration or is performing work that requires the obtaining of a building permit, then Borrower shall pay the reasonable out-of-pocket costs of architects, engineers and other consultants retained by Lender or Agent to review the performance of such Restoration or work. Any amounts payable to Lender or Agent pursuant to this Section 17.6 shall become immediately due and payable upon written demand and, if the same is not paid within ten (10) Business Days from such written demand, shall bear interest at the Default Rate from the date which is ten (10) Business Days from such written demand until the date such amounts have been paid. For the avoidance of doubt, Borrower shall be required to pay on behalf of Lender, within ten (10) Business Days’ demand, any agency or servicing fees or expenses charged by Agent (or its successor) in connection with services provided as administrative agent and/or in connection with servicing the Loan, which agency fees and servicing fees are, as of the Closing Date, in monthly amounts equal to $2,500 and $2,700, respectively. Without otherwise limiting Borrower’s obligation to pay such fees and expenses under this Agreement, such fees and expenses shall be paid in accordance with the Cash Management Agreement to the extent of available funds. Section 17.7 Cost of Enforcement. In the event (a) that any Pledge Agreement or the Security Instrument is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (c) Agent exercises any of its other remedies under this Agreement, the Security Instrument, the Pledge Agreement, the Note and the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender, Agent or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes. Any amounts payable to Lender or Agent pursuant to this Section 17.7 shall become immediately due and payable upon written demand and, if the same is not paid within ten (10) Business Days from such written demand, shall bear interest at the Default Rate from the date which is ten (10) Business Days from such written demand until the date such amounts have been paid. Section 17.8 Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof. Section 17.9 Offsets, Counterclaims and Defenses. Any assignee of Lender’s or Agent’s interest in and to this Agreement, the Security Instrument, the Pledge Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower. Section 17.10 No Joint Venture or Partnership; No Third Party Beneficiaries. (a) Borrower, Agent and Lender intend that the relationships created under this Agreement, the Security Instrument, the Pledge Agreement, the Note and the other Loan

4895-2729-0691 161 12312273 Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower, Agent and Lender or to grant Lender or Agent any interest in the Property or the Equity Collateral other than that of a mortgagee, beneficiary or lender. (b) This Agreement, the Security Instrument, the Pledge Agreement, the Note and the other Loan Documents are solely for the benefit of Lender, Agent and Borrower and nothing contained in this Agreement, the Security Instrument, the Pledge Agreement, the Note or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Agent and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so. (c) The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and management of properties similar to the Property, and Borrower, Agent and Lender are relying solely upon such expertise and business plan in connection with the ownership and management of the Property and the Equity Collateral. Borrower is not relying on Lender’s or Agent’s expertise, business acumen or advice in connection with the Property or the Equity Collateral. (d) Notwithstanding anything to the contrary contained herein, neither Lender nor Agent is undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents. (e) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender or Agent pursuant to this Agreement, the Security Instrument, the Pledge Agreement, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Lender nor Agent shall be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender or Agent. (f) Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Security Instrument, the Pledge Agreement and the other Loan Documents, Lender and Agent are expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 5 of this Agreement without any obligation to investigate the Property or the Equity Collateral and notwithstanding any investigation of the Property or Collateral by Lender or Agent; that such reliance existed on the part of Lender and Agent prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept the this Agreement, the Note, the

4895-2729-0691 162 12312273 Security Instrument, the Pledge Agreement the other Loan Documents in the absence of the warranties and representations as set forth in Article 5 of this Agreement. Section 17.11 Publicity; Advertising. All news releases, publicity or advertising which refers to this Agreement, the Note, the Security Instrument, the Pledge Agreement or the other Loan Documents or the financing evidenced by this Agreement, the Note, the Security Instrument, the Pledge Agreement or the other Loan Documents, or the identity of Borrower, Agent or Lender, shall be subject to the prior written approval of Lender, Agent and Borrower, not to be unreasonably withheld, except that both parties agree that either party may publicly identify details of the Loan in their respective advertising and public communications of all kinds, including, but not limited to, press releases, direct mail, newspapers, magazines, journals, e-mail or internet advertising or communications, but such details shall be limited to and only include the name of the Property , the address of the Property, the amount of the Loan, the Closing Date, and a description of the size and location of the Property. Section 17.12 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement, the Security Instrument, the Pledge Agreement, the Note or any of the other Loan Documents, the provisions of this Agreement shall control. Wherever the phrase “during the continuance of an Event of Default” or the like appears herein or in any other Loan Document, such phrase shall not mean or imply that Lender or Agent has any obligation to accept a cure of such Event of Default. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement, the Note, the Security Instrument, the Pledge Agreement and the other Loan Documents and this Agreement, the Note, the Security Instrument, the Pledge Agreement and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender, Agent or any parent, subsidiary or Affiliate of Lender or Agent. Neither Lender nor Agent shall be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under this Agreement, the Note, the Security Instrument, the Pledge Agreement and the other Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender or Agent of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Agent’s or Lender’s exercise of any such rights or remedies. Borrower acknowledges that each of Lender and Agent engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse-to or competitive with the business of Borrower or its Affiliates. Section 17.13 Entire Agreement. This Agreement, the Note, the Security Instrument, the Pledge Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower, Agent and Lender are superseded by the terms of this Agreement, the Note, the Security Instrument, the Pledge Agreement and the other Loan Documents.

4895-2729-0691 163 12312273 Section 17.14 Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and Lender and their respective successors and assigns forever. Section 17.15 Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Facsimile and electronically mailed counterparts shall have the same legal effect as an original. Section 17.16 Contribution. (a) As a result of the transactions contemplated by this Agreement, each Borrower will benefit, directly and indirectly, from each Borrower’s Obligations and in consideration therefore Borrowers desire to enter into an allocation and contribution agreement among themselves as set forth in this Section 17.16 to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of Borrowers in the event any payment is made by any individual Borrower hereunder to Lender (such payment being referred to herein as a “Contribution,” and for purposes of this Section 17.16, includes any exercise of recourse by Lender against any collateral of a Borrower and application of proceeds of such collateral in satisfaction of such Borrower’s obligations, to Lender under the Loan Documents). (b) Each Borrower shall be liable under this Section 17.16 only for such total maximum amount (if any) that would not render its Obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any State law. (c) In order to provide for a fair and equitable contribution among Borrowers in the event that any Contribution is made by an individual Borrower (a “Funding Borrower”), such Funding Borrower shall be entitled to a reimbursement contribution (“Reimbursement Contribution”) from all other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Obligations, in the manner and to the extent set forth in this Section 17.16. (d) For purposes hereof, the “Benefit Amount” of any individual Borrower as of any date of determination shall be the net value of the benefits to such Borrower and its affiliates from extensions of credit made by Lender to (i) such Borrower and (ii) to the other Borrowers hereunder and the Loan Documents to the extent such other Borrowers have guaranteed or mortgaged their property to secure the Obligations of such Borrower to Agent and Lender. (e) Each Borrower shall be liable to a Funding Borrower in an amount equal to the greater of (i) the (A) ratio of the Benefit Amount of such Borrower to the total amount of Obligations, multiplied by (B) the amount of Obligations paid by such Funding Borrower, or (ii) ninety-five percent (95%) of the excess of the fair saleable value of the property of such Borrower over the total liabilities of such Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment

4895-2729-0691 164 12312273 made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions). (f) In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from other Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 17.16 above, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section. (g) Each Borrower acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of Borrower to which such Reimbursement Contribution is owing. (h) No Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Section 17.16 shall be paid until all amounts then due and payable by all of Borrowers to Lender and/or Agent, pursuant to the terms of the Loan Documents, are paid in full in cash. Nothing contained in this Section 17.16 shall limit or affect in any way the Obligations of any Borrower to Lender and/or Agent under the Note or any other Loan Documents. (i) Each Borrower waives: (i) any right to require Agent or Lender to proceed against any other Borrower or any other person or to proceed against or exhaust any security held by Agent or Lender at any time or to pursue any other remedy in Agent’s or Lender’s power before proceeding against Borrower; (ii) any defense based upon any legal disability or other defense of any other Borrower, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Note, this Agreement and any of the other Loan Documents; (iii) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower; (iv) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

4895-2729-0691 165 12312273 (v) any defense based upon any failure by Agent or Lender to obtain collateral for the indebtedness or failure by Agent or Lender to perfect a lien on any collateral; (vi) presentment, demand, protest and notice of any kind; (vii) any defense based upon any failure of Agent or Lender to give notice of sale or other disposition of any collateral to any other Borrower or to any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any collateral; (viii) any defense based upon any failure of Agent or Lender to comply with applicable laws in connection with the sale or other disposition of any collateral, including any failure of Agent or Lender to conduct a commercially reasonable sale or other disposition of any collateral; (ix) any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code; (x) any defense based upon any agreement or stipulation entered into by Agent or Lender with respect to the provision of adequate protection in any bankruptcy proceeding; (xi) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; (xii) any defense based upon the avoidance of any security interest in favor of Agent or Lender for any reason; (xiii) any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents; (xiv) any defense or benefit based upon Borrower’s, or any other party’s, resignation of the portion of any obligation secured by the Security Instrument to be satisfied by any payment from any other Borrower or any such party; (xv) all rights and defenses arising out of an election of remedies by Agent or Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed Borrower’s rights of subrogation and reimbursement against any other Borrower; (xvi) all rights and defenses that Borrower may have because any of Debt is secured by real property. This means, among other things: (1) Agent and Lender may collect from Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower, (2) if Agent or Lender

4895-2729-0691 166 12312273 forecloses on any real property collateral pledged by any other Borrower, (I) the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, (II) Agent or Lender may collect from Borrower even if any other Borrower, by foreclosing on the real property collateral, has destroyed any right Borrower may have to collect from any other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Borrower may have because any of the Debt is secured by real property; and (xvii) except as may be expressly and specifically permitted herein, any claim or other right which Borrower might now have or hereafter acquire against any other Borrower or any other person that arises from the existence or performance of any obligations under the Note, this Agreement, the Security Instrument, the Pledge Agreement or the other Loan Documents, including any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Agent or Lender against any other Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law. (j) Each Borrower hereby restates and makes the waivers made by Guarantor in the Guaranty in favor of Agent (for the benefit of Lender). Such waivers are hereby incorporated by reference as if fully set forth herein (and as if applicable to each Borrower) and shall be effective for all purposes under the Loan (including, without limitation, in the event that any Borrower is deemed to be a surety or guarantor of the Debt (by virtue of each Borrower being co-obligors and jointly and severally liable hereunder, by virtue of each Borrower encumbering its interest in the Property for the benefit or debts of the other Borrowers in connection herewith or otherwise)). Section 17.17 Intentionally Omitted. Section 17.18 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Broker. Borrower shall pay (and on the date hereof has paid) to Broker the Broker Fee in full. Borrower shall indemnify, defend and hold the Indemnified Parties harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Indemnified Parties attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 17.18 shall survive the expiration and termination of this Agreement and the payment of the Debt. ARTICLE 18. AGENT Section 18.1 Appointment. Lender hereby designates and appoints Trimont Real Estate Advisors, LLC, as Agent hereunder and authorizes Agent to take such actions as agent on its behalf

4895-2729-0691 167 12312273 and to exercise such powers as are delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with Lender (regardless of whether a default or Event of Default has occurred and is continuing), and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Agent shall be read into this Agreement or otherwise exist for Agent. In performing its functions and duties hereunder, Agent shall act solely as agent for Lender and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for any of the Borrower Parties or their respective successors or assigns. The duties of Agent shall be mechanical and administrative in nature. Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to this Agreement or applicable law. Notwithstanding anything to the contrary in this Agreement, Agent shall not have any obligation whatsoever to incur any costs or personally make any Protective Advances with respect to the Loan or the underlying collateral. Section 18.2 Delegation of Duties. Agent may execute any of its duties under this Agreement and the other Loan Documents by or through any one or more sub-agent, or attorneys- in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in- fact selected by it with reasonable care. The exculpatory provisions of this Article 18 shall apply to any such sub-agent or attorney-in-fact and to their directors, officers, agents or employees. Section 18.3 Exculpatory Provisions. Neither Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement and any other Loan Document, or (b) responsible in any manner to Lender for any recitals, statements, representations or warranties made by the Borrower Parties contained in this Agreement, any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Loan Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document or any other document furnished in connection herewith, or for any failure of any of the Borrower Parties to perform their respective obligations hereunder. Agent shall not be under any obligation to Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any of the Borrower Parties, or to ascertain or verify the existence or non-existence of any default or Event of Default. Section 18.4 Reliance. Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or electronic mail message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Borrower Parties), independent accountants and other experts selected by Agent. Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such direction, advice or concurrence of Lender, as it deems appropriate or it shall first be indemnified to its satisfaction by Lender; provided that unless and until Agent shall have received such direction, advice or concurrence,

4895-2729-0691 168 12312273 Agent may take or refrain from taking any action, as Agent shall in good faith deem advisable and in the best interests of Lenders. Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Lender, and such request and any action taken or failure to act pursuant thereto shall be binding upon Lender. Notwithstanding the foregoing, no action nor any omission to act, taken by Agent at the express direction of Lender (and in full compliance with such direction) shall constitute gross negligence or willful misconduct. Any reference to Agent providing approval or consent or making a request for direction, or to an item or a person being acceptable to, satisfactory to, to the satisfaction of or approved by or specified by Agent, or requiring certain steps or actions to be taken or a determination to be made by Agent, or Agent exercising its discretion to permit or waive any action, or Agent making or disagreeing with any calculation, are to be construed, unless otherwise specified, as references to Agent taking such action or refraining from acting on the instructions of or with the approval of the Lender, subject to receipt of all necessary information from other parties, as applicable. Except in the case of decisions stipulated to be a matter for any other party under this Agreement, any instructions given to Agent by the Lender shall override any conflicting instructions given by any other party and will be binding on all parties hereto. Section 18.5 Non-Reliance on Agent. Lender expressly acknowledges that neither Agent nor any of its respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by Agent hereafter taken, including any review of the affairs of a Borrower Party or any Affiliate of a Borrower Party, shall be deemed to constitute any representation or warranty by Agent to Lender. Lender represents to Agent that it has, independently and without reliance upon Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Borrower Parties and their Affiliates and made its own decision to make the Loan hereunder and enter into this Agreement. Lender also represents that it will, independently and without reliance upon Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to Lender by Agent hereunder, Agent shall not have any duty or responsibility to provide Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower Party or any Affiliate of a Borrower Party that may come into the possession of Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates. Section 18.6 Indemnification. Whether or not the transactions contemplated hereby are consummated, Lender shall indemnify, defend and hold harmless, upon demand, Agent and any of its directors, officers, agents or employees (each, an “Agent Indemnitee”) (to the extent not timely reimbursed by Borrower and without limiting any obligation of Borrower to do so) (and if more than one Lender, based on each such Lender’s pro rata share of the Loan), from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including legal costs, except to the extent any thereof result from such Agent Indemnitee’s own gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of

4895-2729-0691 169 12312273 competent jurisdiction. Without limitation of the foregoing, Lender shall reimburse Agent (and if more than one Lender, based on each such Lender’s Pro Rata Share) upon demand for its ratable share of any costs or out of pocket expenses (including legal costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not timely reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 18.6 shall survive repayment of the Loan, cancellation of the Loan, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of Agent. Section 18.7 Agent in its Individual Capacity. Agent, and each of its Affiliates may make loans to, purchase securities from, provide services to, accept deposits from and generally engage in any kind of business with the Borrower Parties or any Affiliate of the Borrower Parties as though Agent were not Agent hereunder and without any duty to account therefor to Lender. Agent shall not, except as expressly set forth in this Agreement and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any Borrower Party that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity, other than as agent for Lender. Section 18.8 Successor Agent. Agent may, upon thirty (30) days’ notice to Borrower and Lender, and Agent will, upon the direction of Lender, resign as Agent. If Agent shall resign, then Lender, during such thirty (30) day period, shall have the right to appoint a successor Agent, and if Lender directs Agent to resign, Lender may include in such direction the appointment of a successor Agent. If for any reason no successor Agent is appointed by Lender during such thirty (30) day period (or Lender does not direct the appointment of a successor Agent), then effective upon the expiration of such thirty (30) day period, Lender shall perform all of the duties of Agent under this Agreement and Borrower shall make all payments in respect of the Loan and the Obligations hereunder directly to Lender and for all purposes shall deal directly with Lender. After any Agent’s resignation or removal hereunder as Agent, the provisions of Section 11.1 and Article 18 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Section 18.9 Collections and Disbursements. (a) If any payments or any other amounts are received by Agent for the account of Lender under or in connection with the Loan Documents, Agent will promptly remit to Lender (or if more than one Lender, each such Lender’s pro rata share of the Loan), all such payments actually received by Agent in accordance with the settlement procedures established by Agent from time to time. Settlements shall occur on such dates as Agent may elect in its sole discretion. (b) If any such payment received by Agent is rescinded or otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement or the other Loan Documents, Lender will, upon written notice from Agent, promptly pay over to Agent its pro rata percentage of the amounts so rescinded or returned, together with interest and other fees thereon so rescinded or returned.

4895-2729-0691 170 12312273 (c) All payments by Agent and Lender to each other hereunder shall be by wire transfer of immediately available funds. If there is more than one Lender, and a such Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loan or Obligations resulting in such Lender receiving payment of a proportion of the aggregate amount of the Loan and other Obligations greater than such Lender’s pro rata share of the Loan, then Lender receiving such greater proportion shall (i) notify Agent of such fact, and (b) purchase (for cash at face value) participations in the Loan and such other Obligations of the other parties constituting Lender, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by such parties constituting Lender ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Borrower Party (as to which the provisions of this Section 18.9 shall apply). (d) Borrower (on its own behalf and on behalf of each other Borrower Party) consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that a Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Borrower Party in the amount of such participation. Section 18.10 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Agent has received notice from Lender or Borrower referring to the Loan Documents, describing such Default or Event of Default and stating that such notice is a “notice of default.” Agent shall take such action with respect to such Default or Event of Default as may be requested by the Lender in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of the Lender. Section 18.11 Collateral Matters. Lender irrevocably authorizes Agent, at its option and in its discretion, to release any lien granted to or held by Agent under any Loan Document (i) when all Obligations have been indefeasibly paid in full; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted hereunder (it being agreed and understood that Agent may conclusively rely without further inquiry on a certificate of an officer of Borrower as to the sale or other disposition of property being made in compliance with this Agreement); or (iii) if approved, authorized or ratified in writing by Lender. Upon request by Agent at any time, Lender will confirm in writing Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 18.11.

4895-2729-0691 171 12312273 [NO FURTHER TEXT ON THIS PAGE]

4895-2729-0691 Exhibit A 12312273 EXHIBIT A FORM OF SECTION 2.8 CERTIFICATE Reference is hereby made to the [•] Agreement dated as of ____________________ (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among [•] (the “Borrower”), [•] (the “Lender”) and [•]. Pursuant to the provisions of Section 2.8 of the Loan Agreement, the undersigned hereby certifies that: 1. It is a ___ natural individual person, ____ treated as a corporation for U.S. federal income tax purposes, ____ disregarded for federal income tax purposes (in which case a copy of this Section 2.8 Certificate is attached in respect of its sole beneficial owner), or ____ treated as a partnership for U.S. federal income tax purposes (one must be checked). 2. It is the beneficial owner of amounts received pursuant to the Loan Agreement. 3. It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Loan Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section. 4. It is not a 10-percent shareholder of Borrower within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code. 5. It is not a controlled foreign corporation that is related to Borrower within the meaning of section 881(c)(3)(C) of the Code. 6. Amounts paid to it under the Loan Documents are not effectively connected with its conduct of a trade or business in the United States. [NAME OF UNDERSIGNED] By: ________________________ Title: _______________________ Date: _______________, ______

4895-2729-0691 12312273 EXHIBIT B TENANT DIRECTION LETTER [BORROWER LETTERHEAD] __________, 20___ [Tenants under Leases] Re: Lease dated ________ between _______________, as Landlord, and __________________, as Tenant, concerning premises known as _____________ Gentlemen: This letter shall constitute notice to you that the undersigned has granted a lien and security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, “Rent”) in favor of [______________________], a Delaware limited liability company, as lender (“Lender”), to secure certain of the undersigned’s obligations to Lender. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver all Rent to the following address: [Deposit Bank] ____________________ ____________________ Account Name: __________________________ for the benefit of _____________________________________ , as mortgagee – Restricted Account Account No.: __________________ Attention: _________________ ABA# _____________ The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that Lender, or any successor lender so identified by Lender, may by written notice to you rescind the instructions contained herein. Sincerely, ______________________________ ______________________________ By: ________________________

4895-2729-0691 Exhibit B 12312273 ACKNOWLEDGMENT AND AGREEMENT (Tenant Direction Letter) The undersigned acknowledges notice of the lien and security interest of Lender and hereby confirms that the undersigned has received no notice of any other pledge or assignment of the Rent and will honor the above instructions. [Tenant] [________________________________________] By: _________________________________ Name: Title: Dated as of: ______________ ___, 20__

4895-2729-0691 Exhibit C 12312273 EXHIBIT C FORM OF CREDIT CARD BANK PAYMENT DIRECTION LETTER [BORROWER LETTERHEAD] [Date] [Addressee] Re: Payment Direction Letter for ___________ (the “Property”) Loan No. ________________ Dear [______]: ____________ (the “Owner”), the owner of the Property has mortgaged the Property to [____________________], a Delaware limited liability company (together with its successors and assigns, “Lender”) and the Owner has agreed that all receipts received with respect to the Property will be paid directly to a bank selected by the Lender. Therefore, from and after [DATE], please remit all payments due to the Owner under that certain [REFERENCE AGREEMENT], dated [___], [___] (the “Agreement”) between the [Owner] [Lessee] [Manager] and you, as follows: [Deposit Bank] ____________________ ____________________ Account Name: __________________________ for the benefit of ____________________________, as mortgagee – Restricted Account Account No.: __________________ Attention: _________________ ABA# _____________ These payment instructions cannot be withdrawn or modified without the prior written consent of the Lender or its designee, or pursuant to a joint written instruction from the Owner and the Lender or its designee. Until you receive written instructions from the Lender or its designee, continue to send all payments due under the Agreement to [_______________________] (“Bank”) pursuant to the terms hereof. All payments due under the Agreement shall be remitted to Bank no later than the day on which such amounts are due. If you have any questions concerning this letter, please contact [______] at [______]. We appreciate your cooperation in this matter. [NO FURTHER TEXT ON THIS PAGE]

4895-2729-0691 Exhibit C 12312273 Very truly yours, BORROWER: _____________________________, a ____________________________ By: __________________________ Name: Title:

4895-2729-0691 12312273 EXHIBIT D FORM OF CREDIT CARD COMPANY PAYMENT DIRECTION LETTER [BORROWER LETTERHEAD] [Date] [ADDRESSEE] Re: Payment Direction Letter for ___________ (the “Property”) Loan No. ________________ Dear [______]: ____________ (the “Owner”), the owner of the Property has mortgaged the Property to [________________________], a Delaware limited liability company (together with its successors and assigns, “Lender”) and the Owner has agreed that all receipts received with respect to the Property will be paid directly to a bank selected by the Lender. Therefore, from and after [DATE], please remit all payments due to the Owner under that certain [REFERENCE AGREEMENT], dated [___], [___] (the “Agreement”) between the [Owner] [Lessee] [Manager] and you, as follows: [Deposit Bank] ____________________ ____________________ Account Name: __________________________ for the benefit of ____________________________________ , as mortgagee – Restricted Account Account No.: __________________ Attention: _________________ ABA# _____________ These payment instructions cannot be withdrawn or modified without the prior written consent of the Lender or its designee, or pursuant to a joint written instruction from the Owner and the Lender or its designee. Until you receive written instructions from the Lender or its designee, continue to send all payments due under the Agreement to [_______________________] (“Bank”) pursuant to the terms hereof. All payments due under the Agreement shall be remitted to Bank no later than the day on which such amounts are due. If you have any questions concerning this letter, please contact [______] at [______]. We appreciate your cooperation in this matter. [NO FURTHER TEXT ON THIS PAGE]

4895-2729-0691 12312273 Very truly yours, BORROWER: _____________________________, a ____________________________ By: ________________________ Name: Title:

4895-2729-0691 Exhibit E 12312273 EXHIBIT E FORM OF ASSIGNMENT AND ASSUMPTION THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of ___________, (this “Assignment”), is among [___________] (“Assignor”), [__________] (“Assignee”), and[ ], a Delaware limited liability company (“Agent”). RECITALS: WHEREAS, this Assignment relates to the Loan Agreement dated as of [ ], 2021 (as the same may be amended and supplemented from time to time, the “Loan Agreement”) by and among [ ], a Delaware limited liability company (together with its permitted successors and/or assigns, referred to herein as “Borrower”), Agent and [ ], a Delaware limited liability company] [Assignor]; WHEREAS, as provided under the Loan Agreement, Assignor has an aggregate Loan Commitment to make a Loan to Borrower in an aggregate principal amount at any time outstanding not to exceed $[___________], of which Assignor’s Loan Commitment is equal to $[______________]; WHEREAS, the Loan made to Borrower by Assignor under the Loan Agreement in the aggregate principal amount of $[__________] is outstanding at the date hereof; and WHEREAS, Assignor proposes to assign to Assignee all of the rights of Assignor under the Loan Agreement in respect of a portion of its Loan Commitment thereunder in an amount equal to $[____________] (the “Assigned Amount”), together with a corresponding portion of its outstanding Loan, and Assignee proposes to accept assignment of such rights and assume the corresponding obligations from Assignor on such terms. NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows: 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement. 2. Assignment. Assignor hereby assigns and sells to Assignee all of the rights of Assignor under the Loan Agreement to the extent of the Assigned Amount, and Assignee hereby accepts such assignment from Assignor and assumes all of the obligations of Assignor under the Loan Agreement to the extent of the Assigned Amount, including the purchase from Assignor of the corresponding portion of the principal amount of the Loan made by Assignor outstanding at the date hereof. Upon the execution and delivery hereof by Assignor, Assignee and Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Loan Agreement with a Loan Commitment in an amount equal to the Assigned Amount, and (ii) the Loan Commitment of Assignor shall, as of the date hereof, be reduced by a like amount and Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee as and to the extent set forth in the Loan

4895-2729-0691 Exhibit E 12312273 Agreement. The assignment provided for herein shall be without representation and warranty or recourse to Assignor. 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, Assignee shall pay to Assignor on the date hereof in Federal funds the amount heretofore agreed between them.1 It is understood that the Minimum Return under Loan Agreement is for the account of Assignor. Each of Assignor and Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party. 4. Delivery of New Note. This Assignment is conditioned upon the provisions of Section 13.2 of the Loan Agreement. The execution of this Assignment by Agent is evidence of the required consents. 5. Non-Reliance on Assignor. (a) Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, (i) warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document furnished pursuant hereto, (ii) the solvency, financial condition, or statements of the Borrower Parties, or the validity or the performance or observance by any of the Borrower Parties or other Person of any of its obligations under the Loan Agreement or any of the other Loan Documents, and (iii) Assignee acknowledges that it has, independently and without reliance on Assignor, Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and will continue to make its own credit decisions in taking or not taking action under this Assignment, the Loan Agreement and the other Loan Documents. Assignee confirms that it has received a copy of the Loan Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment. 6. Appointment of Agent. Assignee hereby designates and appoints Agent, as its agent hereunder and authorizes Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to Agent by the terms of the Loan Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto. 7. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York. 8. Counterparts. This Assignment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon 1 [The amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by Assignee, net of any portion of any upfront fee to be paid by Assignor to Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.]

4895-2729-0691 Exhibit E 12312273 the same instrument. Signature pages transmitted via email or facsimile shall be treated as originals for all purposes. 9. Exculpation. The provisions of Section 12.1 of the Loan Agreement are hereby incorporated by reference into this Assignment to the same extent and with the same force as if fully set forth herein. [Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

4895-2729-0691 Exhibit E 12312273 IN WITNESS WHEREOF, the parties have caused this Assignment to be executed and delivered by their duly authorized officers as of the date first above written. [ASSIGNOR] By: Name: Title: [ASSIGNEE] By: Name: Title: AGENT: [_________________] By: Name: Title:

4895-2729-0691 Schedule I 12312273 SCHEDULE I IMMEDIATE REPAIRS All of the Immediate Repairs set forth below shall be performed on or prior to the one (1) year anniversary of the Closing Date.

4895-2729-0691 Schedule II 12312273 SCHEDULE II INTENTIONALLY OMITTED

4895-2729-0691 Schedule III 12312273 SCHEDULE III INTENTIONALLY OMITTED

4895-2729-0691 Schedule IV 12312273 SCHEDULE IV PCO (attached hereto)

City of Phoenix

CERTIFICATE OF OCCUPANCY

MAIL TO: GRYPHON COMPANIES
GRYPHON COMPANIES
P O BOX 10068
SCOTTSDALE. AZ 85271

Issuance of this Certificate of Occupancy indicates the following described building, or portion of a building, has been inspected and been found to be in substantial compliance with applicable city codes and ordinances for the hereby authorized use and occupancy. No change in use, occupancy, or of use is allowed without obtaining a new Certificate of Occupancy. This building shall be maintained in a safe and sanitary condition. All devices, safeguards and exit facilities shall be maintained in good working order. This Certificate of Occupancy shall be void if any requirement, condition or stipulation of Certificate of Occupancy or of the authorizing permits is violated. This Certificate of Occupancy is to be kept on the subject property, and is required to be posted for public information if so ordered by the building official.

SUBJECT ADDRESS: 4300 E WASHINGTON ST
OWNER: BECK SUMMIT HOTEL MANAGEMENT LLC (LEASE
2235 FARADAY AVE
CARLSBAD, CA 92008-7215

CERTIFICATE #: 1603144 BUILDING PERMIT: OBLD 16008497
ISSUED: 23-JUN-2016 PERMIT DESC: COAST HOTELS - 1ST FLOOR REMODEL
PROJECT: 99-32223 - HOTELS @ NWC 44TH ST/WASHINGTON

FLOOR AREA: 15,082
AUTHORIZED USE AND OCCUPANCY: I:A-2

phrp0101 rev 1.1 ki

EFFECTIVE BUILDING CODES: 2012 IRC, 2012 IECC, 2012 IBC, 2011 NEC, 2012 IMC, 2012 UPC OR 2012 IPC, 2012 IFC, 2012 IFGC.

OWNER SHALL POST A COPY OF CANCELLED/EXPIRED PERMIT ON JOBSITE WHICH SHOWS ALL INSPECTIONS PREVIOUSLY MADE.

ZONING. . . . .
REVIEWER: . . . . JLIN

DESCRIPTION OF WORK: COMPLETION OF WORK STARTED UNDER PERMIT # BLD 13023421

TYPE OF BUSINESS: COAST HOTELS REMODEL LOG#: LPBA 1303049 PROJECT#: 99-32223
SPRINKLERS (Y) FIRE ALARM (Y) EMERGENCY LIGHTING (Y)
SPEC PER PCC SEC. 1704 (N) STR SEC. 1709 (N) ELEC PCC SEC. 2703 (N) ELEC OBS PCC SEC. 2704 (N)
WATER METERS: SECONDARY BACKFLOW (N)

SCOPE OF WORK: BLDG PLMB MECH ELEC LSC
ZONING: C-2
REVIEWER: MVA/LTA/PST/JLA1

DESCRIPTION OF WORK: NON-BEARING WALL CONSTRUCTION, NEW INTERIOR FINISHES THROUGHT
NEW WALL, CEILINGS & FLOOR FINISHES, RECONFIGURE NEW MEETING ROOMS ; NON-BEARING WALL CONSTRUCTION AND ALL RELATEI

City of Phoenix

CERTIFICATE OF OCCUPANCY

MAIL TO:

FORM DESIGN STUDIO LTD.
1 N. CENTRAL AVE
PHOENIX. AZ 85004-2405

Issuance of this Certificate of Occupancy indicates the following described building, or portion of a building, has been inspected and been found to be in substantial compliance with applicable city codes and ordinances for the hereby authorized use and occupancy. No change in use, occupancy, or of use is allowed without obtaining a new Certificate of Occupancy. This building shall be maintained in a safe and sanitary condition. All devices, safeguards and exit facilities shall be maintained in good working order. This Certificate of Occupancy shall be void if any requirement, condition or stipulation of Certificate of Occupancy or of the authorizing permits is violated. This Certificate of Occupancy is to be kept on the subject property, and is required to be posted for public information if so ordered by the building official.

SUBJECT ADDRESS: 4300 E WASHINGTON ST

OWNER: BECK SUMMIT HOTEL MANAGEMENT LLC (LEASE
2235 FARADAY AVE
CARLSBAD, CA 92008-7215

CERTIFICATE #: 1603276 BUILDING PERMIT: OBLD 16008498

ISSUED: 30-JUN-2016 PERMIT DESC: PBI - BALLROOM/DINING REMODEL

PROJECT: 07-2893 - THE CROWNE PLAZA

FLOOR AREA: 7,751

AUTHORIZED USE AND OCCUPANCY: I:A-2

phrp0101 rev 1.1 ki

EFFECTIVE BUILDING CODES: 2012 IRC, 2012 IECC, 2012 IBC, 2011 NEC, 2012 IMC, 2012 UPC OR 2012 IPC, 2012 IFC, 2012 IFGC.

OWNER SHALL POST A COPY OF CANCELLED/EXPIRED PERMIT ON JOBSITE WHICH SHOWS ALL INSPECTIONS PREVIOUSLY MADE.

ZONING: . . . .
REVIEWER: . . . . JLIN

DESCRIPTION OF WORK: COMPLETION OF WORK STARTED UNDER PERMIT # BLD 13015635

TYPE OF BUSINESS: HOTEL LOG#: LPBI 1302118 PROJECT#: 07-2893
SITE INSP(N) SPECIAL EGRESS CONTROL (N)
SPRINKLERS (Y) FIRE ALARM (Y) EMERGENCY LIGHTING (Y) ELEVATORS (N)
DEFERRED SUBMITTAL (N) 2012 IPC ( ) 2012 UPC ( )
SPEC PER PCC SEC. 1704 (N) STR SEC. 1709 (N) ELEC PCC SEC. 2703 (N) ELEC OBS PCC SEC. 2704 (N)
WATER METERS: SECONDARY BACKFLOW (N)

SCOPE OF WORK: BLDG PLMB MECH ELEC
ZONING: C-2 MR
REVIEWER: JASON LINDSEY / PBI

CITY OF PHOENIX. ARIZONA PUBLIC WORKS 7.EPARTMENT r 12/13/66 DIVISION OF BUILDING INSPECTIONS CERTIFICATE OF OCCUPANCY . _ 07279-4323 2ervice Station 4401 E. McDowell Rd/ Phillips Petroleum Co. h. Oliver O'Farrell Prime, Inc. IIIL _ __._.. . . THE PROJECT NAMED ABOVE -WIN SUBSTANTIAL COMPLIANCE WITH THE BUILDING CODE. OF THE CITY OF PHOENIX. 1964. AND OCCUPANCY THEREOF IS HMV AUTHORIZED SUBJECT TO THE FOLLOWING STIPULATIONS: Service Station 22 Mot required Business 0 No _ _ I SUPERINTENDENT OF BUI-LI - LM7 G /I tTspECCT- 110,1\1,,„5. 4 APPPC,, AL DISTRIBUTION WHITE: OWNER Gin.' BOP DING INSPECTION!" SLUE DIVISION OF FIRE PREVENTION ;s

4895-2729-0691 Schedule V 12312273 SCHEDULE V INTENTIONALLY OMITTED

4895-2729-0691 Schedule VI 12312273 SCHEDULE VI EXISTING VIOLATIONS None.

4895-2729-0691 Schedule VII 12312273 SCHEDULE VII INTENTIONALLY OMITTED

4895-2729-0691 Schedule VIII 12312273 SCHEDULE VIII INTENTIONALLY OMITTED

4895-2729-0691 Schedule IX 12312273 SCHEDULE IX INTELLECTUAL PROPERTY None.

4895-2729-0691 Schedule X 12312273 SCHEDULE X GROUND LEASE AND MODIFICATIONS 1. Ground Lease dated effective as of July 30, 1984, between Jayson R. Brentlinger and Stephen J. Szalay, collectively as “Landlord”, and Triple T Inns of Arizona, Inc. and Gordon H.Marks, collectively as “Tenant”, AS MODIFIED BY: 2. Assignment of Ground Lease dated as of August 31, 1984, between Triple T Inns of Arizona, Inc. and Gordon H. Marks, collectively as “Assignor”, and T H Properties, as “Assignee,” recorded on November 28, 1984 in the Official Records of Maricopa County, Arizona as Instrument No. 84-512297; 3. Assumption of Ground Lease dated as of August 31, 1984, between Triple T Inns of Arizona, Inc. and Gordon H. Marks, collectively as “Assignor”, and T H Properties, as “Assignee,” recorded on recorded November 28, 2984 in the Official Records of Maricopa County, Arizona as Instrument No. 84-512298; 4. Five-Party Agreement (including) Amendment to Ground Lease dated as of October 15, 1985, between Jayson R. Brentlinger and Stephen J. Szalay and June M. Szalay, husband and wife, collectively as “Landlord”, T H Properties, as “Tenant”, The Arizona Bank, T H Operating Corporation, and Triple T Hotel Management Corp., recorded on November 22, 1985 in the Official Records of Maricopa County, Arizona as Instrument No. 85-558465; 5. Assignment and Assumption of Ground Lease dated as of May 1, 1992, between T H Properties, as “Assignor”, and Bancwest Mortgage Corporation, as “Assignee,” recorded on June 4, 1992 in the Official Records of Maricopa County, Arizona as Instrument No. 92-0302755; 6. First Amendment to Five-Party Agreement (including) Amendment to Ground Lease and Termination of Sublease dated as of May 1, 1992, between Jayson R. Brentlinger and Stephen J. Szalay and June M. Szalay, husband and wife, collectively as “Landlord”, T H Properties, as “Tenant”, Security Pacific Bank Arizona, T H Operating Corporation, Triple T Hotel Management Corp., Summit Hotel Management Co., and Bancwest Mortgage Corporation, recorded on June 4, 1992 in the Official Records of Maricopa County, Arizona as Instrument No. 92-0302756; 7. Assignment of Ground Lease and Agreement dated as of June 30, 1993, between BA Mortgage and International Realty Corporation, as “Assignor”, and Kearny Street Real Estate Company, L.P., d/b/a Kearny Street Real Estate Company Limited Partnership, as “Assignee,” recorded on June 30, 1993 in the Official Records of Maricopa County, Arizona as Instrument No. 93-0423861; 8. Assignment and Assumption of Ground Lease dated August 12, 1993, between Jayson R. Brentlinger and Stephen J. Szalay and June M. Szalay, husband and wife, collectively as “Assignor”, and S & J Investments L.L.C., as “Assignee,” recorded on August 20, 1993 in the Official Records of Maricopa County, Arizona as Instrument No. 93-0557178;

4895-2729-0691 Schedule X 12312273 9. Assignment and Assumption of Ground Lease dated as of August 13, 1993, between Kearny Street Real Estate Company, L.P., d/b/a Kearny Street Real Estate Company Limited Partnership, as “Assignor”, and Beck Summit Hotel Management, L.L.C., as “Assignee,” recorded on August 20, 1993 in the Official Records of Maricopa County, Arizona as Instrument No. 93-0557179; 10. Amendment to Ground Lease dated as of June 29, 1995, between S & J Investments L.L.C., as “Landlord”, and East Washington Hospitality Limited Partnership, as “Tenant,” recorded on July 6, 1995 in the Official Records of Maricopa County, Arizona as Instrument No. 95-0393156, and re-recorded on July 10, 1995 in the Official Records of Maricopa County, Arizona as Instrument No. 95-398333, and re-recorded on October 25, 1995 in the Official Records of Maricopa County, Arizona as Instrument No. 95-652880; 11. An unrecorded Five Party Agreement dated as of June 29, 1995, between S & J Investments L.L.C., as “Landlord”, East Washington Hospitality Limited Partnership, as “Tenant”, Column Financial, Inc., Servico Management Corp., Beck Summit Hotel Management, L.L.C., and Triple T Inns of Pennsylvania, Inc.; 12. Assignment and Assumption of Lessee’s Interest in Ground Lease dated as of June 29, 1995, between Beck Summit Hotel Management, L.L.C., and Triple T Inns of Pennsylvania, Inc., collectively as “Assignor”, and East Washington Hospitality Limited Partnership, as “Assignee,” recorded on August 11, 1995 in the Official Records of Maricopa County, Arizona as Instrument No. 1995-0479699; 13. An unrecorded Letter Agreement between S & J Investments L.L.C. and East Washington Hospitality, LP, dated December 3, 2002; 14. An unrecorded Amendment to Ground Lease between S & J Investments L.L.C. and East Washington Hospitality, LP dated January 28, 2009; 15. Warranty Deed recorded on October 27, 2009 in the Official Records of Maricopa County, Arizona as Instrument No. 2009-0990641, whereby a tract of land containing approximately 0.59 acres of the Premises covered by the Ground Lease was conveyed by S & J Investments L.L.C. to the City of Phoenix; 16. An unrecorded Amendment to Ground Lease between S & J Investments L.L.C. and East Washington Hospitality Limited Partnership dated November 1, 2012; 17. Assignment and Assumption of Ground Lease dated as of November 14, 2012, between East Washington Hospitality Limited Partnership, as “Assignor” and CHPH, LLC, as “Assignee,” recorded on November 14, 2012 in the Official Records of Maricopa County, Arizona as Instrument No. 2012-1036457; 18. An unrecorded Amendment to Ground Lease Agreement dated on or about July, 2014, between S & J Investments L.L.C. and CHPH, LLC;

4895-2729-0691 Schedule X 12312273 19. Memorandum of Ground Lease dated as of September 18, 2018, between S & J Investments L.L.C. and CHPH, LLC, recorded on September 18, 2018 in the Official Records of Maricopa County, Arizona as Instrument No. 2018-0701223; 20. Assignment and Assumption of Ground Lease dated as of September 18, 2018, between CHPH, LLC and CHPH Holdings, LLC, recorded on September 18, 2018 in the Official Records of Maricopa County, Arizona as Instrument No. 2018-0701224; 21. An unrecorded Ground Lease Estoppel and Agreement dated as of September 18, 2018, between S & J Investments L.L.C., and CHPH Holding, LLC; and 22. An unrecorded Ground Lease Estoppel and Agreement dated on or about the date hereof, between S & J Investments L.L.C., and CHPH Holding, LLC.